Exhibit 10.13

EXHIBIT 1, SHEET 1
Building No. 600/700, One Kendall Square
Cambridge, Massachusetts
(the “Building”)

Execution Date:	May 12, 2006

Tenant:	Merrimack Pharmaceuticals, Inc. (name)

a Massachusetts corporation (description of business organization)

101 Binney Street. Cambridge, Massachusetts 02142 (principal place of business mailing address)

Landlord:	RB Kendall Fee, LLC, a Delaware limited liability company. Mailing address: c/o The Beal Companies, LLP, 177 Milk Street, Boston, Massachusetts 02109-3410

Building:	Building No. 600/700 in One Kendall Square in the City of Cambridge, Middlesex County, Commonwealth of Massachusetts.

Art. 2 Premises:

Lab/Office Premises:	Two (2) areas on the second (2nd) floor of the Building, substantially as shown on Lease Plan. Exhibit 2, Sheet 1, consisting of:

	Office Premises: Laboratory Premises:	7,747 square feet 24,000 square feet

Basement Premises:

An area in the basement of the Building (“Basement Premises”), substantially, as shown on Lease Plan, Exhibit 2, Sheet 2.  Except as expressly stated in the Lease, the Lab/Office Premises and the Basement Premises are referred to collectively in this Lease as the “premises”.

Except as expressly set forth in this Lease, the Office Premises, the Laboratory Premises and the Basement Premises shall hereinafter be referred to as the “premises”.

Art. 3.1 Term Commencement Date:	The date this Lease is executed by both Tenant and Landlord and delivered to Landlord

Art. 3.2 Termination Date:	August 31, 2011

Art. 4.3 Final Plans Date:	Not applicable

Art. 5 Permitted Use of Premises:

Lab/Office Premises

General business offices, laboratory use (including, without limitation, animal laboratory use, and ancillary uses thereto subject to Article 29.11 of the Lease)

Basement Premises

Operation of the Ph Neutralization system located in the Basement Premises

Art. 6

Yearly Rent:

Office Premises

Rent Commencement Date in respect of Office Premises:

The earlier of: (x) the date that Tenant commences to use the Office Premises or anv portion thereof for the use set forth in Article 5 above, or (y) subject to Article 4.1 of the Lease, September 1, 2006 (“Outside Rent Commencement Date in respect of the Office Premises”)

	Time Period	Yearly Rent	Monthly Payment

	Term Commencement Date - August 31, 2006:	$-0-	$-0-

	September 1, 2006 - August 31, 2009:	$108,458.04	$9,038.17

	September 1, 2009 - August 31, 2011:	$123,952.08	$10,329.34

Laboratory Premises

Rent Commencement Date in respect of Laboratory Premises:

The earlier of: (x) the date that Tenant commences to use the Laboratory Premises or any portion thereof for the use set forth in Article 5 above, or (y) subject to Article 4.1 of the Lease, September 1, 2006 (“Outside Rent Commencement Date in respect of the Laboratory Premises”)

	Time Period	Yearly Rent	Monthly Payment

	Term Commencement Date - August 31, 2006:	$-0-	$-0-

	September 1, 2006 - August 31, 2007:	$1,042,955.88	$86,912.99

	September 1, 2007 - August 31, 2008:	$996,000.00	$83,000.00

	September 1, 2008 - August 31, 2009:	$1,020,000.00	$85,000.00

	September 1,2009 - August 31, 2010:	$1,044,000.00	$87,000.00

	September 1,2010 August 31, 2011:	$1,080,000.00	$90,000.00

Art. 7	Total Rentable Area:	Laboratory:	24,000 square feet
Office:	7,747 square feet
TOTAL:	31,747 square feet

Basement Premises:	132 square feet

Total Rentable Area of Building No. 600/700:	225,438 square feet

Total Rentable Area of Complex:	650,681 square feet

Art. 8	Electric current will not be furnished by Landlord to Tenant.

Art. 9	Operating and Taxes in respect of Lab/Office Premises only:

Tenant’s Proportionate Shares:

Common Area Share:
Laboratory:	3.69%
Office:	1.19%
Total:	4.88%

Building Share:
Laboratory:	10.64%
Office:	3.44%
14.08%

In addition to Tenant’s obligations under Article 9.2 of the Lease, Tenant shall on September 1, 2006, pay to Landlord a one-time payment in the amount of $9,640.00 in order to compensate Landlord for Tenant’s Tax Share in respect of the Laboratory Premises for the month of August, 2006.

Art. 29.3	Brokers:	Meredith & Grew and Lincoln Property Company

Art. 29.5	Arbitration:	Massachusetts; Superior Court

Exhibit Dates:	Lease Plan. Exhibit 2, dated May 12, 2006

Art. 29.13	Security Deposit:	$378,220.00, in the form of a Letter of Credit, subject to reduction in accordance with Article 29.13

LANDLORD:					TENANT:

RB KENDALL FEE, LLC,					MERRIMACK
a Delaware limited liability company					PHARMACEUTICALS,
INC.
By:	RWB Kendall Square I, LLC,
a Delaware limited liability company
its Sole Member

	By:	RB Kendall, LLC,
		a Delaware limited liability company,			By:	/s/ Robert J. Mulroy
		its Sole Member				Name: Robert J. Mulroy
Title: President & CEO
		By:	Beal Kendall LLC,			Hereunto duly authorized
a Massachusetts limited liability
company, as Manager

			By:	/s/ Robert L. Beal
Name: Robert L. Beal
Title: Manager

Date Signed:			5/16/06		Date Signed:	5/15/06

1.	REFERENCE DATA	9

2.	DESCRIPTION OF DEMISED PREMISES	9

2.1	Demised Premises	9
2.2	Appurtenant Rights	9
2.3	Exclusions and Reservations	9

3.	TERM OF LEASE	9

3.1	Definitions	9
3.2	Habendum	10
3.3	Declaration Fixing Term Commencement Date	10

4.	CONDITION OF PREMISES; LANDLORD’S CONTRIBUTION;	10

4.1	Condition of Premises	10
4.2	Landlord’s Contribution and Tenant’s Work	11
4.3	Tenant Payments of Construction Cost	12

5.	USE OF PREMISES	13

5.1	Permitted Use	13
5.2	Prohibited Uses	13
5.3	Licenses and Permits	13

6.	RENT	13

7.	RENTABLE AREA	13

8.	SERVICES FURNISHED BY LANDLORD	14

8.1	Electric Current	14
8.2	Water	14
8.3	Elevators, Heat, Air Conditioning, and Cleaning	14
8.4	Additional Air Conditioning Equipment	15
8.5	Repairs	15
8.6	Interruption or Curtailment of Services	15
8.7	Energy Conservation	16
8.8	Gas in Respect of the Laboratory Premises	16
8.9	Basement Premises	16
8.10	Miscellaneous	16

9.	ESCALATION	16

9.1	Definitions	16
9.2	Tax Share	21
9.3	Operating Expense Share	22
9.4	Part Years	22
9.5	Effect of Taking	22
9.6	Survival	22
9.7	Tenant’s Audit Right	22

10.	CHANGES OR ALTERATIONS BY LANDLORD	23

11.	FIXTURES, EQUIPMENT AND IMPROVEMENTS-REMOVAL BY TENANT	24

12.	ALTERATIONS AND IMPROVEMENTS BY TENANT	24

13.	TENANT’S CONTRACTORS—MECHANICS’ AND OTHER LIENS—STANDARD OF TENANT’S PERFORMANCE—COMPLIANCE WITH LAWS	25

14.	REPAIRS BY TENANT—FLOOR LOAD	26

14.1	Repairs by Tenant	26
14.2	Floor Load—Heavy Machinery	26

15.	INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION	27

15.1	General Liability Insurance	27
15.2	Certificates of Insurance	27
15.3	General	27
15.4	Property of Tenant	28
15.5	Bursting of Pipes, etc.	28
15.6	Repairs and Alterations—No Diminution of Rental Value	28

16.	ASSIGNMENT, MORTGAGING AND SUBLETTING	29

17.	MISCELLANEOUS COVENANTS	31

17.1	Rules and Regulations	31
17.2	Access to Premises—Shoring	31
17.3	Accidents to Sanitary and Other Systems	32
17.4	Signs, Blinds and Drapes	32
17.5	Estoppel Certificate	33
17.6	Prohibited Materials and Property	33
17.7	Requirements of Law—Fines and Penalties	33
17.8	Tenant’s Acts—Effect on Insurance	33
17.9	Miscellaneous	34

18.	DAMAGE BY FIRE, ETC.	34

19.	WAIVER OF SUBROGATION	35

20.	CONDEMNATION - EMINENT DOMAIN	36

21.	DEFAULT	37

21.1.	Conditions of Limitation - Re-entry - Termination	37
21.2	Intentionally Omitted	37
21.3	Damages - Termination	37
21.4	Fees and Expenses	38
21.5	Waiver of Redemption	39
21.6	Landlord’s Remedies Not Exclusive	39
21.7	Grace Period	39

22.	END OF TERM - ABANDONED PROPERTY	40

23.	SUBORDINATION	40

24.	QUIET ENJOYMENT	42

25.	ENTIRE AGREEMENT - WAIVER - SURRENDER	43

25.1	Entire Agreement	43
25.2	Waiver	43
25.3	Surrender	43

26.	INABILITY TO PERFORM - EXCULPATORY CLAUSE	43

27.	BILLS AND NOTICES	44

28.	PARTIES BOUND — SEIZIN OF TITLE	45

29.	MISCELLANEOUS	45

29.1	Separability	45
29.2	Captions, etc.	45
29.3	Broker	45
29.4	Intentionally Omitted	45
29.5	Arbitration	45
29.6	Governing Law	46
29.7	Assignment of Rents	46
29.8	Representation of Authority	46
29.9	Expenses Incurred by Landlord Upon Tenant Requests	46
29.10	Survival	46
29.11	Hazardous Materials	46
29.12	Patriot Act	48
29.13	Security Deposit	49
29.14	Tenant’s Option to Extend the Term of the Lease	51
29.15	Definition of Fair Market Rental Value	51
29.16	Tenant’s Right of First Offer	52
29.17	Antenna Area	54
29.18	Rooftop Mechanical Area	56
29.19	Parking	58

EXHIBITS
Exhibit 1	Lease Data
Exhibit 2	Lease Plan, Sheet 1 (Office and Laboratory Premises)
Exhibit 2	Lease Plan, Sheet 2 (Basement Premises)
Exhibit 3	Plan of Complex
Exhibit 4	Lay-Out Plan
Exhibit 5	Form of Letter of Credit
Exhibit 6	Location of Antenna Area and Rooftop Mechanical Area
Exhibit 7	List of Materials
Exhibit 8	Tenant’s Removable Property
Exhibit 9	Intentionally omitted
Exhibit 10	Environmental Assessment Report
Exhibit 11	Decommissioning Report

THIS INDENTURE OF LEASE (“the Lease” or “this Lease”) made and entered into on the Execution Date as stated in Exhibit 1 and between the Landlord and the Tenant named in Exhibit 1.

Landlord does hereby demise and lease to Tenant, and Tenant does hereby hire and take from Landlord, the premises hereinafter mentioned and described (hereinafter referred to as “premises”), upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated:

1.                                      REFERENCE DATA

Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit.

2.                                      DESCRIPTION OF DEMISED PREMISES

2.1                               Demised Premises.  The premises are that portion of the Building as described in Exhibit 1 (as the same may from time to time be constituted after changes therein, additions thereto and eliminations therefrom pursuant to rights of Landlord hereinafter reserved) and is hereinafter referred to as “Building”.  The premises are substantially as shown hatched or outlined on the Lease Plan (Exhibit 2) hereto attached and incorporated by reference as a part hereof.

2.2                               Appurtenant Rights.  Tenant shall have, as appurtenant to the premises, rights to use in common, with others entitled thereto, subject to reasonable rules from time to time made by Landlord of which Tenant is given notice; (a) the common lobbies, hallways, stairways and elevators of the Building, serving the premises in common with others, (b) common walkways necessary for access to the Building, and (c) if the premises include less than the entire rentable area of any floor, the common toilets and other common facilities of such floor; and no other appurtenant rights or easements.  In addition, Tenant shall have, as appurtenant to the premises, the rights set forth in Articles 29.17, 29.18, and 29.19.  Notwithstanding anything to the contrary herein or in the Lease contained, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to Tenant’s premises.  If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of fees assessed by Landlord in its sole discretion.

2.3                               Exclusions and Reservations.  (a) All the perimeter walls of the premises except the inner surfaces thereof, any balconies (except to the extent same are shown as part of the premises on the Lease Plan (Exhibit 2)), terraces or roofs adjacent to the premises, and any space in or adjacent to the premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as the right of access through the premises for the purposes of operation, maintenance, decoration and repair, are expressly excluded from the premises and reserved to Landlord.

(b)                                 In exercising any right which Landlord has to access the premises, Landlord and Landlord’s agents, employees, or contractors shall use reasonable efforts to minimize any interference with Tenant’s use and enjoyment of the premises arising from any entry into the premises by Landlord.  Except in emergency situations, in no event shall Landlord, or its representatives or contractors, enter any secure areas designated by Tenant in writing to Landlord, unless Landlord (or its representatives or contractors, as the case may be) are accompanied by a representative of Tenant.

3.                                      TERM OF LEASE

3.1                               Definitions.  As used in this Lease the words and terms which follow mean and include the following:

(a)                                  “Portion of the Premises” - The Office Premises and the Lab Premises are each referred to herein as “Portion of the Premises”

(b)                                 The “Term Commencement Date” is the date set forth in Exhibit 1.

(c)                                  The “Rent Commencement Date” - The Rent Commencement Date in respect of each Portion of the Premises is set forth on Exhibit 1.

(d)                                 “Complex” shall be defined as all of the Building, the other buildings, and the Common Areas serving such buildings, all located on the land (“Land”) shown outlined on Exhibit 3.

(e)                                  “Common Areas” shall be defined as the common walkways, access ways, and parking facilities located on the Land, as the same may be changed, from time to time.

(f)                                    Whenever the phrase “manner of use” is used in the Lease, it shall be deemed to refer to the acts or omissions of Tenant (or anyone claiming by, through, or under Tenant) in implementing Tenant’s Permitted Use of the premises, as opposed to the nature of the Permitted Use itself.  For example, and without limiting the foregoing, Article 5.2 (where Tenant, among other things, agrees that Tenant will not injure other tenants of the Building) states:

“Landlord acknowledges that the use of the premises for the Permitted Use stated in Exhibit 1 (as opposed to the manner of use of the premises by Tenant, even if such manner of use is a Permitted Use) will not breach the provisions of the preceding sentence.”

This sentence shall be interpreted to mean (with respect to Tenant’s covenant not to injure other tenants of the Building) that the use of the premises for laboratory and general business office purposes shall not be precluded by the provisions of Article 5.2, but that Tenant in using the premises for laboratory and general business purposes, Tenant shall not injure other tenants of the Building.

3.2                               Habendum.  TO HAVE AND TO HOLD the premises for a term of years commencing on the Term Commencement Date and ending on the Termination Date as stated in Exhibit 1 or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law, subject to extension in accordance with Article 29.14 below (which date for the termination of the term hereof will hereafter be called “Termination Date”).  Notwithstanding the foregoing, if the Termination Date as stated in Exhibit 1 shall fall on other than the last day of a calendar month, said Termination Date shall, at the option of Landlord, be deemed to be the last day of the calendar month in which said Termination Date occurs.

3.3                               Declaration Fixing Term Commencement Date.  As soon as may be after the execution date hereof, each of the parties hereto agrees, upon demand of the other party to join in the execution, in recordable form, of a statutory notice, memorandum, etc. of lease and/or written declaration in which shall be stated the Term Commencement Date, a description of the premises, a description of the RFO Premises, pursuant to Article 29.16 below, and the Termination Date, including Tenant’s option to extend the term of the Lease, as set forth in Article 29.14 below.  If this Lease is terminated before the term expires, then upon Landlord’s request the parties shall execute, deliver and record an instrument acknowledging such fact and the date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact in its name and behalf to execute such instrument if Tenant shall wrongfully fail to execute and deliver such instrument after Landlord’s request therefor within ten (10) days.

4.                                      CONDITION OF PREMISES; LANDLORD’S CONTRIBUTION;

4.1                         Condition of Premises (a)              Lab/Office Premises.  Notwithstanding anything to the contrary herein contained, except as set forth in this Article 4.1, Tenant shall take the Lab/Office Premises “as-is”, in the condition in which the Lab/Office Premises are in as of the Term Commencement Date, without any obligation on the part of Landlord to prepare or construct the Lab/Office Premises for Tenant’s occupancy and without any warranty or representation by Landlord as to the condition of the Lab/Office Premises or the Building.  Notwithstanding the foregoing:

(1)                                  Landlord shall deliver the entire premises (including, without limitation, the mechanical room) to Tenant on the Term Commencement Date in broom-clean condition, free of all personal property and debris, including, without limitation, all existing furniture and equipment located in the Lab/Office Premises as of the Execution Date; and

(2)                                  Landlord hereby represents to Tenant that the premises have been decommissioned as described in Exhibit 11.

(3)                                  To the extent that the parties mutually determine that there is a problem with snow intake at the sidewall louver entering AH-1, Landlord shall, at no cost to Tenant, eliminate such problem in a manner which is mutually satisfactory to both parties.

(4)                                  Landlord hereby represents to Tenant that, as of the Execution Date of this Lease, the systems serving the premises (“Premises Systems”) are in good working order.  Tenant shall have the right, prior to the commencement of any Tenant’s Work, as defined in Article 4.2, to determine whether the Premises Systems are, in fact, in good operating order.  If Tenant believes that the Systems are not in good working.order, then Tenant may give Landlord written notice (“Defect Notice”) prior to the time that Tenant commences Tenant’s Work.  The Defect Notice shall set forth, with specificity, the manner in which the Systems are in violation of Landlord’s representation under this Article 4.1(a)(4).  If Tenant fails to give a Defect Notice prior to the time that Tenant commences Tenant’s Work, or if Tenant does not give Landlord a reasonable opportunity (at least three (3) business days) to investigate the claims set forth in the Defect Notice prior to the commencement of Tenant’s Work, then Tenant shall conclusively be deemed to have agreed that the Premises Systems were in good working order as of the Execution Date.  If Landlord agrees that the Premises Systems are not in good working order, Landlord shall, at no cost to Tenant, perform any work necessary to place the Premises Systems in good working order.  Landlord shall have the right, which right shall be exercisable by written notice to Tenant given on or before the date seven (7) days after Landlord receives the Defect Notice, to object to the Defect Notice.  Any dispute under this Article 4.1(a)(4) may be submitted to arbitration in accordance with the provisions of Article 29.5.  If it is either agreed by the parties, or determined by the arbitrator, that the Premises Systems were not in good working order as of the Execution Date, then Landlord shall, promptly after such agreement or determination, perform any work necessary to place the Premises Systems in good working order.  The provisions of this Article 4.1(a)(4) set forth Tenant’s sole rights and remedies in the event of any breach by Landlord of its representations and obligations under this Article 4.1(a)(4).  Nothing herein shall relieve Landlord from its maintenance and repair obligations pursuant to Article 8.5 of the Lease.

(b)                                 Basement Premises:  Notwithstanding anything to the contrary herein contained, Tenant shall take the Basement Premises “as-is”, in the condition in which the Basement Premises are in as of the Term Commencement Date, without any obligation on the part of Landlord to prepare or construct the Basement Premises for Tenant’s occupancy and without any warranty or representation by Landlord as to the condition of the Basement Premises.  Tenant shall have the right to use the Ph Neutralization system located in the Basement Premises throughout the term of the Lease.  Tenant acknowledges that Landlord makes no representation or warranty to Tenant as to the condition of such system.  Tenant shall, throughout the term of the Lease, maintain such system in the condition in which such system is in as of the Term Commencement Date, reasonable wear and tear and fire and other casualty excepted.

4.2                       Landlord’s Contribution and Tenant’s Work.  A.  Landlord shall, in the manner hereinafter set forth, contribute up to Six Hundred Sixty Thousand Three Hundred Thirty-Seven and 60/100 ($660,337.60) Dollars (“Landlord’s Contribution”) towards the cost of leasehold improvements to be installed by Tenant in the premises (“Tenant’s Work”).  For these purposes, the cost of Tenant’s Work shall include, without limitation, (i) the total cost for work, materials, supplies, overhead, general conditions, computer wiring and cabling and alterations to the premises; (ii) architectural and engineering fees; and (iii) the Construction Management Fee (as defined below).  Tenant’s Work shall be performed in accordance with Articles 12 and 13 of the Lease.  Tenant may apply up to One Hundred Fifty-Eight Thousand Seven Hundred Thirty-Five and 00/100 ($158,735.00) of Landlord’s Contribution toward architectural and engineering fees incurred by Tenant in the preparation of Tenant’s plans for, or in carrying out, Tenant’s Work.

B.                                     Provided that Tenant is not in default of its obligations under the Lease at the time that Tenant requests any requisition on account of Landlord’s Contribution, Landlord shall pay the cost of the work shown on each requisition (as hereinafter defined) submitted by Tenant to Landlord within thirty (30) days of submission thereof by Tenant to Landlord.  Notwithstanding the foregoing, if Landlord refuses to pay any portion of Landlord’s Contribution based upon a default of Tenant, then Tenant shall have the right to resubmit its request for payment of such portion of Landlord’s Contribution (and Landlord shall make payment to Tenant on account of such resubmission, in accordance with the provisions of this Article 4.2) on the conditions that: (i) Tenant has cured such default, (ii) Tenant is then in full compliance with its obligations under the Lease, and (iii) the Lease is then in full force and effect.  For the purposes hereof, a “requisition” shall mean written documentation showing in reasonable detail the costs of the improvements then installed by Tenant in the premises.  Each requisition shall be accompanied by evidence reasonably satisfactory to Landlord that all work covered by previous requisitions has been fully paid by Tenant.  Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each requisition in order to verify the amount thereof.  Tenant shall submit requisition(s) no more often than monthly.

C.                                     Notwithstanding anything to the contrary herein contained:

(i)                                     Landlord shall have no obligation to advance funds on account of Landlord’s Contribution unless and until Landlord has received the requisition in question, together with certifications from Tenant’s architect, certifying that the work shown on the requisition has been performed in accordance with applicable law and in accordance with Tenant’s approved plans.

(ii)                                  Except with respect to work and/or materials previously paid for by Tenant, as evidenced by paid invoices provided to Landlord, Landlord shall have the right to have Landlord’s Contribution paid to both Tenant and Tenant’s contractor(s) and vendor(s) jointly, or directly to Tenant’s contractor if Landlord has reason to believe there are or may be outstanding claims by such contractor(s) or vendor(s).

(iii)                               Landlord shall have no obligation to pay Landlord’s Contribution in respect of any requisition submitted after August 31, 2007.

(iv)                              Tenant shall be entitled to a credit against Yearly Rent equal to fifty percent (50%) of any unused portion of Landlord’s Contribution.

D.                                    Except for Landlord’s Contribution, Tenant shall bear all other costs of Tenant’s Work.  Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, selected by Tenant in connection with Tenant’s Work.

E.                                      Landlord shall be entitled to deduct from Landlord’s Contribution a construction management fee for Landlord’s oversight of Tenant’s Work.  The construction management fee shall be recorded by an hourly billable rate of $90.00 (“Construction Management Fee”) for any construction management employee whose compensation is not already being charged as an Operating Cost of the Building or Complex.  The first (1st) ten (10) hours of the Construction Management Fee in the amount of $900.00 shall be at no charge to Tenant.

F.                                      If Landlord fails timely to pay any amount properly due to Tenant on account of Landlord’s Contribution, and Landlord fails to cure such failure within ten (10) business days of written notice from Tenant, then Tenant shall have the right to deduct such amounts from the next installment(s) of Yearly Rent and other charges due under the Lease.

4.3                               Tenant Payments of Construction Cost.  Landlord shall have the same rights and remedies which Landlord has upon the nonpayment of Yearly Rent and other charges due under this Lease for nonpayment of any amounts which Tenant is required to pay to Landlord or Landlord’s contractor in connection with any construction in the premises performed for Tenant by Landlord, Landlord’s contractor or any other person, firm or entity after the Term Commencement Date, subject to Tenant’s right to contest the same in good faith.

5.                                      USE OF PREMISES

5.1                               Permitted Use.  Tenant may, during the term hereof, occupy and use the premises only for the purposes as stated in Exhibit 1 and for no other purposes.  Service and utility areas (whether or not a part of the premises) shall be used only for the particular purpose for which they were designed.

5.2                               Prohibited Uses.  Notwithstanding any other provision of this Lease, Tenant shall not use, or suffer or permit the use or occupancy of, or suffer or permit anything to be done in or anything to be brought into or kept in or about the premises or the Building or any part thereof (including, without limitation, any materials appliances or equipment used in the construction or other preparation of the premises and furniture and carpeting): (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord shall in any way (a) impair the appearance or reputation of the Building; or (b) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building; or premises, or with the use or occupancy of any of the other areas of the Building, or occasion discomfort, inconvenience or annoyance, or injury or damage to any occupants of the premises or other tenants or occupants of the Building; or (iv) which is inconsistent with the maintenance of the Building as an office and laboratory building of the first class in the quality of its maintenance, use, or occupancy.  Landlord acknowledges that the use of the premises for the Permitted Use stated in Exhibit 1 (as opposed to the manner of use of the premises by Tenant, even if such manner of use is a Permitted Use) will not breach the provisions of the preceding sentence.  Tenant shall not install or use any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience, annoyance or injury.

5.3                               Licenses and Permits.  If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business, and if the failure to secure such license or permit would in any way affect Landlord, the premises, the Building or Tenant’s ability to perform any of its obligations under this Lease, Tenant, at Tenant’s expense, shall duly procure and thereafter maintain such license and submit the same to inspection by Landlord.  Tenant, at Tenant’s expense, shall at all times comply with the terms and conditions of each such license or permit.  Tenant shall furnish all data and information to governmental authorities and Landlord as required in accordance with legal, regulatory, licensing or other similar requirements as they relate to Tenant’s use or occupancy of the premises or the Building.

6.                                      RENT

During the term of this Lease the Yearly Rent and other charges, at the rate stated in Exhibit 1, shall be payable by Tenant to Landlord by monthly payments, as stated in Exhibit 1, in advance and without demand on the first day of each month for and in respect of such month.  The rent and other charges reserved and covenanted to be paid under this Lease shall commence on the Rent Commencement Date.  If, by reason of any provisions of this Lease, the rent reserved hereunder shall commence or terminate on any day other than the first day of a calendar month, the rent for such calendar month shall be prorated.  The rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord’s agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment, at the office of the Landlord or such place as Landlord may designate, and the rent and other charges in all circumstances shall be payable without any setoff or deduction whatsoever.  Rental and any other sums due hereunder not paid on or before the date due shall bear interest from the due date until paid computed at the annual rate of five percentage points over the so-called prime rate then currently from time to time charged to its most favored corporate customers by the largest national bank (N.A.) located in the city in which the Building is located, or at any applicable lesser maximum legally permissible rate for debts of this nature.

7.                                      RENTABLE AREA

The Total Rentable Area of the premises, the Building and the Complex are agreed to be the amounts set forth in Exhibit 1.

8.                                      SERVICES FURNISHED BY LANDLORD

8.1                               Electric Current.

(a)                                  Commencing as of the Rent Commencement Date, and continuing thereafter throughout the term of this Lease, Landlord will require Tenant to contract with the company supplying electric current for the purchase and obtaining by Tenant of electric current directly from such company to be billed directly to, and paid for by, Tenant.  During the period between the Term Commencement Date and the Rent Commencement Date, electric current will be provided to the premises without charge to Tenant.  The premises are separately metered to measure the consumption of electricity for plugs, lights and heat pumps and other supplemental HVAC equipment providing HVAC services to the premises.  Notwithstanding the foregoing, the electricity consumed by the electric light fixture in the Basement Premises is measured by the base building electric meter.  Landlord shall provide electricity to such electric light fixture throughout the term of the Lease, and the cost of such electricity shall be included in Operating Costs.

(b)                                 If Tenant shall require electric current for use in the premises in excess of such reasonable quantity to be furnished for such use as hereinabove provided and if (i) in Landlord’s reasonable judgment, Landlord’s facilities are inadequate for such excess requirements or (ii) such excess use shall result in an additional burden on the Building air conditioning system and additional cost to Landlord on account thereof then, as the case may be, (x) Landlord upon written request and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant if current therefor be available to Landlord, provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause damage to the Building or the premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building or (y) Tenant shall reimburse Landlord for such additional cost, as aforesaid.

(c)                                  Landlord, at Tenant’s expense and upon Tenant’s request, shall purchase and install all replacement lamps of types generally commercially available (including, but not limited to, incandescent and fluorescent) used in the premises.

(d)                                 Subject to Article 8.6, Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electrical energy is changed or is no longer available or suitable for Tenant’s requirements.

(e)                                  Tenant agrees that it will not make any material alteration or material addition to the electrical service equipment in the premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld, and will promptly advise Landlord of any other alteration or addition to such electrical service equipment.

8.2                               Water.  Landlord shall furnish hot and cold water for ordinary premises, cleaning, toilet, lavatory and drinking purposes.  If Tenant requires, uses or consumes water for any purpose other than for the aforementioned purposes, Landlord may (i) assess a reasonable charge for the additional water so used or consumed by Tenant or (ii) install a water meter and thereby measure Tenant’s water consumption for all purposes.  In the latter event, Landlord shall pay the cost of the meter and the cost of installation thereof and shall keep said meter and installation equipment in good working order and repair.  Tenant agrees to pay for water consumed, as shown on said meter, together with the sewer charge based on said meter charges, as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant.  All piping and other equipment and facilities for use of water outside the building core which exclusively benefit Tenant will be installed and maintained by Tenant at Tenant’s sole cost and expense.

8.3                               Elevators, Heat, Air Conditioning, and Cleaning.

(a)                                  Landlord at its expense shall: (i) provide necessary elevator facilities (which may be manually or automatically operated, either or both, as Landlord may from time to time elect) on Mondays through Fridays, excepting legal holidays, from 8:00 a.m. to 6:00 p.m. and on Saturdays, excepting legal holidays, from 8:00 a.m. to 1:00 p.m. (called “business days”) and have one elevator in operation available for Tenant’s use, non-exclusively, together with others having business in the Building, at all other times; (ii) furnish heat (substantially equivalent to that being furnished in comparable office and laboratory buildings in the same city) to the common areas during the normal heating season on business days; (iii) furnish to and distribute to the common areas air conditioning as normal seasonal changes may require on business days during the hours as aforesaid when air conditioning may reasonably be required for the comfortable occupancy of the common areas, (iv) furnish condenser water from the Building’s common condenser water system to the heat pumps serving the premises, twenty-four hours per day, seven days per week throughout the term; and (v) cause the common areas of the Building to be cleaned on business days (i.e., Monday through Friday) in a manner consistent with cleaning standards generally prevailing in first-class office and laboratory buildings in the City of Cambridge.

(b)                                 Access.  So long as Tenant shall comply with Landlord’s reasonable security program for the Building, Tenant shall have access to the premises and the Garage twenty-four (24) hours per day, seven (7) days per week, during the term of this Lease, except in an emergency.

(c)                                  Tenant acknowledges and agrees that the heat pumps providing HVAC services to the premises shall be separately metered and Tenant shall be required to pay for the cost of all utilities used by such heat pumps during the term of the Lease.

8.4                               Additional Air Conditioning Equipment.  In the event Tenant requires additional air conditioning for business machines, meeting rooms or other special purposes, or because of occupancy or excess electrical loads, any additional air conditioning units, chillers, condensers, compressors, ducts, piping and other equipment, such additional air conditioning equipment will be installed, but only if, in Landlord’s reasonable judgment, the same will not cause damage or injury to the Building or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants.  At Landlord’s sole election, such equipment will either be installed:

(a)                                  by Landlord at Tenant’s expense and Tenant shall reimburse Landlord in such an amount as will compensate it for the cost incurred by it in operating, maintaining, repairing and replacing, if necessary, such additional air conditioning equipment; or

(b)                                 by Tenant, subject to Landlord’s prior approval of Tenant’s plans and specifications for such work.  In such event: (i) such equipment shall be maintained, repaired and replaced by Tenant at Tenant’s sole cost and expense, and (ii) throughout the term of this Lease, Tenant shall, at Tenant’s sole cost and expense, purchase and maintain a service contract for such equipment from a service provider approved by Landlord.  Tenant shall obtain Landlord’s prior written approval of both the form of service contract and of the service provider.

8.5                               Repairs.  Except as otherwise provided in Articles 18 and 20, and subject to Tenant’s related obligations in Article 14, Landlord shall keep and maintain the foundation, roof, exterior walls, structural floor slabs, columns, other structural elements, elevators, public stairways and corridors, public lavatories, equipment (including, without limitation, sanitary, electrical, heating, air conditioning, sprinkler, plumbing or other systems) and other common facilities of both the Building and the Common Areas (“Landlord Maintenance Areas”) in good condition and repair.  Landlord shall keep the paved portions of the Common Areas reasonably free of ice and snow.  Subject to Articles 15.5 and 19, Landlord shall repair any damage to the premises caused by defects in the Landlord Maintenance Areas.

8.6                               Interruption or Curtailment of Services.  (a)  When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of Landlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned until said cause has been removed, Landlord reserves the right to interrupt, curtail, stop or suspend (i) the furnishing of heating, elevator, air conditioning, and cleaning services and (ii) the operation of the plumbing and electric systems.  Landlord shall exercise reasonable diligence to minimize and eliminate, as soon as reasonably possible, the cause of any such interruption, curtailment, stoppage or suspension, but, except as set forth in Articles 8.6 and 15.6, there shall be no diminution or abatement of rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of the Tenant’s obligations hereunder reduced, and the Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.

(b)                                 Notwithstanding anything to the contrary in this Lease contained, if the premises shall lack any service which Landlord is required to provide hereunder (thereby rendering the premises or a portion thereof untenantable) (a “Service Interruption”) so that, for the Landlord Service Interruption Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant’s business is materially adversely affected and if Tenant ceases to use the affected portion of the premises during the period of untenantability as the direct result of such lack of service, then, provided that Tenant ceases to use the affected portion of the premises during the entirety of the Landlord Service Interruption Cure Period and that such untenantability and Landlord’s inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant’s agents, employees or contractors, Yearly Rent, Operating Expense Share and Tax Share shall thereafter be abated in proportion to such untenantability until the day such condition is completely corrected.

For the purposes hereof, the “Landlord Service Interruption Cure Period” shall be defined as five (5) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the premises, provided however, that the Landlord Service Interruption Cure Period shall be ten (10) consecutive business days after Landlord’s receipt of written notice from Tenant of such condition causing untenantability in the premises if either the condition was caused by causes beyond Landlord’s control or Landlord is unable to cure such condition as the result of causes beyond Landlord’s control.

(c)                                  The provisions of Paragraph b of this Article 8.6 shall not apply in the event of untenantability caused by fire or other casualty, or taking (see Articles 18 and 20).  The remedies set forth in this Article 8.6 shall be Tenant’s sole remedies in the event of a Service Interruption.

8.7                               Energy Conservation.  Notwithstanding anything to the contrary in this Article 8 or in this Lease contained, Landlord may institute, and Tenant shall comply with, such policies, programs and measures as may be necessary or required in order to comply with applicable governmental laws, ordinances, rules and regulations.

8.8                               Gas in Respect of the Laboratory Premises.

Landlord will require Tenant to contract with the company supplying gas to the Laboratory Premises for the purchase and obtaining by Tenant of gas directly from such company to be billed directly to, and paid for by, Tenant.

8.9                               Basement Premises.  Landlord shall have no obligation to provide services to the Basement Premises, except for access (as provided in Article 8.3(b)), water (in accordance with Article 8.2), and electricity (in accordance with Article 8.1).

8.10                        Miscellaneous.  Other than air conditioning, all services provided by Landlord to Tenant are based upon an assumed maximum premises population of one person per two hundred (200) square feet of Total Rentable Area, which limit Tenant shall in no event exceed.

9.                                      ESCALATION

9.1                               Definitions.  As used in this Article 9, the words and terms which follow mean and include the following:

(a)                                  “Operating Year” shall mean a calendar year in which occurs any part of the term of this Lease.

(b)           “Tenant’s Proportionate Building Share” shall be the figure as stated in Exhibit 1.  Tenant’s Proportionate Building Share is the ratio of the Total Rentable Area of the Lab/Office Premises to the aggregate Total Rentable Area of the Building.

(c)           “Tenant’s Proportionate Common Area Share” shall initially be the figure as stated in Exhibit 1.  Tenant’s Proportionate Common Area Share is the ratio of the Total Rentable Area of the Lab/Office Premises to the aggregate Total Rentable Area, from time to time, of ail buildings within the Complex which have been completed and for which a certificate of occupancy has been issued.  As additional buildings are completed within the Complex, Tenant’s Proportionate Common Area Share shall be adjusted to equal the then current ratio of the Total Rentable Area of the Lab/Office Premises to the aggregate Total Rentable Area within the Complex which is then completed and as to which a certificate of occupancy is issued.

(d)           “Taxes” shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Building and the Common Areas of the Complex and upon any personal property of Landlord used in the operation thereof, or Landlord’s interest in the Building, the Common Areas, or such personal property; charges, fees and assessments for transit, housing, police, fire or other governmental services or purported benefits to the Building and/or the Common Areas; service or user payments in lieu of taxes; and any and ail other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operating, use or occupancy of the Building, the Common Areas or based upon rentals derived therefrom, which are or shall be imposed by National, State, Municipal or other authorities.  In the event that any betterment or other special assessments may, at the option of the taxpayer, be paid in installments over a period longer than one year, then the same shall be deemed paid in installments over the maximum period permitted by the taxing authority, and Tenant’s obligation for any one tax fiscal year to pay its proportionate share of such assessments shall only apply to those installments that become actually due and payable (i.e., failing which payment the same would become delinquent), together with the interest charged thereon by the governmental authority, during that same fiscal tax year.  “Taxes” shall not include any franchise, rental, income or profit tax, capital levy or excise, provided, however, that any of the same and any other governmental tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute “Taxes,” whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute “Taxes,” but only to the extent calculated as if the Complex is the only real estate owned by Landlord.  “Taxes” shall also include expenses of tax abatement or other proceedings contesting assessments or levies.  The parties acknowledge that, as of the Execution Date, Taxes are based upon several separate tax bills affecting the Complex.  Taxes shall be allocated by Landlord, in Landlord’s reasonable judgment, consistently applied among the Building (the portion of Taxes allocable to the Building being referred to herein as “Building Taxes”), the other buildings of the Complex, and the Common Areas (the portion of Taxes allocable to the Common Areas being referred to herein as “Common Area Taxes”).  Taxes shall exclude interest or penalties arising from the late payment of Taxes, except to the extent the same arise from Tenant’s late payment of Tax Share as required hereunder.  Notwithstanding the foregoing, Taxes shall also exclude: (x) any Taxes attributable to the Garage, and (y) the entire increase in real estate taxes on the Building which are: (i) attributable to any alteration, addition or improvement made within the premises of another tenant or Tenant, (ii) which are solely for the benefit of such tenant or Tenant, (iii) which are in excess the level of improvement in the premises as of the Execution Date of this Lease, and (iv) only to the extent that it is determinable from the records of the assessing authority that such increase in Taxes is based solely upon such alteration, addition or improvement.  Without limiting the foregoing, for any Tax Period in which the assessing authority determines the assessed value of the Building and the land based upon an income approach, then the immediately preceding sentence shall not apply.

(e)           “Tax Period” shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority, any portion of which period occurs during the term of this Lease, the first such Period being the one in which the Rent Commencement Date occurs.

(f)            “Operating Costs”:

1.                                       Definition of Operating Costs.  “Operating Costs” shall mean all costs incurred and expenditures of whatever nature made by Landlord in the operation and management, for repair and replacements, cleaning and maintenance of the Building, the Complex, and the Common Areas of the Complex including, without limitation, vehicular and pedestrian passageways that are a part of the Complex, related equipment, facilities and appurtenances, elevators, cooling and heating equipment.  In the event that Landlord or Landlord’s managers or agents perform services for the benefit of the Complex off-site which would otherwise be performed on-site (e.g., accounting), the cost of such services shall be reasonably allocated among the properties benefiting from such service and shall be included in Operating Costs.  Operating Costs shall include, without limitation, those categories of “Specifically Included Operating Costs,” as set forth below, but shall not include “Excluded Costs,” as hereinafter defined.

2.                                       Definition of Excluded Costs. “Excluded Costs” shall be defined as:

(i)            mortgage charges,

(ii)           brokerage commissions,

(iii)          salaries of employees, executives and owners not directly employed in the management/operation of the Complex,

(iv)          the cost of work done by Landlord for a particular tenant for which Landlord has the right to be reimbursed by such Tenant,

(v)           subject to Subparagraph (3) below, such portion of expenditures as are not properly chargeable against income,

(vi)          interest, principal, or other payments or loans or other indebtedness, except to the extent that the same are included in the Annual Charge-Off for capital expenditures which are permitted to be included in Operating Costs pursuant to Article 9-1(f)(3),

(vii)         costs of leasehold improvements or other improvements made for tenants or other occupants of the Building,

(viii)        refinancing costs, except to the extent that the same are included in the Annual Charge-Off for capital expenditures which are permitted to be included in Operating Costs pursuant to Article 9.1(f)(3),

(ix)           any costs that are actually reimbursed to Landlord by third parties (including insurance proceeds),

(x)            transfer, gains, franchise, inheritance, estate and income taxes,

(xi)           fixed or percentage ground rent, if any, under any superior lease,

(xii)          closing costs related to the sale of all or part of the Building,

(xiii)         concessions given by Landlord in connection with leasing of space in the Building,

(xiv)        he cost of any legal expense, judgment, settlement, or arbitration award based on damages caused by Landlord’s negligence or other wrongful conduct,

(xv)         costs of furnishing services or supplies or other property to any individual tenant of the Building to the extent the same exceeds the services or supplies or other property generally provided to tenants of the Building without additional charge,

(xvi)        any costs or expenses required based upon the non-compliance of the Building or the Complex with applicable laws, ordinances or governmental rules and regulations in effect as of the Execution Date of this Lease,

(xvii)       depreciation or amortization , except to the extent that the same are included in the Annual Charge-Off for capital expenditures which are permitted to be included in Operating Costs pursuant to Article 9.1(f)(3),

(xviii)      replacement reserves,

(xix)         costs and expenses of investigating, monitoring and remediating hazardous materials on, under or about the Complex, provided however, that the provisions of this clause (xv) shall not preclude the inclusion of such costs and expenses with respect to: (a) materials which exist in the Complex as of the Execution Date of this Lease, which are not, as of the Execution Date of this Lease, deemed to be hazardous materials, and which are subsequently deemed, as a matter of law, to be hazardous materials, and (b) materials which are introduced to the Complex after the Execution Date of this Lease, which are not, as the date of such introduction, deemed to be hazardous materials, and which are subsequently deemed, as a matter of law, to be hazardous materials,

(xx)          any fines or penalties incurred by Landlord due to the violation by Landlord of any law,

(xxi)         Taxes, and

(xxii)        Any costs in connection with the operation or maintenance of the Garage.

3.             Capital Expenditures.

(i)            Limitation.  Notwithstanding anything to the contrary in this Lease contained, capital expenditures shall be included in Operating Costs only if either:

1.                                       the capital item is required by law, ordinance or regulation which first becomes effective after the Execution Date of this Lease

2.                                       the capital item is reasonably projected to reduce Operating Costs (i.e. taking into account the Annual Charge-Off included in Operating Costs on account of such capital item.

(ii)           Annual Charge-Off.  “Annual Charge-Off shall be defined as the annual amount of principal and interest payments which would be required to repay a loan (“Capital Loan”) in equal monthly installments over the Useful Life, as hereinafter defined, of the capital item in question on a direct reduction basis at an annual interest rate equal to the Capital Interest Rate, as hereinafter defined, where the initial principal balance is the cost of the capital item in question.  Notwithstanding the foregoing, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Building operating expenses including, without limitation, energy-related costs, and that such projected savings will, on an annual basis (“Projected Annual Savings”), exceed the Annual Charge-Off of such capital expenditure computed as aforesaid, then and in such events, the Annual Charge-Off shall be increased to an amount equal to the Projected Annual Savings; and in such circumstances, the increased Annual Charge-Off (in the amount of the Projected Annual Savings) shall be made for such period of time as it would take to fully amortize the cost of the capital item in question, together with interest thereon at the Capital Interest Rate as aforesaid, in equal monthly payments, each in the amount of one-twelfth (1/12th) of the Projected Annual Savings, with such payments being applied first to interest and the balance to principal.

(iii)          Useful Life.  “Useful Life” shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.

(iv)          Capital Interest Rate.  “Capital Interest Rate” shall be defined as an annual rate of either one percentage point over the AA Bond rate (Standard & Poor’s corporate composite or, if unavailable, its equivalent) as reported in the financial press at the time the capital expenditure is made or, if the capital item is acquired through third-party financing, then the actual (including fluctuating) rate paid by Landlord in financing the acquisition of such capital item.

4.                                       Specifically Included Categories of Operating Costs.  Operating Costs shall include, but not be limited to, the following:

Taxes (other than real estate taxes):  Federal Social Security, Unemployment and Old Age Taxes and contributions and State Unemployment taxes and contributions accruing to and paid by the Landlord on account of all employees of Landlord and/or Landlord’s managing agent, who are employed in, about or on account of the Complex, except that taxes levied upon the net income of the Landlord and taxes withheld from employees, and “Taxes” as defined in Article 9.1 (d) shall not be included herein.

Water:  All charges and rates connected with water supplied to the Building and related sewer use charges.

Heat and Air Conditioning:  All charges connected with heat and air conditioning supplied to the Building.

Wages:  Wages and cost of all employee benefits of all employees of the Landlord and/or Landlord’s managing agent who are employed in, about or on account of the Building.

Cleaning:  The cost of labor and material for cleaning the Building, surrounding areaways and windows in the Building.

Elevator Maintenance:  All expenses for or on account of the upkeep and maintenance of all elevators in the Building (subject, however, to Article 9.1(f)(3)(i).

Management Fee:  The cost of professional management of the Building, not to exceed in any Operating Year an amount equal to three percent (3%) of gross income from the Building received by Landlord during such Operating Year (subject to adjustment pursuant to Paragraph 6 of this Article 9.1(f)).

Administrative Costs:  The cost of office expense, including, without limitation, rent, business supplies and equipment.

Electricity:  The cost of all electric current for the operation of any machine, appliance or device used for the operation of the premises and the Building, including the cost of electric current for the elevators, lights, air conditioning and heating, but not including electric current which is paid for directly to the utility by the user/tenant in the Building.  (If and so long as Tenant is billed directly by the electric utility for its own consumption as determined by its separate meter, or billed directly by Landlord as determined by a check meter, then Operating Costs shall include only Building and public area electric current consumption and not any demised premises electric current consumption.  Wherever separate metering is unlawful, prohibited by utility company regulation or tariff or is otherwise impracticable, relevant consumption figures for the purposes of this Article 9 shall be determined by fair and reasonable allocations and engineering estimates made by Landlord.

Insurance, etc.:  Fire, casualty, liability, rent loss and such other insurance as may from time to time be required by lending institutions on first-class office buildings in the City or Town wherein the Building is located and, subject to the provisions of this Article 9.1(f), all other expenses customarily incurred in connection with the operation and maintenance of first-class office buildings in the City or Town wherein the Building is located including, without limitation, insurance deductible amounts and rental costs associated with the Building’s management office.

5.                                       Definitions of Building Operating Costs and Common Area Operating Costs.  “Building Operating Costs” shall be defined as the amount of Operating Costs allocable to the Building in any Operating Year.  “Common Area Operating Costs” shall be defined as the amount of Operating Costs allocable to the Common Areas in any Operating Year.  All Operating Costs incurred by Landlord in respect of the Complex shall be allocated, in Landlord’s reasonable judgment, consistently applied among the Building, the other buildings of the Complex, and the Common Areas.

6.                                       Gross-Up Provision.  Notwithstanding the foregoing, in determining the amount of Operating Costs for any calendar year or portion thereof falling within the term, if less than ninety-five percent (95%) of the Rentable Area of the Building shall have been occupied by tenants at any time during the period in question, then, at Landlord’s election, Operating Costs for such period shall be adjusted to equal the amount Operating Costs would have been for such period had occupancy been ninety-five percent (95%) throughout such period.  The extrapolation of Operating Costs under this paragraph shall be performed by appropriately adjusting the cost of those components of Operating Costs that are impacted by changes in the occupancy of the Building.

9.2          Tax Share.  Commencing as of the Rent Commencement Date in respect of each Portion of the Premises and continuing thereafter with respect to each Tax Year occurring during the term of the Lease with respect to such Portion of the Premises, Tenant shall pay to Landlord, with respect to any Tax Period, the sum of: (x) Tenant’s Proportionate Building Share with respect to such Portion of the Premises of Building Taxes for such Tax Period, plus (y) Tenant’s Proportionate Common Area Share with respect to such Portion of the Premises of Common Area Taxes for such Tax Period, such sum being hereinafter referred to as “Tax Share”.  In addition, Tenant shall make the one-time payment set forth on Exhibit 1 in order to compensate Landlord for Tenant’s Tax Share in respect of the Laboratory Premises for the month of August, 2006.  Tax Share shall be due within thirty (30) days after the time when billed by Landlord.  In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord pro rata monthly installments on account of projected Tax Share, calculated by Landlord on the basis of the most recent Tax data or budget available.  If the total of such monthly remittances on account of any Tax Period is greater than the actual Tax Share for such Tax Period, Tenant may credit the difference against the next installment of rental or other charges due to Landlord hereunder, except that if such difference is determined after the end of the term of the Lease, Landlord shall refund such difference to Tenant to the extent that such difference exceeds any amounts then due from Tenant to Landlord.  If the total of such remittances is less than the actual Tax Share for such Tax Period, Tenant shall pay the difference to Landlord within thirty (30) days after the time when billed therefor.

Appropriate credit against Tax Share shall be given for any refund obtained by reason of a reduction in any Taxes by the Assessors or the administrative, judicial or other governmental agency responsible therefor, or otherwise.  The original computations, as well as reimbursement or payments of additional charges, if any, or allowances, if any, under the provisions of this Article 9.2 shall be based on the original assessed valuations to the extent paid by Landlord, with adjustments to be made at a later date when the tax refund, if any, shall be paid to Landlord by the taxing authorities.  Expenditures for legal fees and for other similar or dissimilar expenses incurred in obtaining the tax refund may be charged against the tax refund before the adjustments are made for the Tax Period.

9.3          Operating Expense Share.  Commencing as of the Rent Commencement Date in respect of each Portion of the Premises and continuing thereafter with respect to each Operating Year occurring during the term of the Lease with respect to such Portion of the Premises, Tenant shall pay to Landlord, with respect to any Operating Year, the sum of: (x) Tenant’s Proportionate Building Share with respect to such Portion of the Premises of Building Operating Costs for such Operating Year, plus (y) Tenant’s Proportionate Common Area Share with respect to such Portion of the Premises of Common Area Operating Costs for such Operating Year, such sum being hereinafter referred to as “Operating Expense Share”.  In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord pro rata monthly installments on account of projected Operating Expense Share, calculated by Landlord on the basis of the most recent Operating Costs data or budget available.  If the total of such monthly remittances on account of any Operating Year is greater than the actual Operating Expense Share for such Operating Year, Tenant may credit the difference against the next installment of rent or other charges due to Landlord hereunder, except that if such difference is determined after the end of the term of the Lease, Landlord shall refund such difference to Tenant to the extent that such difference exceeds any amounts then due from Tenant to Landlord.  If the total of such remittances is less than actual Operating Expense Share for such Operating Year, Tenant shall pay the difference to Landlord within thirty (30) days after the time when billed therefor.

9.4          Part Years.  If a Rent Commencement Date or the Termination Date occurs in the middle of an Operating Year or Tax Period, Tenant shall be liable for only that portion of the Operating Expense or Tax Share, as the case may be, in respect of such Operating Year or Tax Period represented by a fraction the numerator of which is the number of days of the herein term after such Rent Commencement Date or prior to the Termination Date which falls within the Operating Year or Tax Period and the denominator of which is three hundred sixty-five (365), or the number of days in said Tax Period, as the case may be.

9.5          Effect of Taking.  In the event of any taking of the Building or the land upon which it stands under circumstances whereby this Lease shall not terminate under the provisions of Article 20 then, Tenant’s Proportionate Building Share and Tenant’s Proportionate Common Area Share shall be adjusted appropriately to reflect the proportion of the Lab/Office Premises and/or the Building remaining after such taking.

9.6          Survival.  Any obligations under this Article 9 which shall not have been paid at the expiration or sooner termination of the term of this Lease shall survive such expiration and shall be paid when and as the amount of same shall be determined to be due.

9.7          Tenant’s Audit Right

Subject to the provisions of this paragraph, Tenant shall have the right, at Tenant’s cost and expense, to examine all documentation and calculations prepared in the determination of Operating Expense Share:

1.             Such documentation and calculation shall be made available to Tenant at the offices where Landlord keeps such records during normal business hours within a reasonable time after Landlord receives a written request from Tenant to make such examination.

2.             Tenant shall have the right to make such examination no more than once in respect of any period in which Landlord has given Tenant a statement of the actual amount of Operating Costs.

3.             Any request for examination in respect of any Operating Year may be made no more than one hundred twenty (120) days after Landlord advises Tenant of the actual amount of Operating Costs in respect of such period.

4.             Such examination may be made only by a qualified lease auditor with at least five years experience approved by Landlord, which approval shall not be unreasonably withheld.  Without limiting Landlord’s approval rights, Landlord may withhold its approval of any examiner of Tenant who is being paid by Tenant on a contingent fee basis.

5.             As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form acceptable to Landlord, agreeing to keep confidential any information which it discovers about Landlord or the Building in connection with such examination.

6.             If, after the audit by Tenant of Landlord’s books and records pursuant to this Article 9.7 with respect to any calendar year, it is finally determined that: (i) Tenant has made an overpayment on account of Operating Expense Share, Landlord shall credit such overpayment against the next installment(s) of Yearly Rent thereafter payable by Tenant, except that if such overpayment is determined after the termination or expiration of the Term, Landlord shall promptly refund to Tenant the amount of such overpayment less any amounts then due from Tenant to Landlord; and (ii) Tenant has made an underpayment on account of Operating Expense Share, Tenant shall, within thirty (30) days of such determination, pay such underpayment to Landlord.

7.             If, after performing any such audit, it is finally determined that Operating Costs for the calendar year under audit were overstated by more than five (5%) percent, then Landlord shall reimburse Tenant the lesser of: (x) $5,000, or (y) the reasonable out-of-pocket costs incurred by Tenant in performing such audit.

10.          CHANGES OR ALTERATIONS BY LANDLORD

Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to: (i) the Building (including the premises) (provided, however, that Landlord shall not make any changes, alterations, additions or improvements within the premises without obtaining Tenant’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed) and the fixtures and equipment thereof, (ii) the street entrances, halls, passages, elevators, escalators, and stairways of the Building, and (iii) the Common Areas, and facilities located therein, as Landlord may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and/or the Common Areas, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use and enjoyment of, the premises by Tenant.  Nothing contained in this Article 10 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority to the extent required by this Lease.  Landlord reserves the right to adopt and at any time and from time to time to change the name or address of the Building.  Neither this Lease nor any use by Tenant shall give Tenant any right or easement for the use of any door, passage, concourse, walkway or parking area within the Building (excluding those located within the premises) or in the Common Areas, and the use of such doors, passages, concourses, walkways, parking areas and such conveniences may be regulated or discontinued at any time and from time to time by Landlord without notice to Tenant and without affecting the obligation of Tenant hereunder or incurring any liability to Tenant therefor, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use and enjoyment of the premises by Tenant.

If at any time any windows of the premises are temporarily closed or darkened for any reason whatsoever including but not limited to, Landlord’s own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatements of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

11.          FIXTURES, EQUIPMENT AND IMPROVEMENTS-REMOVAL BY TENANT

All fixtures, equipment, improvements and appurtenances attached to or built into the premises prior to or during the term, whether by Landlord at its expense or at the expense of Tenant (either or both) or by Tenant shall be and remain part of the premises and shall not be removed by Tenant during or at the end of the term unless Landlord has the right to elect and does elect to require Tenant to remove such fixtures, equipment, improvements and appurtenances, at the time that Landlord approves Tenant’s plans for the installation of the same in accordance with Article 12 of the Lease.  All electric, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, shall be deemed to be included in such fixtures, equipment, improvements and appurtenances, whether or not attached to or built into the premises, subject to the provisions of the next following sentence.  Where not built into the premises, all removable electric fixtures, carpets, drinking or tap water facilities, furniture, or trade fixtures or business equipment or Tenant’s inventory or stock in trade as well as those items, Tenant’s Removable Property, listed on Exhibit 8 shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and may be, and upon the request of Landlord will be, removed by Tenant upon the condition that such removal shall not materially damage the premises or the Building and that the cost of repairing any damage to the premises or the Building arising from installation or such removal shall be paid by Tenant.

12.          ALTERATIONS AND IMPROVEMENTS BY TENANT

(a)           Tenant shall make no alterations, decorations, installations, removals, additions or improvements in or to the premises without Landlord’s prior written consent, and then only made by contractors or mechanics approved by Landlord.  No installations or work shall be undertaken or begun by Tenant until:  (i) Landlord has approved written plans and specifications and a projected time schedule for such work; (ii) Tenant has made provision for either written waivers of liens from all contractors, laborers and suppliers of materials for such installations or work, the filing of lien bonds on behalf of such contractors, laborers and suppliers, or other appropriate protective measures approved by Landlord; and (iii) with respect to such work in excess of One Hundred Thousand and 00/100 ($100,000.00) Dollars, Tenant has procured appropriate surety payment and performance bonds.  No material amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord.

(b)           Any consent or approval of Landlord required under this Article 12 shall not be unreasonably withheld, conditioned or delayed.  Landlord’s approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of Tenant’s plans for any purpose whatsoever.  Without limiting the foregoing, Landlord shall not be responsible for any elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event impose on Landlord any responsibility for such design.  Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant in the premises including, without limitation, furniture, carpeting, copiers, laser printers, computers and refrigerators.

(c)           Any such work, alterations, decorations, installations, removals, additions and improvements shall be done at Tenant’s sole expense (except for Landlord’s Contribution pursuant to Article 4.2 above), subject to such reasonable restrictions as to times and manner of construction as Landlord may from time to time designate.

(d)           If Tenant shall make any alterations, decorations, installations, removals, additions or improvements (collectively “Alterations”) then Landlord may elect, at the time that Landlord approves Tenant’s plans for any such alterations, etc., to require the Tenant at the expiration or sooner termination of the term of this

Lease to restore the premises to substantially the same condition as existed immediately prior to such alterations, installations, removals, additions, and improvements.  Reference is made to the Lay-Out Plan attached hereto as Exhibit 4 (“Lay-Out Plan”).  The Lay-Out Plan is attached hereto solely for the purposes of this Article 12(d) and shall not be construed as Landlord’s approval of such Lay-Out Plan.  Landlord hereby agrees that if the Premises are constructed in accordance with, or substantially in accordance with, the Lay-Out Plan, Tenant shall not be required to remove any of the Alterations shown on the Lay-Out Plan.  Landlord’s agreement under the immediately preceding sentence relates solely to the types of Alterations shown on the Lay-Out Plan.  In no event shall the provisions of this Article 12(d) be deemed to waive Landlord’s right to require Tenant to remove types of Alterations which are not shown on the Lay-Out Plan.

(e)           Tenant shall pay, as an additional charge, the entire increase in real estate taxes on the Building which shall, at any time prior to or after Tenant initially occupies the premises, result from or be attributable to such alteration, addition or improvement to the premises made by or for the account of Tenant to the extent that it is determinable from the records of the assessing authority that such increase in Taxes is based solely upon such alteration, addition or improvement.  Without limiting the foregoing, for any Tax Period in which the assessing authority determines the assessed value of the Building and the land based upon an income approach, then the immediately preceding sentence shall not apply.

(f)            Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord’s consent, to make interior nonstructural alterations, additions, or improvements costing not more than Fifty Thousand and 00/100 ($50,000.00) Dollars (“Permitted Alterations”), provided however that Tenant:

(i)            shall give prior written notice to Landlord of such alterations, additions or improvements;

(ii)           Tenant shall submit to Landlord plans for such alterations, additions or improvements if Tenant utilizes plans for such alterations, additions or improvements, and

(iii)          that such alterations, additions or improvements shall not materially, adversely affect any of the Building’s systems, or the ceiling of the premises.

13.                               TENANT’S CONTRACTORS—MECHANICS’ AND OTHER LIENS—STANDARD OF TENANT’S PERFORMANCE—COMPLIANCE WITH LAWS

Whenever Tenant shall make any alterations, decorations, installations, removals, additions or improvements in or to the premises—whether such work be done prior to or after the Rent Commencement Date-Tenant will strictly observe the following covenants and agreements:

(a)           Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof.

(b)           In no event shall any material or equipment be incorporated in or added to the premises, so as to become a fixture or otherwise a part of the Building, in connection with any such alteration, decoration, installation, addition or improvement which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement.  No installations or work shall be undertaken or begun by Tenant until (i) Tenant has made provision for written waiver of liens from all contractors, laborers and suppliers of materials for such installations or work, or taken other appropriate protective measures approved by Landlord; and (ii) with respect to installations or work, the cost of which exceed $100,000, Tenant has procured appropriate surety payment and performance bonds which shall name Landlord as an additional obligee and has filed lien bond(s) (in jurisdictions where available) on behalf of such contractors, laborers and suppliers.  Any mechanic’s lien filed against the premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) business days thereafter, at Tenant’s expense by filing the bond required by law or otherwise.  If Tenant fails so to discharge any lien, and such failure continues for five (5) business days after written notice thereof by Landlord to Tenant, Landlord may discharge or bond over such lien at Tenant’s expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within fifteen (15) days after rendition of a bill therefor.

(c)           All installations or work done by Tenant shall be at its own expense (except for Landlord’s Contribution, pursuant to Article 4.2 above) and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; and (iii) to the extent contained in written materials provided by Landlord to Tenant, reasonable Rules and Regulations of Landlord.

(d)           Tenant shall procure all necessary permits before undertaking any work in the premises; do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements; and defend, save harmless, exonerate and indemnify Landlord from all injury, loss or damage to any person or property occasioned by or growing out of such work.  Tenant shall cause contractors employed by Tenant to carry Worker’s Compensation Insurance in accordance with statutory requirements, Automobile Liability Insurance and, naming Landlord and Landlord’s agent as an additional insured, Commercial General Liability Insurance covering such contractors on or about the premises in the amounts stated in Article 15 hereof or in such other reasonable amounts as Landlord shall require or authorize, and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work.

14.          REPAIRS BY TENANT—FLOOR LOAD

14.1        Repairs by Tenant.  Tenant shall keep all and singular the premises neat and clean (Tenant hereby acknowledging that Landlord shall have no obligation to perform rug shampooing, waxing of tiled floors, or cleaning of blinds and drapes) and in such repair, order and condition as the same are in on the Rent Commencement Date or may be put in during the term hereof, reasonable use and wearing thereof and damage by fire or by other casualty excepted.  Tenant shall be solely responsible for the proper maintenance of all of Tenant’s equipment and appliances operated by Tenant, including, without limitation, copiers, laser printers, computers and refrigerators.  Tenant shall be responsible for janitorial services to be provided to any bathrooms located within the premises.  Tenant shall make, as and when needed as a result of misuse by, or neglect or improper conduct of, Tenant or Tenant’s servants, employees, agents, contractors, invitees, or licensees or otherwise, all repairs in and about the premises necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class equal to the original work.  If Tenant is responsible for repairs and fails to make such repairs within thirty (30) days after written notice from Landlord (except that no notice shall be required in an emergency), then Landlord may elect, at the expense of Tenant, to make such repairs, including repairs of any damage or injury to the Building or the premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant’s servants, employees, agents, contractors, or licensees.

14.2        Floor Load—Heavy Machinery.  Tenant shall not place a load upon any floor of the premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law.  Landlord reserves the right to reasonably prescribe the weight and position of all heavy business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight.  Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s judgment to absorb and prevent vibration, noise and annoyance.  Landlord shall advise Tenant of its requirements with respect to the location of machines and mechanical equipment upon Tenant’s written request after Tenant has advised Landlord of the items to be installed in the premises by Tenant and other information reasonably requested by Landlord relating to such machines and equipment.  Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter, or fixtures into or out of the Building without Landlord’s prior written consent.  If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with applicable laws and regulations.  Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.  Proper placement of all such business machines, etc., in the premises shall be Tenant’s responsibility; provided, however, that Tenant shall not be responsible for placement of a machine or equipment if Landlord designates such placement.

Landlord hereby represents to Tenant that the premises are designed with a live load floor loading capacity of seventy (70) pounds per square foot.

15.          INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

15.1        General Liability Insurance.  Tenant shall procure, and keep in force and pay for Commercial General Liability Insurance insuring Tenant on an occurrence basis against all claims and demands for persona! injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time Tenant and/or its contractors enter the premises in accordance with Article 4 of this Lease, of not less than Two Million ($2,000,000) Dollars in the event of personal injury to any number of persons or damage to property, arising out of any one occurrence, and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord and are customarily carried by responsible similar tenants in the City or Town wherein the Building is located.

15.2        Certificates of Insurance.  Such insurance shall be effected with insurers approved by Landlord with an A.M.  Best rating of X, A-, or better, authorized to do business in the State wherein the Building is situated under valid and enforceable policies wherein Tenant names Landlord, Landlord’s managing agent and Landlord’s Mortgagees as additional insureds.  Such insurance shall provide that it shall not be canceled or modified without at least thirty (30) days’ prior written notice to each insured named therein.  On or before the time Tenant and/or its contractors enter the premises in accordance with Articles 4 and 14 of this Lease and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, original copies of the policies provided for in Article 15.1 issued by the respective insurers, or certificates of such policies setting forth the coverage thereof and issued by such insurers or their authorized agents together with evidence reasonably satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord and certificates as aforesaid of such policies shall upon request of Landlord, be delivered by Tenant to the holder of any mortgage affecting the premises.

15.3        General.  Subject to Article 19, Tenant will save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority arising:

(i)            On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the premises during the term of this Lease and such periods of time, either prior to or after the term of the Lease, that Tenant or anyone claiming by, through or under Tenant occupies the premises or any portion thereof, on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (except to the extent the same is caused by Landlord, its agents, contractors or employees);

(ii)           On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring elsewhere (other than on the premises) in or about the Building (and, in particular, without limiting the generality of the foregoing, on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, malls, galleries, vehicular tunnels, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Building or premises) arising out of the use or occupancy of the Building or premises by the Tenant, or by any person claiming by, through or under Tenant, or on account of or based upon the act, omission, fault, negligence or misconduct of Tenant, its agents, employees or contractors;

(iii)          On account of or based upon (including monies due on account of) any breach by Tenant of its obligations under Article 13(b); and

(b)           Tenant’s obligations under this Article 15.3 shall be insured either under the Commercial General Liability Insurance required under Article 15.1, above, or by a contractual insurance rider or other coverage; and certificates of insurance in respect thereof shall be provided by Tenant to Landlord upon request.

(c)           Landlord’s Indemnity of Tenant.  Landlord, subject to the limitations on Landlord’s liability contained elsewhere in this Lease, agrees to hold Tenant harmless and to defend, exonerate and indemnify Tenant from and against any and all claims, liabilities, or penalties asserted by or on behalf of any third party for damage to property or injuries to persons sustained or occurring in the Building to the extent arising from the negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors.

(d)           If either party to this Lease (the “Indemnified Party”) becomes aware that a claim has been threatened or asserted by a third party that may result in a claim for indemnification under the Lease by the Indemnified Party, the Indemnified Party shall give prompt written notice of such claim to the other party (the “Indemnifying Party”); provided, however, that in no event shall the failure to give such notice relieve or otherwise affect the indemnification obligations of the Indemnifying Party hereunder unless the defense against such claim is materially prejudiced thereby.  With respect to any claim that has been threatened or asserted by a third party that may result in a claim for indemnification as described above, the Indemnifying Party shall have the right to defend against such claim with counsel of its own choosing, but at its own expense, and shall have the right to settle such claim as long as such settlement involves no cost or expense to the Indemnified Party.

15.4        Property of Tenant.  In addition to and not in limitation of the foregoing, Tenant covenants and agrees that, to the maximum extent permitted by law, all merchandise, furniture, fixtures and property of every kind, nature and description related or arising out of Tenant’s leasehold estate hereunder, which may be in or upon the premises or Building, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever no part of said damage or loss shall be charged to, or borne by, Landlord, unless, subject to Article 19 hereof, such damage or loss is due to the negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors.

15.5        Bursting of Pipes, etc.  Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, unless caused by or due to the negligence of Landlord or its contractors, or agents or employees of either, and then only, where notice and an opportunity to cure are appropriate (i.e., where Tenant has an opportunity to know or should have known of such condition sufficiently in advance of the occurrence of any such injury or damage resulting therefrom as would have enabled Landlord to prevent such damage or loss had Tenant notified Landlord of such condition), after (i) notice to Landlord of the condition claimed to constitute negligence and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having taken all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, or damage to persons or property.  In no event shall Landlord be liable for any loss of Tenant’s property, the risk of which is covered by Tenant’s insurance or is required to be so covered by this Lease; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi- public work; nor shall Landlord be liable for any latent defect in the premises or in the Building, provided, however, that the foregoing shall not relieve Landlord of its obligations to make any repairs under Article 8.5.

15.6        Repairs and Alterations—No Diminution of Rental Value.  (a)           Except as otherwise provided in Articles 8.6, 15.6 and 18, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to Tenant arising from any repairs, alterations, additions, replacements or improvements made by Landlord in accordance with this Lease, or any related work performed in accordance with this Lease by Tenant or others in or to any portion of the Building or premises or any property adjoining the Building, or in or to fixtures, appurtenances, or equipment thereof, or for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building, or of the premises, or in or to the fixtures, appurtenances or equipment thereof.

(b)           Notwithstanding anything to the contrary in this Lease contained, if due to any such repairs, alterations, replacements, or improvements made by Landlord or if due to Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord, any portion of the premises becomes untenantable so that for the Premises Untenantability Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant’s business is materially adversely affected, then, provided that Tenant ceases to use the affected portion of the premises during the entirety of the Premises Untenantability Cure Period by reason of such untenantability, and that such untenantability and Landlord’s inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant’s agents, employees or contractors, Yearly Rent, Operating Expense Share and Tax Share shall thereafter be abated in proportion to such untenantability until the day such condition is completely corrected.  For the purposes hereof, the “Premises Untenantability Cure Period” shall be defined as five (5) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the premises, provided however, that the Premises Untenantability Cure Period shall be ten (10) consecutive business days after Landlord’s receipt of written notice from Tenant of such condition causing untenantability in the premises if either the condition was caused by causes beyond Landlord’s control or Landlord is unable to cure such condition as the result of causes beyond Landlord’s control.

(c)           The provisions of Paragraph (b) of this Article 15.6 shall not apply in the event of untenantability caused by fire or other casualty, or taking (see Articles 18 and 20).

16.          ASSIGNMENT, MORTGAGING AND SUBLETTING

A.            Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, voluntarily, by operation of law or otherwise, and that neither the premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant, or for any use or purpose other than as stated in Exhibit 1, or be sublet, without obtaining Landlord’s consent, which consent shall not, subject to the provisions of this Article 16, be unreasonably withheld, conditioned or delayed with respect to: (i) subleases of the premises, or any portion thereof, and (ii) assignments of Tenant’s interest in the Lease, Tenant hereby acknowledging that, in determining whether Landlord will grant its consent, Landlord may consider whether, in Landlord’s reasonable judgment, the proposed subtenant or assignee is, in Landlord’s reasonable opinion, financially responsible (taking into account the fact that Tenant remains liable as the party-tenant under this Lease) and of good reputation, and Landlord may withhold its consent if the proposed subtenant or assignee is a tenant in the Complex who is then in active negotiations with Landlord for space of similar size, type and lease term.

B.            Permitted Tenant Successor; Financial Test.  Notwithstanding the foregoing, it is hereby expressly understood and agreed however, if Tenant is a corporation, that the assignment or transfer of this Lease, and the term and estate hereby granted, to any corporation or other entity (“Permitted Tenant Successor”) into which Tenant is merged or with which Tenant is consolidated or to which Tenant transfers all or substantially all of its assets shall be permitted without Landlord’s consent if: (i) in Landlord’s reasonable judgment, Tenant then satisfies the Financial Test, as hereinafter defined, (ii) the financial condition of the Permitted Tenant Successor immediately following such assignment or transfer is at least as good as the financial condition of Tenant immediately prior to such assignment or transfer, and (iii) the Permitted Tenant Successor and Tenant shall promptly execute, acknowledge and deliver to Landlord an agreement (an “Assignment Agreement”) in form and substance reasonably satisfactory to Landlord whereby the Permitted Tenant Successor shall agree to be independently bound by and upon ail the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed, and whereby the Permitted Tenant Successor shall expressly agree that the provisions of this Article 16 shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers.  For the purposes of this Lease, Tenant shall be deemed to have satisfied the “Financial Test” if, as evidenced by the Financial Statements, as hereinafter defined, of Tenant for the six months immediately preceding the transfer of the Lease to the Permitted Transferee, it is apparent that Tenant would be able to meet its average monthly obligations for one (1) year period following such transfer based upon Tenant’s current working capital (i.e. the amount by which cash and cash equivalent assets exceed short term liabilities), the average use of cash and cash equivalent assets by Tenant per month, and the average monthly short term liabilities of Tenant.  The “Financial Statements” shall be defined as financial statements (asset and income statements) of Tenant, prepared in form reasonable acceptable to Landlord, and certified as accurate by the chief financial officer of Tenant.

C.            Affiliated Entities.  Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord’s consent, to assign its interest in this Lease and to sublease the premises, or any portion thereof, to an Affiliated Entity, as hereinafter defined, so long as such entity remains in such relationship to Tenant, and provided that prior to or simultaneously with such assignment or sublease, such Affiliated Entity executes and delivers to Landlord an Assumption Agreement, as hereinabove defined and further provided that Tenant meets the Financial Test, as defined in Article 16B hereof.  For the purposes hereof, an “Affiliated Entity” shall be defined as any entity which directly or indirectly is controlled by, is under common control with, or which controls Tenant.  For the purposes hereof, control shall mean the direct or indirect ownership of at least fifty (50%) percent of the beneficial interest of the entity in question.  Any Permitted Tenant Successors which satisfies the requirements of Article 16C and any Affiliated Entity which satisfies the requirements of Article 16D is sometimes hereinafter referred to as “Permitted Transferee”.

D.            Landlord’s Recapture Right.  Notwithstanding anything to the contrary herein contained: (i) if Tenant proposes to assign Tenant’s interest in the Lease to other than a Permitted Transferee, or if Tenant proposes to sublease the entirety of the premises to other than a Permitted Transferee, then Tenant shall so notify Landlord in writing prior to Tenant putting the subject space “on the market”, and Landlord shall have an option to cancel and terminate this Lease, and (ii) if Tenant proposes to sublease a portion of the premises so that, upon the commencement of the term of such sublease, there shall be then in effect subleases to entities other than Permitted Transferees which, taking into account the proposed sublease, affect more than fifty percent (50%) of the Total Rentable Area of the premises then demised to Tenant, then Tenant shall so notify Landlord in writing prior to Tenant putting the subject space “on the market”, and Landlord shall have an option to cancel and terminate this Lease with respect to the portion of the premises proposed to be subleased (but not with respect to other portions of the premises then affected by any other sublease or subleases).  Landlord may exercise such cancellation right by giving written notice to Tenant on or before the date twenty (20) days after Landlord receives written notice from Tenant as to the proposed assignment or sublease in question.  If Landlord exercises such right, then the effective date of cancellation or termination shall occur as of the date set forth in Landlord’s notice of exercise of such option, which shall not be less than sixty (60) days nor more than one hundred twenty (120) days following the giving of such notice.  If Landlord exercises Landlord’s option to cancel this Lease or any portion thereof, Tenant shall surrender possession of the premises, or the portion thereof which is the subject of the option, as the case may be, on the date set forth in Landlord’s notice in accordance with the provisions of this Lease relating to surrender of the premises at the expiration of the Term.  If this Lease is cancelled as to a portion of the premises only, Rent (including any additional rent) after the date of cancellation shall be abated on a pro rata basis in proportion to the portion of the applicable portion of the premises to which the Lease no longer is effective or applies, and Tenant’s Proportionate Share and the number of parking passes shall be proportionately reduced.  If Landlord does not exercise Landlord’s option to cancel this Lease or any portion thereof pursuant to the foregoing provisions within the permitted time period, then Landlord shall be deemed to have waived such option to cancel or terminate the Lease as to the assignment or sublease in question, but Landlord’s consent to such sublease or assignment shall continue to be required in accordance with the other provisions of this Article 16.

E.             Tenant Default.  Notwithstanding anything to the contrary in this Article 16 contained, if Tenant is in default of its obligations under the Lease beyond any applicable notice or grace periods, at the time that it requests Landlord’s consent to a proposed sublease or assignment, such default shall be deemed to be a “reasonable” reason for Landlord withholding its consent to any proposed subletting or assignment for as long as such default remains uncured.

F.             No Release of Tenant.  No subletting or assignment shall relieve Tenant of its primary obligation as party Tenant hereunder, nor shall it reduce or increase Landlord’s obligations under the Lease.

G.            Net Transfer Profit.  In the event of an assignment of this Lease or a sublease of the premises or any portion thereof to anyone other than a Permitted Transferee, Tenant shall pay to Landlord fifty (50%) percent of any Net Transfer Profits (as defined below), payable in accordance with the following.  In the case of an assignment of this Lease, “Net Transfer Profit”: (1) shall be defined as a lump sum in the amount (if any) by which any consideration paid by the assignee in consideration of or as an inducement to Tenant to make said assignment exceeds the reasonable attorneys’ fees, construction costs and brokerage Fees incurred by Tenant in order to effect such assignment (collectively, “Transfer Expenses”), and (2) be payable concurrently with the payment to be made by the assignee to Tenant.  In the case of a sublease, “Net Transfer Profit”: (3) shall be defined as a monthly amount equal to the amount by which the sublease rent and other charges paid by the subtenant to Tenant under the sublease exceed the sum of (x) the rent and other charges payable under this Lease for the premises or allocable to the sublet portion thereof, plus (y) an amount equal to any Transfer Expenses not previously reimbursed to Tenant, and (4) shall be payable on a monthly basis concurrently with the subtenant’s payment of rent to Tenant under the sublease.

H.            The listing of any name other than that of Tenant, whether on the doors of the premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the premises or be deemed to effect or evidence any consent of Landlord, it being expressly understood that any such listing for a party other than Tenant is a privilege extended by Landlord revocable at will by written notice to Tenant.

I.              If this Lease be assigned, or if the premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved then due, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.  Any consent by Landlord to a particular assignment or subletting shall not in any way diminish the prohibition stated in the first sentence of this Article 16 (as to a later assignment or subletting) or the continuing liability of the Tenant named on Exhibit 1 as the party Tenant under this Lease.  No assignment or subletting shall affect the purpose for which the premises may be used as stated in Exhibit 1 and Article 5.1.

17.          MISCELLANEOUS COVENANTS

Tenant covenants and agrees as follows:

17.1        Rules and Regulations.  Tenant will faithfully observe and comply with the Rules and Regulations, if any, annexed hereto and such other and further reasonable Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building, provided, however, that in the case of any conflict between the provisions of this Lease and any such regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees.  Notwithstanding anything to the contrary in this Lease contained, Landlord agrees that it will not enforce said Rules and Regulations against Tenant in a discriminatory or arbitrary manner.

17.2        Access to Premises—Shoring.  Tenant shall: (i) subject to Articles 2.3(b) and 10, permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof; (ii) upon prior oral notice (except that no notice shall be required in emergency situations), permit Landlord and any mortgagee of the Building or the Building and land or of the interest of Landlord therein, and any lessor under any ground or underlying lease, and their representatives, to have free and unrestricted access to and to enter upon the premises at all reasonable hours for the purposes of inspection or of making repairs, replacements or improvements in or to the premises or the Building or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the premises all necessary materials, tools and equipment); and (iii) permit Landlord, at reasonable times, to show the premises during ordinary business hours to any existing or prospective mortgagee, ground lessor, space lessee, purchaser, or assignee of any mortgage, of the Building or of the Building and the land or of the interest of Landlord therein, and during the period of nine (9) months next preceding the Termination Date to any person contemplating the leasing of the premises or any part thereof.  Except in an emergency, Tenant shall have the right to have representative of Tenant accompany Landlord during any entry by Landlord into the premises.  If Tenant shall not be personally present to open and permit an entry into the premises at any time when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord’s agents may enter the same by a master key, or may, in an emergency forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s property), and without in any manner affecting the obligations and covenants of this Lease.  Landlord shall exercise its rights of access to the premises permitted under any of the terms and provisions of this Lease in such manner as to minimize to the extent practicable interference with Tenant’s use and occupation of the premises.  Subject to Articles 8.6 and 15.6, if an excavation shall be made upon land adjacent to the premises or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the premises for the purpose of doing such work as said person shall deem necessary to preserve the Building from injury or damage and to support the same by proper foundations without any claims for damages or indemnity against Landlord, or diminution or abatement of rent.

17.3        Accidents to Sanitary and Other Systems.  Tenant shall give to Landlord prompt notice of any fire or accident in the premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the premises.  Except as otherwise provided in Articles 18 and 20, and subject to Tenant’s obligations in Article 14 and Article 19, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by Tenant or by the employees, licensees, contractors or invitees of Tenant, the cost to remedy the same shall be paid by Tenant.  In addition, but subject to Article 19, all reasonable third-party costs incurred by Landlord in connection with the investigation of any notice given by Tenant shall be paid by Tenant if the reported damage or defective condition was caused by Tenant or by the employees, licensees, contractors, or invitees of Tenant.  Subject to Articles 8.6 and 15.6, Tenant shall not be entitled to claim any eviction from the premises or any damages arising from any such damage or defect unless the same (i) shall have been occasioned by the negligence of the Landlord, its agents, servants or employees and (ii) shall not, after notice to Landlord of the condition claimed to constitute negligence, have been cured or corrected within a reasonable time after such notice has been received by Landlord; and in case of a claim of eviction unless such damage or defective condition shall have rendered a substantial portion of the premises untenantable and they shall not have been made tenantable by Landlord within a reasonable time.

17.4        Signs, Blinds and Drapes.  Tenant shall put no signs in any part of the Building, except that: (i) Tenant shall have the right to install a building standard tenant identification sign at Tenant’s entrance door, including Tenant’s logo, subject to Landlord’s prior written approval (which shall not be unreasonably withheld), and (ii) Tenant shall have the right, during the term of the Lease, to list Tenant’s name on each Building directory for Building Nos. 100, 400, 700 and 1400.  The initial listing of Tenant’s name on the Building directories shall be at Landlord’s cost and expense.  Any changes, replacements or additions by Tenant to such directories shall be at Tenant’s sole cost and expense.  No signs or blinds may be put on or in any window or elsewhere if visible from the exterior of the Building, nor may the building standard drapes or blinds be removed by Tenant.  Tenant may hang its own drapes, provided that they shall not in any way interfere with the building standard drapery or blinds or be visible from the exterior of the Building and that such drapes are so hung and installed that when drawn, the building standard drapery or blinds are automatically also drawn.  Any signs or lettering in the public corridors or on the doors shall conform to Landlord’s building standard design.  Neither Landlord’s name, nor the name of the Building or any Center, Office Park or other Park of which the Building is a part, or the name of any other structure erected therein shall be used without Landlord’s consent in any advertising material (except on business stationery or as an address in advertising matter), nor shall any such name, as aforesaid, be used in any undignified, confusing, detrimental or misleading manner.

17.5        Estoppel Certificate.  Tenant shall at any time and from time to time upon not less than ten (10) business days’ prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Yearly Rent and other charges have been paid in advance, if any, stating whether or not, to Tenant’s knowledge, Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default and such other facts as Landlord may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of the Building and the land or of any interest of Landlord therein, any mortgagee or prospective mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof.  Time is of the essence in respect of any such requested certificate, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sale and the like.

17.6        Prohibited Materials and Property.  Tenant shall not bring or permit to be brought or kept in or on the premises or elsewhere in the Building (i) any unique, unusually valuable, rare or exotic furniture, work of art or the like unless the same is fully insured under all-risk coverage, or (ii) any data processing, electronic, optical or other equipment or property of an unusually delicate, fragile or vulnerable nature unless the same are housed, shielded and protected against harm and damage, whether by cleaning or maintenance personnel, radiations or emanations from other equipment now or hereafter installed in the Building, or otherwise.  Nor shall Tenant cause or permit any potentially harmful air emissions, odors of cooking or other processes, or any unusual or other objectionable odors or emissions to emanate from or permeate the premises.

17.7        Requirements of Law—Fines and Penalties.  (a)  Tenant at its sole expense shall comply with all laws, rules, orders and regulations, including, without limitation, all energy-related requirements, of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to or arising out of Tenant’s use or occupancy of the premises, provided that Tenant shall not be obligated to perform any construction or other work outside of the premises based upon the provisions of this sentence.  Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any item, covenant, or condition of this Lease upon Tenant’s part to be kept, observed, performed or complied with, which nonperformance, noncompliance, breach or failure continues beyond the applicable notice and cure period set forth in Article 21.7 hereof (except that no notice shall be required in an emergency).  If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the premises, it shall give prompt notice thereof to Landlord.

(b)           Landlord shall comply with the Americans with Disabilities Act of 1990, and the rules and regulations promulgated thereunder (“ADA”) so far as they relate to the parking areas, elevators, common doorways, common bathrooms, common restrooms and other common areas of the Building and/or Complex.  Landlord hereby represents to Tenant that, as of the Execution Date of this Lease, Landlord has not received notices from any governmental agencies that the Building is in violation of any applicable laws.

17.8        Tenant’s Acts—Effect on Insurance.  Tenant shall not knowingly do or permit to be done any act or thing upon the premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said premises or for any other reason.  Tenant at its own expense shall comply with all rules, orders, regulations and requirements of the Board of Fire Underwriters, or any other similar body having jurisdiction, and shall not (i) knowingly do, or permit anything to be done, in or upon the premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building, or (ii) use the premises in a manner which shall increase such insurance rates on the Building, or on property located therein, over that applicable when Tenant first took occupancy of the premises hereunder.  If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, the Tenant shall reimburse Landlord for that part of any insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant.  Landlord acknowledges that the use of the premises for the Permitted Use stated in Exhibit 1 (as opposed to the manner of use of the premises by Tenant, even if such manner of use is a Permitted Use) will not breach the provisions of this Article 17.8.

17.9        Miscellaneous.  Tenant shall not suffer or permit the premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced, nor permit any hole to be drilled or made in any part thereof, except in connection with work performed in accordance with this Lease.  Tenant shall not suffer or permit any employee, contractor, business invitee or visitor to violate any covenant, agreement or obligations of the Tenant under this Lease.

18.          DAMAGE BY FIRE, ETC.

(a)           During the entire term of this Lease, and adjusting insurance coverages to reflect current values from time to time:—(i) Landlord shall keep the Building (excluding Tenant’s Work and any other property installed by or at the expense of Tenant) (collectively, “Tenant’s Insured Property”) insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance in an amount equal to one hundred percent (100%) replacement cost value above foundation walls; and (ii) Tenant shall keep Tenant’s Insured Property (but not with respect to Tenant’s personal property) and its personal property in and about the premises insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance in an amount equal to one hundred percent (100%) replacement cost value.  Such Tenant’s insurance with respect to Tenant’s Insured Property shall insure the interests of both Landlord and Tenant as their respective interests may appear from time to time and shall name Landlord as an additional insured; and the proceeds thereof shall be used only for the replacement or restoration of such property.

(b)           If any portion of the premises or common areas of the Building required to be insured by Landlord under the preceding paragraph shall be damaged by fire or other insured casualty, Landlord shall proceed with diligence, subject to the then applicable statutes, building codes, zoning ordinances, and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee and/or ground lessor of the real property of which the premises are a part) to repair or cause the damaged portions of the premises and the common areas of the Building to be repaired and restored to the condition that existed prior to such damage, including repairs to Tenant’s alterations, decorations, additions and improvements which shall be performed by Landlord; in all other respects, all repairs to and replacements of Tenant’s personal property shall be made by and at the expense of Tenant.

(c)           If the premises or any part thereof shall have been rendered unfit for use and occupation hereunder or not reasonably accessible by reason of such damage the Yearly Rent and the additional charges (including Tax Share and Operating Expense Share) or a just and proportionate part thereof, according to the nature and extent to which the premises shall have been so rendered unfit or inaccessible, shall be suspended or abated until the premises (except as to the property which is to be repaired by or at the expense of Tenant) shall have been restored as nearly as practicably may be to the condition in which they were immediately prior to such fire or other casualty.

(d)           Tenant agrees to cooperate with Landlord in such manner as Landlord may reasonably request in assisting Landlord in collecting insurance proceeds due in connection with any casualty which affects the premises.

(e)           Landlord shall not be liable for delays in the making of any such repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, and other causes beyond the reasonable control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage.

(f)            If (i) the premises are so damaged by fire or other casualty (whether or not insured) at any time during the last eighteen (18) months of the term hereof that the cost to repair such damage to the premises is reasonably estimated to exceed one-half (1/2) of the total Yearly Rent payable hereunder for the period from the estimated date of restoration until the Termination Date, or (ii) the Building (whether or not including any portion of the premises) is so damaged by fire or other casualty (whether or not insured) that substantial alteration or reconstruction or demolition of the Building shall in Landlord’s bona fide business judgment be required, and (with respect to a termination pursuant to this clause (ii)), Landlord terminates the leases of all tenants of the Building similarly affected by the fire or casualty in question, then and in either of such events, this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following such fire or other casualty, the effective termination date of which shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant.  In the event of any termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Termination Date as stated in Exhibit 1 and the Yearly Rent shall be apportioned as of such date; and if the premises or any part thereof shall have been rendered unfit for use and occupation by reason of such damage the Yearly Rent and the additional charges (including Tax Share and Operating Expense Share) for the period from the date of the fire or other casualty to the effective termination date, or a just and proportionate part thereof, according to the nature and extent to which the premises shall have been so rendered unfit or inaccessible, shall be abated.

(g)           In the event that the premises or the Building are damaged by fire or other casualty to such an extent so as to render the premises, or a substantial portion thereof, untenantable, and if Landlord shall fail to substantially complete said repairs or restoration within two hundred forty (240) days after the date of such fire or other casualty (“Restoration Period”) for any reason other than Tenant’s fault, Tenant may terminate this Lease by giving Landlord written notice as follows:

(i)                                     Said notice shall be given after the Restoration Period.

(ii)                                  Said notice shall set forth an effective date which is not earlier than thirty (30) days after Landlord receives said notice.

(iii)                               If said repairs or restoration are substantially complete on or before the date thirty (30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenant’s contractors) after Landlord receives such notice, said notice shall have no further force and effect.

(iv)                              If said repairs or restoration are not substantially complete on or before the date thirty (30) days (which thirty-(30)-day period shall be extended by the length of any delays caused by Tenant or Tenant’s contractors) after Landlord receives such notice, the Lease shall terminate as of said effective date.

19.          WAIVER OF SUBROGATION

In any case in which Tenant shall be obligated to pay to Landlord any loss, cost, damage, liability, or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof (i) the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable, and (ii) the amount of any loss, cost, damage, liability or expense caused by a peril covered by the broadest form of property insurance generally available on the Building or in property in buildings of the type of the Building, whether or not actually procured by Landlord.

In any case in which Landlord or Landlord’s managing agent shall be obligated to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord or Landlord’s managing agent, as the case may be, as an offset against the amount thereof (i) the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability, or expense, provided that the allowance of such offset does not invalidate the policy or policies under which such proceeds were payable and (ii) the amount of any loss, cost, damage, liability or expense caused by a peril covered by the broadest form of property insurance generally available on the Building or in property in buildings of the type of the Building, whether or not actually procured by Tenant.

The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy covering the premises and the Building and personal property, fixtures and equipment located thereon and therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery in favor of either party, its respective agents or employees.  Each party hereby agrees that it will not make any claim against or seek to recover from the other or its agents or employees for any loss or damage to its property or the property of others resulting from fire or other perils covered by such property insurance.

20.          CONDEMNATION - EMINENT DOMAIN

In the event that the premises or any material part thereof, or the whole or any material part of the Building (i.e., such that Landlord, in Landlord’s bona fide business judgment, determines that the continued operation of the Building is uneconomic), shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct, indirect or consequential) for which Landlord or Tenant shall be entitled to compensation, then (and in any such event) this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following the date on which Landlord shall have received notice of such taking, appropriation or condemnation.  In the event that a substantial part of the premises or of the means of access thereto shall be so taken (i.e., such portion of the premises or access is taken so that Tenant determines, in Tenant’s bona fide business judgment, that Tenant’s use of the premises is materially adversely affected), appropriated or condemned, then (and in any such event) this Lease and the term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received notice of such taking, appropriation or condemnation.

Upon the giving of any such notice of termination (either by Landlord or Tenant) this Lease and the term hereof shall terminate on or retroactively as of the date on which Tenant shall be required to vacate any part of the premises or shall be deprived of a material part of the means of access thereto, provided, however, that Landlord may in Landlord’s notice elect to terminate this Lease and the term hereof retroactively as of the date on which such taking, appropriation or condemnation became legally effective.  In the event of any such termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Termination Date as stated in Exhibit 1, and the Yearly Rent and the additional charges (including Tax Share and Operating Expense Share) shall be apportioned as of such date.  If neither party (having the right so to do) elects to terminate or if neither party has the right to terminate following any taking, appropriation or condemnation, Landlord will, with reasonable diligence and at Landlord’s expense, restore the remainder of the premises, or the remainder of the means of access, as nearly as practicably may be to the same condition as obtained prior to such taking, appropriation or condemnation in which event (i) a just proportion of the Yearly Rent and the additional charges (including Tax Share and Operating Expense Share), according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the premises and the means of access thereto, shall be permanently abated, and (ii) a just proportion of the remainder of the Yearly Rent and the additional charges (including Tax Share and Operating Expense Share), according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the premises and the means of access thereto, shall be abated until what remains of the premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupation by Tenant hereunder.  Except for any award specifically reimbursing Tenant for moving or relocation expenses or for Tenant’s personal property, there are expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, in implementation and in confirmation of which Tenant does hereby acknowledge that Landlord shall be entitled to receive all such compensation and damages, grant to Landlord all and whatever rights (if any) Tenant may have to such compensation and damages, and agree to execute and deliver all and whatever further instruments of assignment as Landlord may from time to time reasonably request.  In the event of any taking of the premises or any part thereof for temporary (i.e., not in excess of one (1) year) use, (i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled to receive for itself any award made to the extent allocable to the premises in respect of such taking on account of such use, provided, that if any taking is for a period extending beyond the term of this Lease, such award shall be apportioned between Landlord and Tenant as of the Termination Date or earlier termination of this Lease.

21.          DEFAULT

21.1        Conditions of Limitation - Re-entry - Termination.  This Lease and the herein term and estate are, upon the condition that if (a) subject to Article 21.7, Tenant shall neglect or fail to perform or observe any of the Tenant’s covenants or agreements herein, including (without limitation) the covenants or agreements with regard to the payment when due of rent, additional charges, reimbursement for increase in Landlord’s costs, or any other charge payable by Tenant to Landlord (all of which shall be considered as part of Yearly Rent for the purposes of invoking Landlord’s statutory or other rights and remedies in respect of payment defaults); or (b) Tenant shall admit in writing Tenant’s inability to pay its debts generally as they become due, or (c) Tenant shall make a composition of its debts with its creditors; or (d) Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors, or (e) an attachment on mesne process, on execution or otherwise, or other legal process shall issue against Tenant’s leasehold interest hereunder and a sale shall be held thereunder; or (f) any judgment, final beyond appeal secured by any lien, attachment or the like on Tenant’s leasehold interest hereunder, shall be entered, recorded or filed against Tenant in any court, registry, etc. and Tenant shall fail to pay such judgment within sixty (60) days after the judgment shall have become final beyond appeal or to discharge or secure by surety bond such lien, attachment, etc. within such sixty (60) day period; or (g) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within sixty (60) days thereafter; or (h) a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or substantially all of Tenant’s property and such appointment shall not be vacated within sixty (60) days; or (i) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within sixty (60) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, or (j) any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 16 hereof (including, without limitation, provisions of Article 16 that require Landlord not to unreasonably withhold its consent to such a transfer) - then, and in any such event (except as hereinafter in Article 21.2 otherwise provided) Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of covenant or agreement and without prejudice to Tenant’s liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Termination Date as stated in Exhibit 1.  Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, in any manner permitted by law, enter into and upon the premises (or any part thereof in the name of the whole); repossess the same as of its former estate; and expel Tenant and those claiming under Tenant.  Wherever “Tenant” is used in subdivisions (c), (d), (e), (f), (g), (h) and (i) of this Article 21.1, it shall be deemed to include the present guarantor of Tenant’s obligations under this Lease, if any.  The words “re-entry” and “re-enter” as used in this Lease are not restricted to their technical legal meanings.

21.2        Intentionally Omitted.

21.3        Damages - Termination.  Upon the termination of this Lease under the provisions of this Article 21, then except as hereinabove in Article 21.2 otherwise provided, Tenant shall pay to Landlord the rent and other charges payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord either:

(x)            the amount by which, at the time of the termination of this Lease (or at any time thereafter when Landlord shall elect damages under this subparagraph (x) if Landlord shall have initially elected damages under subparagraph (y), below) (such time, in either event, being hereinafter referred to as the “Election

Date”), (i) the aggregate of the rent and other charges projected over the period commencing at such time and ending on the Termination Date as stated in Exhibit 1 exceeds (ii) the aggregate fair rental value of the premises for such period;

or:

(y)           amounts equal to the rent and other charges which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Termination Date as specified in Exhibit 1, provided, however, if Landlord shall re-let the premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the premises for new tenants, brokers’ commissions, and all other similar and dissimilar expenses of re-letting properly chargeable against the premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subparagraph (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord and relate to the period of time on which such suit is based.  If the premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

If Landlord at any time elects to recover under subparagraph (x), then Landlord may not recover any damages under subparagraph (y) with respect to any period of time after the Election Date.

Landlord agrees to use reasonable efforts to relet the premises after Tenant vacates the premises in the event that the Lease is terminated based upon a default by Tenant hereunder.  Marketing of Tenant’s premises in a manner similar to the manner in which Landlord markets other premises within Landlord’s control in the Building or Complex shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts.”  In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenants for the premises until Landlord obtains full and complete possession of the premises including, without limitation, the final and unappealable legal right to re-let the premises free of any claim of Tenant, (ii) relet the premises before leasing other vacant space in the Complex, (iii) lease the premises for a rental less than the current fair market rental then prevailing for similar space in the Complex, or (iv) enter into a lease with any proposed tenant that does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the premises in a first-class manner.

In calculating the rent and other charges under Subparagraph (x), above, there shall be included, in addition to the Yearly Rent, Tax Share and Operating Expense Share and all other considerations agreed to be paid or performed by Tenant, on the assumption that all such amounts and considerations would have remained constant (except as herein otherwise provided) for the balance of the full term hereby granted.

Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated hereunder.

Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

21.4        Fees and Expenses.

(a)           If Tenant shall default in the performance of any covenant on Tenant’s part to be performed as in this Lease contained, and if such default continues uncured for twenty (20) days after written notice thereof is given by Landlord to Tenant (except that no prior notice shall be required in an emergency), Landlord may immediately, or at any time thereafter while such default continues uncured, without further notice, perform the same for the account of Tenant.  If Landlord at any time is compelled to pay or so elects (as provided above) to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or if Landlord is compelled to or does so incur (as provided above) any expense, including reasonable attorneys’ fees, in instituting, prosecuting, and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, Tenant shall on demand pay to Landlord by way of reimbursement the sum or sums so paid by Landlord with all costs and damages, plus interest computed as provided in Article 6 hereof.

(b)           Tenant shall pay Landlord’s cost and expense, including reasonable attorneys’ fees, incurred (i) in enforcing any obligation of Tenant under this Lease or (ii) as a result of Landlord, without its fault, being made party to any litigation pending by or against Tenant or any persons claiming through or under Tenant.  Tenant shall not be obligated to make any payment to Landlord of any attorneys’ fees incurred by Landlord unless judgment is entered (final, and beyond appeal) in favor of Landlord in the lawsuit relating to such fees.  Landlord shall, prior to incurring any such expenses pursuant to this Article 21.4(b), give Tenant at least ten (10) days’ prior written notice.  Tenant shall have the right to engage counsel reasonable acceptable to Landlord to defend Landlord in any litigation referred to in clause (ii) and to settle such litigation provided that after such settlement neither Landlord nor any of its agents or employees has any liability as a result of such settlement.

(c)           Landlord shall pay, upon demand by Tenant, reasonable attorneys’ fees incurred by Tenant in connection with any lawsuit between Landlord and Tenant where judgment is entered (final, and beyond appeal) in favor of Tenant.

21.5        Waiver of Redemption.  Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future law to redeem the premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

21.6        Landlord’s Remedies Not Exclusive.  The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

21.7        Grace Period.  Notwithstanding anything to the contrary in this Article contained, Landlord agrees not to take any action to terminate this Lease (a) for default by Tenant in the payment when due of any sum of money, if Tenant shall cure such default within ten (10) days after written notice thereof is given by Landlord to Tenant, provided, however, that no such notice need be given and no such default in the payment of money shall be curable if on two (2) prior occasions within the prior twelve (12) month period there had been a default in the payment of money which had been cured after notice thereof had been given by Landlord to Tenant as herein provided or (b) for default by Tenant in the performance of any covenant or other provisions of this Lease other than a covenant to pay a sum of money, if Tenant shall cure such default within a period of thirty (30) days after written notice thereof is given by Landlord to Tenant (except that where the nature of the default is such that remedial action should appropriately take place sooner, as reasonably indicated in such written notice, then such remedial action shall take place within the time period set forth in such notice, which shall not in any event be less than fifteen (15) days after such notice is given), or within such additional period as may reasonably be required to cure such default if (because of governmental restrictions or any other cause beyond the reasonable control of Tenant) the default is of such a nature that it cannot reasonably be expected to be cured within such thirty-(30)-day period, provided, however, (1) that there shall be no extension of time beyond such thirty-(30)-day period for the curing of any such default unless, not more than ten (10) days after the receipt of the notice of default, Tenant in writing (i) shall specify the cause on account of which the default cannot be cured during such period and shall advise Landlord of its intention duly to institute all steps necessary to cure the default and (ii) shall, as soon as reasonably practicable, duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default and, (2) that no notice of the opportunity to cure a default need be given, and no grace period whatsoever shall be allowed to Tenant, if the default is a condition set forth in any of the following clauses:  Articles 21.1(b) through (j).

Notwithstanding anything to the contrary in this Article 21.7 contained, except to the extent prohibited by applicable law, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant in favor of the notice and grace periods set forth in this Article 21.7.

22.          END OF TERM - ABANDONED PROPERTY

Upon the expiration or other termination of the term of this Lease, Tenant shall peaceably quit and surrender to Landlord the premises and all alterations and additions thereto, broom clean, in the same order, repair and condition which Tenant is required to maintain the premises pursuant to Article 14 (except as provided herein and in Articles 8.5, 18 and 20), Tenant has no responsibility of repair or restoration.  Subject to Article 12, Tenant shall remove all of its property installed by Tenant in the premises or elsewhere in the Building, and, to the extent specified by Landlord at the time that Landlord approves Tenant’s plans for the same, all alterations and additions made by Tenant within the premises, and shall repair any damages to the premises or the Building caused by their installation or by such removal.  Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

Tenant will remove any personal property from the Building and the premises upon or prior to the expiration or termination of this Lease and any such property which shall remain in the Building or the premises thereafter shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit.  If any part thereof shall be sold, that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Yearly Rent, additional or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under Article 21 hereof or pursuant to law and the balance, if any, shall be paid to Tenant.

If Tenant or anyone claiming under Tenant shall remain in possession of the premises or any part thereof after the expiration or prior termination of the term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, then, prior to the acceptance of any payments for rent or use and occupancy by Landlord, the person remaining in possession shall be deemed a tenant-at-sufferance.  Whereas the parties hereby acknowledge that Landlord may need the premises after the expiration or prior termination of the term of the Lease for other tenants and that the damages which Landlord may suffer as the result of Tenant’s holding-over cannot be determined as of the Execution Date hereof, in the event that Tenant so holds over, Tenant shall pay to Landlord in addition to all rental and other charges due and accrued under the Lease prior to the date of termination, charges (based upon fair market rental value of the premises) for use and occupation of the premises thereafter and, in addition to such sums and any and all other rights and remedies which Landlord may have at law or in equity, an additional use and occupancy charge in the amount of fifty percent (50%) of either the Yearly Rent and other charges calculated (on a daily basis) at the highest rate payable under the terms of this Lease, but measured from the day on which Tenant’s hold-over commenced and terminating on the day on which Tenant vacates the premises or the fair market value of the premises for such period, whichever is greater.  In addition, Tenant shall save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all damages which Landlord may suffer on account of Tenant’s hold-over in the premises for a period of more than thirty (30) days after the expiration or prior termination of the term of the Lease.

23.          SUBORDINATION

(a)           Subject to any mortgagee’s or ground lessor’s election, as hereinafter provided for, this Lease is subject and subordinate in all respects to: (i) all matters of record (including, without limitation, deeds and land disposition agreements), ground leases and/or underlying leases, and all mortgages, any of which now affect the real property of which the premises are a part, or any part of such real property, and/or Landlord’s interest or estate therein, and (ii) all ground and/or underlying leases and all mortgages which may in the future affect the real property of which the premises are a part, or any part of such real property, and/or Landlord’s interest or estate therein, and (with respect to any such existing or future mortgage) to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor.  This Article 23 shall be self-operative and no further instrument or subordination shall be required.  In confirmation of such subordination, Tenant shall execute, acknowledge and deliver promptly any certificate or instrument that Landlord and/or any mortgagee and/or lessor under any ground or underlying lease and/or their respective successors in interest may reasonably request to effectuate such subordination, subject to Landlord’s, mortgagee’s and ground lessor’s right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.  Tenant acknowledges that, where applicable, any amendment to this Lease approved hereafter by Landlord may be subject to the further consent or approval of such mortgagee and/or ground lessor; and the failure or refusal of such mortgagee and/or ground lessor to give such consent or approval shall, notwithstanding anything to the contrary in this Lease contained, constitute reasonable justification for Landlord’s withholding its approval of such amendment.

(b)           Notwithstanding anything to the contrary in this Article 23 contained, as to any future mortgages, ground leases, and/or underlying lease or deeds of trust, the herein provided subordination and attornment shall be effective only if the mortgagee, ground lessor or trustee therein, as the case may be, agrees, by a written instrument in recordable form and in the customary form of such mortgagee, ground lessor, or trustee, with such commercially reasonable changes as Tenant may request (“Nondisturbance Agreement”) that, as long as Tenant shall not be in terminable default of the obligations on its part to be kept and performed under the terms of this Lease, this Lease will not be affected and Tenant’s possession hereunder will not be disturbed by any default in, termination, and/or foreclosure of, such mortgage, ground lease, and/or underlying lease or deed of trust, as the case may be.  Landlord shall request that the holder of the current mortgage affecting the Complex enter into a Nondisturbance Agreement with Tenant.

(c)           Any such mortgagee or ground lessor may from time to time subordinate or revoke any such subordination of the mortgage or ground lease held by it to this Lease.  Such subordination or revocation, as the case may be, shall be effected by written notice to Tenant and by recording an instrument of subordination or of such revocation, as the case may be, with the appropriate registry of deeds or land records and to be effective without any further act or deed on the part of Tenant.  In confirmation of such subordination or of such revocation, as the case may be, Tenant shall execute, acknowledge and promptly deliver any certificate or instrument that Landlord, any mortgagee or ground lessor may reasonably request to effectuate such subordination or such revocation, subject to Landlord’s, mortgagee’s and ground lessor’s right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.

(d)           Without limitation of any of the provisions of this Lease, if any ground lessor or mortgagee shall succeed to the interest of Landlord by reason of the exercise of its rights under such ground lease or mortgage (or the acceptance of voluntary conveyance in lieu thereof) or any third party (including, without limitation, any foreclosure purchaser or mortgage receiver) shall succeed to such interest by reason of any such exercise or the expiration or sooner termination of such ground lease, however caused, then such successor may, upon notice and request to Tenant (which, in the case of a ground lease, shall be within thirty (30) days after such expiration or sooner termination), succeed to the interest of Landlord under this Lease, subject to such commercially reasonable limitations of liability as the holder of such ground lease or mortgage may require in the Nondisturbance Agreement.  In the event of such succession to the interest of the Landlord — and notwithstanding that any such mortgage or ground lease may antedate this Lease — the Tenant shall attorn to such successor and shall ipso facto be and become bound directly to such successor in interest to Landlord to perform and observe all the Tenant’s obligations under this Lease without the necessity of the execution of any further instrument.  Nevertheless, Tenant agrees at any time and from time to time during the term hereof to execute a suitable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid, subject to Landlord’s, mortgagee’s and ground lessor’s right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.

(e)           The term “mortgage(s)” as used in this Lease shall include any mortgage or deed of trust.  The term “mortgagee(s)” as used in this Lease shall include any mortgagee or any trustee and beneficiary under a deed of trust or receiver appointed under a mortgage or deed of trust.  The term “mortgagor(s)” as used in this Lease shall include any mortgagor or any grantor under a deed of trust.

(f)            Tenant hereby irrevocably constitutes and appoints Landlord or any such mortgagee or ground lessor, and their respective successors in interest, acting singly, Tenant’s attorney-in-fact to execute and deliver any such certificate or instrument for, on behalf and in the name of Tenant, but only if Tenant fails to execute, acknowledge and deliver any such certificate or instrument in the following circumstances:

(i)                                     Landlord, such mortgagee, or ground lessor (“Requesting Party”) shall have given Tenant a written request (“First Request”) therefore, stating that if Tenant does not timely execute and deliver such certificate or instrument, the Requesting Party may act as Tenant’s attorney-in-fact in accordance with this Article 23(e), together with a Nondisturbance Agreement, as defined in Article 23(a), executed on behalf of the mortgagee, ground lessor, or trustee in question;

(ii)                                  Tenant shall fail to execute and deliver such certificate or instrument within ten (10) days of the First Request;

(iii)                               The Requesting Party shall, after the expiration of such ten (10) day period, have given Tenant another request (“Second Request”) therefor, stating that Tenant has failed timely to respond to the First Request for such certificate or instrument and that if Tenant does not execute and deliver such certificate or instrument within ten (10) days of the Second Request, the Requesting Party may act as Tenant’s attorney-in-fact in accordance with this Article 23(e); and

(iv)                              Tenant shall fail to execute and deliver such certificate or instrument within ten (10) days of the Second Request.

(g)           Notwithstanding anything to the contrary contained in this Article 23, if all or part of Landlord’s estate and interest in the real property of which the premises are a part shall be a leasehold estate held under a ground lease, then: (i) the foregoing subordination provisions of this Article 23 shall not apply to any mortgages of the fee interest in said real property to which Landlord’s leasehold estate is not otherwise subject and subordinate; and (ii) the provisions of this Article 23 shall in no way waive, abrogate or otherwise affect any agreement by any ground lessor (x) not to terminate this Lease incident to any termination of such ground lease prior to its term expiring or (y) not to name or join Tenant in any action or proceeding by such ground lessor to recover possession of such real property or for any other relief.

(h)           In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein, in no event will the Landlord be deemed to be in default under this Lease permitting Tenant to exercise any or all rights or remedies under this Lease until the Tenant shall have given written notice of such failure to any mortgagee (ground lessor and/or trustee) of which Tenant shall have been advised in writing and, with respect to any right which Tenant has to terminate the Lease, until a reasonable period of time shall have elapsed following the giving of such notice, during which such mortgagee (ground lessor and/or trustee) shall have the right, but shall not be obligated, to remedy such failure.

24.          QUIET ENJOYMENT

Landlord covenants that if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the premises from and against the claims of all persons claiming by, through or under Landlord or superior title to Landlord, subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease.

Without incurring any liability to Tenant, Landlord may permit access to the premises and open the same, after reasonable notice to Tenant, except that no notice shall be required in an emergency, whether or not Tenant shall be present, upon any demand of any receiver of Tenant’s estate, trustee of Tenant’s estate, assignee for the benefit of creditors of Tenant, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant’s property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the premises), or, again after reasonable notice to Tenant, except that no notice shall be required in an emergency, upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

25.          ENTIRE AGREEMENT — WAIVER — SURRENDER

25.1        Entire Agreement.  This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein.  Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that the Tenant in no way relied upon any other statements or representations, written or oral.  Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

25.2        Waiver.  The failure of either party to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.  The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach.  The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations.  No provisions of this Lease shall be deemed to have been waived by either party unless such waiver be in writing signed by such party.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

25.3        Surrender.  No act or thing done by Landlord during the term hereby demised shall be deemed an acceptance of a surrender of the premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord.  No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the premises prior to the termination of this Lease.  The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the premises.  In the event that Tenant at any time desires to have Landlord underlet the premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant’s effects in connection with such underletting unless, subject to Article 19, caused by the gross negligence or willful misconduct of Landlord or Landlord’s agents or contractors (including subcontractors).

26.          INABILITY TO PERFORM - EXCULPATORY CLAUSE

(a)           Except as provided in Article 4.1 and 4.2 hereof, this Lease and the obligations of Tenant to pay rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord’s reasonable control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency.  In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform.

(b)           Tenant shall neither assert nor seek to enforce any claim against Landlord, or Landlord’s agents or employees, or the assets of Landlord or of Landlord’s agents or employees, for breach of this Lease or otherwise, other than against Landlord’s interest in the Complex of which the premises are a part and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any such liability.  This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord’s assets other than the Landlord’s interest in said real estate, as aforesaid.  In no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential or incidental damages.  Without limiting the foregoing, in no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for lost profits of Tenant.  If by reason of Landlord’s failure to acquire title to the real property of which the premises are a part, Landlord shall be held to be in breach of this Lease, Tenant’s sole and exclusive remedy shall be a right to terminate this Lease.

(c)           Landlord shall not be deemed to be in default of its obligations under the Lease unless Tenant has given Landlord written notice of such default, and Landlord has failed to cure such default within thirty (30) days after Landlord receives such notice or such longer period of time as Landlord may reasonably require to cure such default.  Except as otherwise expressly provided in this Lease, in no event shall Tenant have the right to terminate the Lease nor shall Tenant’s obligation to pay Yearly Rent or other charges under this Lease abate based upon any default by Landlord of its obligations under the Lease.

(d)           Except with respect to any liability which Tenant has to Landlord based upon any breach by Tenant of its obligations under Article 22: (i) in no event shall Tenant or Tenant’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential or incidental damages, and (ii) in no event shall Tenant or Tenant’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for lost profits of Landlord.

27.          BILLS AND NOTICES

Any notice, consent, request, bill, demand or statement hereunder by either party to the other party shall be in writing and, if received at Landlord’s or Tenant’s address, shall be deemed to have been duly given when either delivered or served personally or mailed in a postpaid envelope, deposited in the United States mail addressed to Landlord at its address as stated in Exhibit 1 and to Tenant at the premises (or at Tenant’s address as stated in Exhibit 1, if mailed prior to Tenant’s occupancy of the premises), or if any address for notices shall have been duly changed as hereinafter provided, if mailed as aforesaid to the party at such changed address.  Either party may at any time change the address or specify an additional address for such notices, consents, requests, bills, demands or statements by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States.

If Tenant is a partnership, Tenant, for itself, and on behalf of all of its partners, hereby appoints Tenant’s Service Partner, as identified on Exhibit 1, to accept service of any notice, consent, request, bill, demand or statement hereunder by Landlord and any service of process in any judicial proceeding with respect to this Lease on behalf of Tenant and as agent and attorney-in-fact for each partner of Tenant.

All bills and statements for reimbursement or other payments or charges due from Tenant to Landlord hereunder shall be due and payable in full twenty (20) business days, unless herein otherwise provided, after submission thereof by Landlord to Tenant.  Tenant’s failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Landlord at Tenant’s request, reimbursement provided for by this Lease or for any other sums properly owing by Tenant to Landlord, shall be treated as a default in the payment of rent, in which event Landlord shall have all rights and remedies provided in this Lease for the nonpayment of rent, subject to applicable notice and cure provisions.

28.          PARTIES BOUND — SEIZIN OF TITLE

The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 16 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article 28 shall not be construed as modifying the conditions of limitation contained in Article 21 hereof.

If, in connection with or as a consequence of the sale, transfer or other disposition of the real estate (land and/or Building, either or both, as the case may be) of which the premises are a part, Landlord ceases to be the owner of the reversionary interest in the premises, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be thereafter performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord’s ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord.

29.          MISCELLANEOUS

29.1        Separability.  If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

29.2        Captions, etc.  The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.  References to “State” shall mean, where appropriate, the District of Columbia and other Federal territories, possessions, as well as a state of the United States.

29.3        Broker.  Tenant represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of office space in the Building or any Center, Office Park or other Park of which it is a part (called “Building, etc.” in this Article 29.3) with any broker or had its attention called to the premises or other space to let in the Building, etc. by anyone other than the brokers designated in Exhibit 1.  Tenant agrees to defend, exonerate and save harmless and indemnify Landlord and anyone claiming by, through or under Landlord against any claims for a commission arising in connection with any breach of the foregoing representation and warranty, provided that Landlord shall be solely responsible for the payment of brokerage commissions to the broker, person or firm, if any, designated in Exhibit 1.  Landlord represents and warrants that, in connection with the execution and delivery of the Lease, it has not directly or indirectly dealt with any broker other than the brokers designated on Exhibit 1.  Landlord agrees to defend, exonerate and save harmless Tenant and anyone claiming by, through, or under Tenant against any claims arising in connection with any breach of the representation and warranty set forth in the immediately preceding sentence.

29.4        Intentionally Omitted Arbitration.  Any disputes relating to provisions or obligations in this Lease as to which a specific provision for a reference to arbitration is made herein shall be submitted to arbitration in accordance with the provisions of applicable state law (as identified on Exhibit 1), as from time to time amended.  Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association.  Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in the City wherein the Building is situated (or the nearest other city having an Association office).  The arbitrator shall hear the parties and their evidence.  The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law (as identified on Exhibit 1); and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the State wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed.  The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision.  No arbitrable dispute shall be deemed to have arisen under this Lease prior to (i) the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof; and (ii) where a Tenant payment {e.g., Tax Share or Operating Expense Share under Article 9 hereof) is in issue, the amount billed in good faith by Landlord having been paid by Tenant.

29.6        Governing Law.  This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the State wherein the Building is situated and any applicable local municipal rules, regulations, by-laws, ordinances and the like.

29.7        Assignment of Rents.  With reference to any assignment by Landlord of its interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding a mortgage or ground lease on the Building,  Tenant agrees:

(a)           that the execution thereof by Landlord and the acceptance thereof by such mortgagee and/or ground lessor shall never be deemed an assumption by such mortgagee and/or ground lessor of any of the obligations of the Landlord thereunder, unless such mortgagee and/or ground lessor shall, by written notice sent to the Tenant, specifically otherwise elect; and

(b)           that, except as aforesaid, such mortgagee and/or ground lessor shall be treated as having assumed the Landlord’s obligations thereunder only upon foreclosure of such mortgagee’s mortgage or deed of trust (or acceptance of a deed in lieu of foreclosure) or termination of such ground lessor’s ground lease or the taking of possession of the demised premises for the purposes of foreclosure after having given notice of its exercise of the option stated in Article 23 hereof to succeed to the interest of the Landlord under this Lease.

29.8        Representation of Authority.  By his execution hereof each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he is duly authorized to execute this Lease on behalf of such party.  If Tenant is a corporation, Tenant hereby appoints the signatory whose name appears below on behalf of Tenant as Tenant’s attorney-in-fact for the purpose of executing this Lease for and on behalf of Tenant.

29.9        Expenses Incurred by Landlord Upon Tenant Requests.  Tenant shall, upon demand, reimburse Landlord for all reasonable third party, out-of-pocket expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant’s plans and specifications in connection with proposed alterations to be made by Tenant to the premises, requests by Tenant to sublet the premises or assign its interest in the Lease, the execution by Landlord of estoppel certificates requested by Tenant, and requests by Tenant for Landlord to execute waivers of Landlord’s interest in Tenant’s property in connection with third party financing by Tenant.  Such costs shall be deemed to be additional rent under the Lease.

29.10      Survival.  Without limiting any other obligation of the Tenant which may survive the expiration or prior termination of the term of the Lease, all obligations on the part of Landlord or Tenant to indemnify, defend, or hold the other harmless, as set forth in this Lease (including, without limitation, any obligations under Articles 13(d), 15.3, and 29.3) shall survive the expiration or prior termination of the term of the Lease with respect to events that occur before such expiration or prior termination of the term of the Lease.

29.11      Hazardous Materials.  Landlord and Tenant agree as follows with respect to the existence or use of “Hazardous Material” in or on the premises.

(a)           Tenant, at its sole cost and expense, shall comply with all laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction concerning environmental, health and safety matters (collectively, “Environmental Laws”), including, but not limited to, any discharge by Tenant or anyone for whom Tenant is legally responsible into the air, surface, water, sewers, soil or groundwater of any Hazardous Material (as defined in Article 29.1 l(c)), whether within or outside the premises within the Complex.  Notwithstanding the foregoing, nothing contained in this Lease requires, or shall be construed to require, Tenant to incur any liability related to or arising from environmental conditions (i) for which the Landlord is responsible pursuant to the terms of this Lease, or (ii) which existed within the premises or the Complex prior to the date Tenant takes possession of the premises.

(b)           Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the premises or otherwise in the Complex by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord, except for Hazardous Materials which are typically used in the operation of offices or laboratories and those Hazardous Materials identified on Exhibit 7, provided that such materials are stored, used and disposed of in strict compliance with all applicable Environmental Laws and with good scientific and medical practice.  Notwithstanding the foregoing, with respect to any of Tenant’s Hazardous Material which Tenant does not properly handle, store or dispose of in compliance with all applicable Environmental Laws and good scientific and medical practice, Tenant shall, upon written notice from Landlord, no longer have the right to bring such material into the buildings or the Complex until Tenant has demonstrated, to Landlord’s reasonable satisfaction, that Tenant has implemented programs to thereafter properly handle, store or dispose of such material.

(c)           As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste or petroleum derivative which is or becomes regulated by any Environmental Law, specifically including live organisms, viruses and fungi, medical waste, and so-called “biohazard” materials.  The term “Hazardous Material” includes, without limitation, any material or substance which is (i) designated as a “hazardous substance” pursuant to Section 1311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), (iii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), (iv) defined as “hazardous substance” or “oil” under Chapter 21E of the General Laws of Massachusetts, or (v) a so-called “biohazard” or medical waste, or is contaminated with blood or other bodily fluids; and “Environmental Laws” include, without limitation, the laws listed in the preceding clauses (i) through (iv).

(d)           Any increase in the premium for necessary insurance on the premises or the Complex which arises from Tenant’s use and/or storage of these Hazardous Materials shall be solely at Tenant’s expense.  Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any Federal, State or local government agency with jurisdiction as to Tenant’s operations at the premises.  Landlord hereby agrees that Tenant shall not be charged with any increase in insurance premiums based upon its use, in the premises of the Initial Hazardous Materials listed on Exhibit 7, so long as Tenant handles, stores, transports and disposes of the same in accordance with applicable Environmental Laws.

(e)           Tenant hereby covenants and agrees to indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (collectively “Losses”) which Landlord may reasonably incur arising out of contamination of real estate, the Complex or other property not a part of the premises, which contamination arises as a result of: (i) the presence of Hazardous Material in the premises, the presence of which commences during the term of the Lease or any period of time when Tenant, or anyone claiming by, through or under Tenant occupies the premises is caused or knowingly permitted by Tenant, or (ii) from a breach by Tenant of its obligations under this Article 29.11.  This indemnification of Landlord by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the premises based upon the circumstances identified in the first sentence of this Article 29.1 l(e).  The indemnification and hold harmless obligations of Tenant under this Article 29.1 l(e) shall survive any termination of this Lease with respect to any act or omission which occurs during the term of this Lease or any period of time during which Tenant, or anyone claiming by, through or under Tenant continues to occupy the premises.  Without limiting the foregoing, if the presence of any Hazardous Material in the buildings or otherwise in the Complex caused or knowingly permitted by Tenant results in any contamination of the premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the premises to a condition which complies with all Environmental Laws; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions, in Landlord’s reasonable discretion, would not potentially have any materially adverse long-term or short-term effect on the premises, and, in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws.

(f)            On or before the date that Tenant, and anyone claiming by, through or under Tenant, vacates the premises, and immediately prior to the time that Tenant delivers the premises to Landlord, Tenant shall:

1.                                       Cause the premises to be decommissioned in accordance with the regulations of the U.S. Nuclear Regulatory Commission and/or the Massachusetts Department of Public Health for the control of radiation, cause the premises to be released for unrestricted use by the Radiation Control Program of the Massachusetts Department of Public Health for the control of radiation, and deliver to Landlord the report of a certified industrial hygienist stating that he or she has examined the premises and found no evidence that such portion contains Hazardous Materials, as defined in this Article 29.11, or is otherwise in violation of any Environmental Law, as defined in this Article 29.11 hereof.

2.                                       Provide to Landlord a copy of its most current chemical waste removal manifest and a certification from Tenant executed by an officer of Tenant that no Hazardous Materials or other potentially dangerous or harmful chemicals brought onto the premises from and after the date that Tenant first took occupancy of the premises remain in the premises.

(g)           Landlord represents and warrants that, except as set forth in the Environmental Assessment Report referenced on Exhibit 10 attached hereto, Landlord is unaware of the existence of any Hazardous Material on the land or in the Building, including its interior, systems or structure (collectively, the “Property”) which is in violation of applicable Environmental Laws (Tenant acknowledging that a portion of the Building and Complex are leased to tenants who use their premises for laboratory purposes).  Landlord shall indemnify Tenant and hold it harmless against any claims, damages, losses or liabilities (including reasonable attorneys’ fees) arising from any breach of the representations and warranties set forth in this Article 29.1 l(g) and from claims, damages, losses or liabilities arising in the event that Landlord, Landlord’s agents, employees or contractors release Hazardous Materials onto the Complex.

(h)           If any Hazardous Materials are discovered on the Property which are in violation of Environmental Law, then so long as Tenant is not responsible for the same in accordance with this Article 29.11, Landlord shall cause the same to be removed or remediated when, if, and in the manner required by applicable Environmental Law.  Landlord may, if allowed by the provisions of Article 9.1(f), include the costs so incurred by Landlord in Operating Costs.

29.12  Patriot Act                Tenant represents and warrants to Landlord that:

(A)          Tenant is not in violation of any Anti-Terrorism Law;

(B)           Tenant is not, as of the date hereof:

(ii)           conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person;

(iii)          dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or

(iv)          engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; and

(C)           Neither Tenant nor any of its affiliates, officers, directors, shareholders, members or lease guarantor, as applicable, is a Prohibited Person.

If at any time any of these representations becomes false, then it shall be considered a material default under this Lease.

As used herein, “Anti-Terrorism Law” is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them.  As used herein “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”, as may be amended from time to time.  “Prohibited Person” is defined as (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tl lsdn.pdf or at any replacement website or other official publication of such list.  “USA Patriot Act” is defined as the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56), as may be amended from time to time.

29.13  Security Deposit.  A.  Tenant acknowledges that Landlord is unwilling to execute the Lease unless Tenant provides Landlord with additional security for Tenant’s obligations under the Lease.  Therefore, Tenant shall deliver to Landlord, on the date that Tenant executes and delivers the Lease to Landlord, an Irrevocable Standby Letter of Credit (“Letter of Credit”) which shall be (1) in the form attached hereto as Exhibit 5, (2) issued by a bank reasonably acceptable to Landlord with minimum assets of Ten Billion Dollars ($10,000,000,000.00), upon which presentment may be made in Boston, Massachusetts (Landlord hereby agreeing that, notwithstanding the foregoing, it has approved Cambridge Savings Bank to act as the issuing bank for the Letter of Credit), (3) in an amount equal to Three Hundred Seventy-Eight Thousand Two Hundred Twenty and 00/100 ($378,220.00) Dollars and (4) for a term of one (1) year, subject to extension in accordance with the terms of the Letter of Credit.  Tenant shall, on or before the date thirty (30) days prior to the expiration of the term of such Letter of Credit, deliver to Landlord a new Letter of Credit satisfying the foregoing conditions (“Substitute Letter of Credit”) in lieu of the Letter of Credit then being held by Landlord.  The Letter of Credit shall be automatically renewable in accordance with the provisions of Exhibit 5; provided that if the issuer of such Letter of Credit gives notice of its election not to renew such Letter of Credit for any additional period pursuant thereto, Tenant shall be required to deliver a Substitute Letter of Credit satisfying the conditions hereof, on or before the date thirty (30) days prior to the expiration of the term of such Letter of Credit.  Tenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect until a date which is at least sixty (60) days after the Termination Date of the Lease.  If Tenant fails to furnish such renewal or replacement at least thirty (30) days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a Security Deposit pursuant to the terms of this Article 29.13.

B.            In the event that Tenant is in default of its obligations under the Lease, which default continues beyond the applicable notice and cure period set forth in Article 21.7, then the Landlord shall have the right, at any time after such event, without giving any further notice to Tenant, to draw down from said Letter of Credit

(Substitute Letter of Credit or Additional Letter of Credit, as defined below, as the case may be) (a) the amount necessary to cure such default or (b) if such default cannot reasonably be cured by the expenditure of money, the amount which, in Landlord’s reasonable opinion, is necessary to satisfy Tenant’s liability on account thereof.  In the event of any such draw by the Landlord, Tenant shall, within fifteen (15) business days of written demand therefor, deliver to Landlord an additional Letter of Credit satisfying the foregoing conditions (“Additional Letter of Credit”), except that the amount of such Additional Letter of Credit shall be the amount of such draw.  In addition, in the event of a termination of this Lease based upon the default of Tenant under the Lease, or a rejection of the Lease pursuant to the provisions of the Federal Bankruptcy Code (in connection with Tenant’s bankruptcy), Landlord shall have the right to draw upon the Letter of Credit (from time to time, if necessary) to cover the full amount of damages and other amounts due from Tenant to Landlord under the Lease.  Any amounts so drawn shall, at Landlord’s election, be applied first to any unpaid rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code.  Tenant hereby covenants and agrees not to oppose, contest or otherwise interfere with any attempt by Landlord to draw down from said Letter of Credit including, without limitation, by commencing an action seeking to enjoin or restrain Landlord from drawing upon said Letter of Credit.  Tenant also hereby expressly waives any right or claim it may have to seek such equitable relief in such an instance.  In addition to whatever other rights and remedies it may have against Tenant if Tenant breaches its obligations under this paragraph, Tenant hereby acknowledges that it shall be liable for any and all damages which Landlord may suffer as a result of any such breach.

C.            Upon request of Landlord or any (prospective) purchaser or mortgagee of the Building, Tenant shall, at its expense, cooperate with Landlord in obtaining an amendment to or replacement of any Letter of Credit which Landlord is then holding so that the amended or new Letter of Credit reflects the name of the new owner of the Building.

D.            To the extent that Landlord has not previously drawn upon any Letter of Credit, Substitute Letter of Credit, Additional Letter of Credit or security deposit proceeds (collectively “Collateral”) held by the Landlord, and to the extent that Tenant is not otherwise in default of its obligations under the Lease as of the termination date of the Lease, Landlord shall return such Collateral to Tenant on the termination of the term of the Lease.

E.             In no event shall the proceeds of any Letter of Credit be deemed to be a prepayment of rent nor shall it be considered as a measure of liquidated damages.

F.             Notwithstanding the foregoing, provided that Tenant satisfies all of the following conditions (collectively “Reduction Conditions”): (i) Tenant has not been in default of any of its obligations under this Lease after the giving of any applicable notice and the expiration of any applicable grace period within the one (1) year period prior to the applicable Reduction Date, as hereinafter defined, in question, (ii) Tenant is, as of such Reduction Date, not in default of its obligation under the Lease, (iii) the Lease is then in full force and effect and (iv) Tenant satisfies the Financial Test, as defined in Article 16B of the Lease as of the Reduction Date (as hereinafter defined) in question, Landlord shall refund to Tenant such portion of the Letter of Credit which it is then holding so as to cause the total Letter of Credit to be reduced as of such Reduction Date to the amount shown in the following schedule, provided however, the Letter of Credit shall never be reduced below $189,110.00.  If Tenant fails to achieve a reduction in the Letter of Credit as of any Reduction Date based upon Tenant’s failure to satisfy any Reduction Condition as of such Reduction Date, then if Tenant, on a subsequent date, satisfies all of the Reduction Conditions, Tenant shall have the right to reduce the Letter of Credit on such subsequent date as if such subsequent date was the Reduction Date in question.

Reduction Date	Reduced Amount of Letter of Credit
Second anniversary of the Rent Commencement Date in respect of the Office Portion of the premises	$283,664.00
Third anniversary of the Rent Commencement Date in respect of the Office Portion of the premises	$189,110.00

Any reduction in the Letter of Credit shall be accomplished by Tenant providing Landlord with a substitute Letter of Credit in the reduced amount in exchange for the existing Letter of Credit(s) which Landlord is then holding, or by an amendment to the existing Letter of Credit(s) then held by Landlord, in form and substance acceptable to Landlord, which is accepted by Landlord in writing, which acceptance shall not be unreasonably withheld.

29.14      Tenant’s Option to Extend the Term of the Lease

A.            On the conditions, which conditions Landlord may waive, at its election, by written notice to Tenant at any time, that Tenant is not in default of its covenants and obligations under the Lease beyond the applicable notice and cure period, and that Merrimack Pharmaceuticals, Inc., itself, and/or any Permitted Transferees, as defined in Article 16, are occupying at least sixty-five percent (65%) of the Total Rentable Area of the premises then demised to Tenant, both as of the time of option exercise and as of the commencement of the hereinafter described additional term, Tenant shall have the option to extend the term of this Lease for one (1) additional five (5) year term (“Additional Term”).  Such Additional Term shall commence as of September 1, 2011 and expire as of August 31, 2016.  Tenant may exercise such option to extend by giving Landlord written notice on or before December 1, 2010 (the “Extension Notice”).  Upon the timely giving of such notice, the term of this Lease shall be deemed extended upon all of the terms and conditions of this Lease, except that Landlord shall have no obligation to construct or renovate the premises and that the Yearly Rent during such additional term shall be as hereinafter set forth.  If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to extend the term of this Lease, time being of the essence of this Article 29.14.

B.            Yearly Rent

The Yearly Rent during the Additional Term shall be based upon the Fair Market Rental Value, as defined in Article 29.15 hereof, as of the commencement of the additional term, of the premises then demised to Tenant.  Landlord shall upon written request from Tenant, made on or after September 1, 2010, advise Tenant of Landlord’s offer (“Landlord’s Offer”) as to the Yearly Rent which will be payable by Tenant during the Additional Term within fifteen (15) days after Landlord receives such request from Tenant.  If Tenant timely exercises its extension option, but Tenant does not accept Landlord’s Offer in writing either in the Extension Notice or otherwise, then Tenant shall be deemed to have rejected Landlord’s Offer.  If Tenant timely exercises its extension option and Tenant either objects to Landlord’s Offer, or Tenant is deemed to have objected to Landlord’s Offer as aforesaid, then the term of the Lease shall be deemed extended, as aforesaid, the provisions of Article 29.15 shall apply to the determination of Fair Market Rental Value, and Landlord’s Offer shall be deemed to be non-binding and without any force or effect.

C.            Tenant shall have no further option to extend the term of the Lease other than the one (1) Additional Term provided in this Article 29.14.

D.            Notwithstanding the fact that upon Tenant’s exercise of the herein option to extend the term of the Lease such extension shall be self-executing, as aforesaid, the parties shall promptly execute a lease amendment reflecting such Additional Term after Tenant exercises the herein option, except that the Yearly Rent payable in respect of such Additional Term may not be set forth in said amendment.  Subsequently, after such Yearly Rent is determined, the parties shall execute a written agreement confirming the same.  The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its rights under this Article 29.14, unless otherwise specifically provided in such lease amendment.

29.15      Definition of Fair Market Rental Value.

A.            “Fair Market Rental Value” shall be computed as of the date in question based upon the then current annual rental charge (i.e., the sum of Yearly Rent plus escalation and other charges), including provisions for subsequent increases and other adjustments for leases or agreements to lease then currently being negotiated, or executed for comparable space located in the Building and in comparable first-class office and laboratory buildings located in Kendall Square/East Cambridge, Massachusetts.  In determining Fair Market Rental Value, the following factors, among others, shall be taken into account and given effect: the charges payable under this Lease (including Tax Share and Operating Expense Share), the construction allowances (or the Landlord’s buildout expense) in leases then currently being negotiated or executed for comparable space (and the absence of any construction allowance or landlord’s buildout expense in connection with the extension of the Lease), free rent or other concessions in leases then currently being negotiated or executed for comparable space, size of premises, location of premises, lease term, condition of building, the condition of the premises and services provided by the Landlord.

B.            Dispute as to Fair Market Rental Value

Landlord shall initially designate Fair Market Rental Value and Landlord shall furnish data in support of such designation (the parties hereby acknowledging that Landlord’s Offer shall not be considered to be Landlord’s designation of Fair Market Rental Value for the purposes of this Article 29.15B).  If Tenant disagrees with Landlord’s designation of a Fair Market Rental Value, Tenant shall have the right, by written notice given within thirty (30) days after Tenant has been notified of Landlord’s designation, to submit such Fair Market Rental Value to arbitration.  Fair Market Rental Value shall be submitted to arbitration as follows:  Fair Market Rental Value shall be determined by impartial arbitrators, one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided.  The unanimous written decision of the two first chosen, without selection and participation of a third arbitrator, or otherwise, the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant.  “Notwithstanding the foregoing, if no two arbitrators agree upon the same Fair Market Rental Value, then the Fair Market Rental Value shall be the average of the closest Fair Market Rental Values determined by arbitrators, but if the three are equidistant, the middle one shall be used.  Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall so notify the President of the Boston Bar Association (or such organization as may succeed to said Boston Bar Association) and request him to select an impartial third arbitrator.  Each arbitrator shall be a real estate broker or real estate appraiser with at least ten year’s experience in dealing with laboratory and office properties in the Cambridge market, who is qualified to determine Fair Market Rental Value as herein defined.  Such third arbitrator and the first two chosen shall, subject to commercial arbitration rules of the American Arbitration Association, hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof.  Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally.  The decision of the arbitrators shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law (as identified on Exhibit 1); and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the Commonwealth of Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed.  If the dispute between the parties as to a Fair Market Rental Value has not been resolved before the commencement of Tenant’s obligation to pay rent based upon such Fair Market Rental Value, then Tenant shall pay Yearly Rent and other charges under the Lease in respect of the premises in question based upon the Fair Market Rental Value designated by Landlord until either the agreement of the parties as to the Fair Market Rental Value, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent and other charges to Landlord, or Landlord shall reftind any overpayment of rent and other charges to Tenant.

29.16      Tenant’s Right of First Offer.  On the conditions (which conditions Landlord may waive, at its election, by written notice to Tenant at any time) that: (i) Tenant is not in default of its covenants and obligations under the Lease beyond the applicable notice and cure period, (ii) Landlord has not exercised its recapture rights pursuant to Article 16 of the Lease, (iii) the Lease is then in full force and effect, and (iv) Merrimack Pharmaceuticals, Inc., itself and/or one (1) or more Permitted Transferees are occupying at least sixty-five percent (65%) of the Total Rentable Area of the premises then demised to Tenant, both at the time that Landlord is required to give Landlord’s Notice, as hereinafter defined, and as of the Term Commencement Date in respect of the RFO Premises, Tenant shall have the following right to lease each RFO Premises, as hereinafter defined, when such RFO Premises become available for lease to Tenant, as hereinafter defined.

A.            Definition of RFO Premises

“RFO Premises” shall be defined as any separately demised area on the second (2nd) or third (3rd) floors of the Building, when such area becomes available for lease, as hereinafter defined.  For the purposes of this Article 29.16, an RFO Premises shall be deemed to be “available for lease to Tenant” if, during the term of this Lease

(including any extension thereof), Landlord, in its sole judgment, determines that such area will become available for leasing to the general public (i.e. when Landlord determines that: (i) the then current tenant of such RFO Premises will vacate such RFO Premises, (ii) all Superior Rights, as hereinafter defined, in such area have either been irrevocably waived or have lapsed unexercised, and when Landlord intends to offer such area for lease).  In no event shall Tenant have any rights under this Article 29.16 on or after August 31, 2010 (“Last RFO Date”), except that if Tenant has timely requested that Landlord provide to Tenant a Landlord’s Offer pursuant to Article 29.14B, then the Last RFO Date shall be November 30, 2010, and if Tenant timely exercises its right to extend the term of the Lease for the Additional Term pursuant to Article 29.14, Tenant shall have no rights under this Article 29.16 on or after August 31, 2015 (“Last RFO Date”) (i.e. Landlord shall have no obligation to give Landlord’s Notice, as hereinafter defined, to Tenant on or after the Last RFO Date, as defined above).

B.            Definition of Superior Rights

Tenant’s rights under this Article 29.16 are subject to and subordinate to: (i) all rights of extension, renewal, expansion, first offer, and first refusal which exist as of the Execution Date of the Lease, and (ii) Landlord’s right to enter into an agreement with a tenant of any RFO Premises for the purposes of renewing or extending such tenant’s lease, even if such tenant does not possess such rights in its lease.

C.            Exercise of Right to Lease RFO Premises

Landlord shall give Tenant written notice (“Landlord’s Notice”) at the time that Landlord determines, as aforesaid, that an RFO Premises will become available for lease and that all Superior Rights in such RFO Premises, if any, have lapsed unexercised or have been irrevocably waived.  Landlord’s Notice shall set forth the exact location of the RFO Premises, Landlord’s designation of the Fair Market Rental Value (as defined in Article 29.15 hereof) applicable to the RFO Premises, the Specified Commencement Date in respect of the RFO Premises, and the Termination Date in respect of such RFO Premises, as hereinafter defined.  Tenant shall have the right, exercisable upon written notice (“Tenant’s Exercise Notice”) given to Landlord within twenty (20) days after the receipt of Landlord’s Notice, to lease the RFO Premises.  If Tenant fails timely to give Tenant’s Exercise Notice, Tenant shall have no further right to lease such RPO Premises pursuant to this Article 29.16, unless such RFO Premises again becomes available for lease to Tenant after the occupancy of the next tenant to lease such RFO Premises.  Upon the timely giving of such notice, Landlord shall lease and demise to Tenant and Tenant shall hire and take from Landlord, such RFO Premises, upon all of the same terms and conditions of the Lease except as hereinafter set forth.

D.            Lease Provisions Applying to RFO Premises

The leasing to Tenant of each RFO Premises shall be upon all of the same terms and conditions of the Lease applicable to the premises initially demised to Tenant (“Existing Premises”), except as follows:

(1)           Term Commencement Date

The Term Commencement Date in respect of such RFO Premises shall be the later of: (x) the Specified Commencement Date in respect of such RFO Premises as set forth in Landlord’s Notice, or (y) the date that Landlord delivers such RFO Premises to Tenant.  If the Term Commencement Date in respect of an RFO Premises does not occur on or before the date five (5) months after the Specified Commencement Date in respect of such RFO Premises, then Tenant shall have the right to cancel the exercise of its right to lease such RFO Premises by giving written notice (“RFO Cancellation Notice”) to Landlord.  If the Term Commencement Date in respect of such RFO Premises does not occur on or before the date thirty (30) days after Landlord receives such RFO Cancellation Notice, then Tenant’s exercise of its right to lease such RFO Premises shall be void and without force or effect, and neither party shall have any further obligation to the other party with respect to Tenant’s attempted exercise of its right to lease such RFO Premises.  If the Term Commencement Date in respect of such RFO Premises occurs on or before the date thirty (30) days after Landlord receives such RFO Cancellation Notice, then such RFO Cancellation Notice shall be void and without force or effect.

(2)           Rent Commencement Date

The Rent Commencement Date in respect of such RFO Premises shall be the Term Commencement Date in respect of such RFO Premises.

(3)           Termination Date

The Termination Date in respect of such RFO Premises shall be the date specified in Landlord’s Notice, which shall be no earlier than the later of: (i) the termination date (“Offered Termination Date”) which Landlord intends, in good faith, to offer to lease such RFO Premises to the market, and (ii) the then Termination Date of the Existing Premises (“Existing Termination Date”).  The Offered Termination Date shall not be earlier than three (3) years after the Term Commencement Date in respect of such RFO Premises or later than five (5) years after the Term Commencement Date in respect of such RFO Premises, provided however that the Offered Termination Date may be as late as seven (7) years after the Term Commencement Date in respect of such RFO Premises if Landlord, in its sole discretion, offers a tenant improvement allowance in connection with the demise of such RFO Premises which exceeds $40.00 per square foot of Total Rentable Area of such RFO Premises.

(4)           Yearly Rent

The Yearly Rent rental rate in respect of such RFO Premises shall be based upon the Fair Market Rental Value, as defined and determined in accordance with Articles 29.15A and 29.15B hereof, of such RFO Premises as of the Term Commencement Date in respect of such RFO Premises.

(5)           Condition of RFO Premises; Landlord Contribution

Tenant shall take such RFO Premises “as is” in its then (i.e. as of the date of premises delivery) state of construction, finish, and decoration, without any obligation on the part of Landlord to construct or prepare any RFO Premises for Tenant’s occupancy, unless Landlord, at its sole election, intends in good faith to offer to perform such work in connection with its attempts to lease such RFO Premises.  Landlord shall have no obligation to provide any Landlord Contribution or other funding to Tenant towards the cost of preparing such RFO Premises for Tenant’s occupancy, unless either: (i) the Offered Termination Date is later than the date five (5) years after the Term Commencement Date in respect of such RFO Premises, as more particularly set forth in clause (3) above, or (ii) Landlord, at its sole election, intends, in good faith, to offer a Landlord Contribution to the market in connection with its attempts to lease such RFO Premises.

E.             Execution of Lease Amendments

Notwithstanding the fact that Tenant’s exercise of the above described option to lease RFO Premises shall be self executing, as aforesaid, the parties hereby agree promptly to execute a lease amendment reflecting the addition of an RFO Premises, except that the Yearly Rent payable in respect of such RFO Premises may not be as set forth in such Amendment.  At the time that such Yearly Rent is determined, the parties shall execute a written agreement confirming the same.  The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of the herein option to lease the RFO Premises, unless otherwise specifically provided in such lease amendment.

F.             In addition to Tenant’s above-described option to lease RFO Premises, Landlord agrees advise Tenant during the term of the Lease as to all spaces in the Building that Landlord expects to become available for lease to Tenant, as defined in Article 29.16A.  Tenant shall not be deemed to have been granted any right to lease any premises in the Building pursuant to this Article 29.16F (the parties hereby acknowledging that the purposes of Landlord’s advice pursuant to this Article 29.16F is to provide Tenant with current information).

29.17      Antenna Area

Tenant shall have the right to use the Antenna Area, as hereinafter defined, to install, maintain and use up to an aggregate of three satellite dishes antenna or other telecommunication devices (collectively, including associated wires and the like, referred to as “Antenna”) for a period commencing as of the date that Tenant installs the Antenna in the Antenna Area (“Term Commencement Date in respect of the Antenna Area”) and terminating as of termination of the term of the Lease of the premises initially demised to Tenant.  The “Antenna Area” shall be an area on the roof of the Building shown as “Antenna Area” on Exhibit 6 attached hereto.  Tenant shall be permitted to use the Antenna Area solely for Antenna facilities installed in accordance with specifications approved by Landlord in advance (which approval shall not be unreasonably withheld, conditioned or delayed) utilizing a frequency or frequencies and transmission power identified in such approved specifications which Tenant will be installing in the Antenna Area and no other frequencies or transmission power shall be used by Tenant without Landlord’s prior written consent.  Such installation shall be designed in such manner as to be easily removable and so as not to damage the roof of the Building.  The Antenna and any replacement shall be subject to Landlord’s approval (which approval shall not be unreasonably withheld, conditioned or delayed).  Tenant’s use of the Antenna Area shall be upon all of the conditions of the Lease, except as follows:

A.            Tenant shall have no obligation to pay Yearly Rent, Tax Share, or Operating Cost Share in respect of the Antenna Area.

B.            Landlord shall have no obligation to provide any services to the Antenna facilities.

C.            Tenant shall have no right to make any changes, alterations, signs, decoration, or other improvements (which changes, alterations, signs, decoration or other improvements, together with the Antenna, are hereby collectively referred to as “Rooftop Installations”) to the Antenna Area (other than installing the Antenna) without Landlord’s prior written consent, which consent Landlord may hold it its sole discretion.

D.            Tenant shall have no right of access to the roof of the Building unless Tenant has given Landlord reasonable advance notice and unless Tenant’s representatives are accompanied by a representative of Landlord.  Landlord shall provide Tenant with 24-hour access to the Antenna Area, subject to Landlord’s reasonable security procedures and restrictions based on emergency conditions and to other causes beyond Landlord’s reasonable control.  Tenant shall give Landlord reasonable advance written notice of the need for access to the Antenna Area (except that such notice may be oral in an emergency), and Landlord must be present during any entry by Tenant onto the Antenna Area.  Each notice for access shall be in the form of a work order referencing the lease and describing, as applicable, the date access is needed, the name of the contractor or other personnel requiring access, the name of the supervisor authorizing the access/work, the areas to which access is required, the Building common elements to be impacted (risers, electrical rooms, etc.) and the description of new equipment or other Rooftop Installations to be installed and evidence of Landlord’s approval thereof.  In the event of an emergency, such notice shall follow within five (5) days after access to the Antenna Area.

E.             At the expiration or prior termination of Tenant’s right to use the Antenna Area, Tenant shall remove all Rooftop Installations (including, without limitation, the Antenna) from the Antenna Area.

F.             Tenant shall be responsible for the cost of repairing any damage to the roof of the Building caused by the installation or removal of any Rooftop Installations.

G.            Tenant shall have no right to sublet the Antenna Area separate from a sublease of the premises, or portion thereof, which is permitted pursuant to the provisions of this Lease.

H.            No other person, firm or entity (including, without limitation, other tenants, licensees or occupants of the Building) shall have the right to benefit from the services provided by the Antenna other than Tenant and Tenant’s permitted assignees and subtenants.

I.              In the event that Landlord performs repairs to or replacement of the roof, Tenant shall, if and to the extent necessary for such repairs or replacements, at Tenant’s cost, remove the Antenna until such time as Landlord has completed such repairs or replacements.  Tenant recognizes that there may be an interference with Tenant’s use of the Antenna in connection with such work.  Landlord shall use reasonable efforts to complete such work as promptly as possible and to perform such work in a manner which will minimize or, if reasonably possible, eliminate any interruption in Tenant’s use of the Antenna.

J.             Any services required by Tenant in connection with Tenant’s use of the Antenna Area or the Antenna shall be installed by Tenant, at Tenant’s expense, subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.

K.            To the maximum extent permitted by law, all Rooftop Installations in the Antenna Area shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that any Rooftop Installations are damaged for any reason (except, subject to Article 19, to the extent arising from the negligence or willful misconduct of Landlord or Landlord’s contractors (including subcontractors or agents).

L.             Tenant shall take the Antenna Area “as-is” in the condition in which the Antenna Area is in as of the Term Commencement Date in respect of the Antenna Area.

M.           Tenant shall comply with all applicable laws, ordinances and regulations in Tenant’s use of the Antenna Area and the Antenna.

N.            Landlord shall have the right, upon thirty (30) days notice to Tenant, to require Tenant to relocate the Antenna Area to another area (“Relocated Rooftop Area”) on the roof of the Building suitable for the use of Rooftop Installations.  In such event, Tenant shall, at Landlord’s cost and expense, on or before the thirtieth (30th) day after Landlord gives such notice, relocate all of its Rooftop Installations from the Antenna Area to the Relocated Rooftop Area.

O.            In addition to complying with the applicable construction provisions of the Lease, Tenant shall not install or operate Rooftop Installations in any portion of the Antenna Area until (x) Tenant shall have obtained Landlord’s prior written approval, which approval will not be unreasonably withheld or delayed, of Tenant’s plans and specifications for the placement and installation of the facilities, if any, connecting the Rooftop Installations in the premises, and (y) Tenant shall have obtained and delivered to Landlord copies of all required governmental and quasi-governmental permits, approvals, licenses and authorizations necessary for the lawful installation, operation and maintenance of the Rooftop Installations.  The parties hereby acknowledge and agree, by way of illustration and not limitation, that Landlord shall have the right to withhold its approval of Tenant’s plans and specifications hereunder, and shall not be deemed to be unreasonable in doing so, if Tenant’s intended placement or method of installation or operation of the Rooftop Installations (i) may subject other licensees, tenants or occupants of the Building, or other surrounding or neighboring landowners or their occupants, to signal interference, Tenant hereby acknowledging that a shield may be required in order to prevent such interference, (ii) does not minimize to the fullest extent practicable the obstruction of the views from the windows of the Building that are adjacent to the Rooftop Installations, if any, (iii) does not complement (in Landlord’s sole judgment, which shall not, however, require Tenant to incur unreasonable expense) the design and finish of the Building, (iv) may damage the structural integrity of the Building or the roof thereof, or (v) may constitute a violation of any consent, approval, permit or authorization necessary for the lawful installation of the Rooftop Installations.

P.             In addition to the indemnification provisions set forth in the Lease which shall be applicable to the Antenna Area, Tenant shall, to the maximum extent permitted by law, indemnify, defend, and hold Landlord, its agents, contractors and employees harmless from any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation, or other entity arising from Tenant’s use of the Antenna Area, except, subject to Article 19, to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s contractors (including subcontractors) or agents.

Q.            Landlord shall have the right to designate or identify the Rooftop Installations with or by a lease or license number (or other marking) and to place such number (or marking) on or near such Rooftop Installations.

29.18      Rooftop Mechanical Area

A.            Without additional charge, except as set forth in this Article 29.18, Tenant, at its cost, shall be permitted to install, maintain and use heating, cooling and ventilating equipment (“HVAC Equipment”) on the roof of the Building in the location shown on Exhibit 6.  Tenant shall not install the HVAC Equipment without obtaining Landlord’s prior written approval, which approval shall not be unreasonably withheld.  If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant’s sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the HVAC Equipment (the “Screening”).  The HVAC Equipment, its appurtenances and Screening, if any, shall be installed in accordance with the terms of this Lease (including, without limitation, Articles 12 and 13 hereof) and Landlord’s approval of the precise location of the

HVAC Equipment (if not installed in the location shown on Exhibit 6) on the roof of the Building (such area on the roof, as shown on Exhibit 6 or as otherwise approved by Landlord, being referred to herein as the “Rooftop Mechanical Area”), the manner in which the HVAC Equipment is lifted to, and installed on, the roof of the Building, and the manner in which the HVAC Equipment is connected to the premises (which approval shall not be unreasonably withheld, conditioned or delayed).

B.            Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the Rooftop Mechanical Area for the purpose of installing, maintaining, repairing and removing the HVAC Equipment, the appurtenances and the Screening, if any, all of which shall be performed by Tenant or Tenant’s authorized representative or contractors, which shall be approved by Landlord, at Tenant’s sole cost and risk.  It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, or persons under their direct supervision, will be permitted to have access to the roof of the Building and the Rooftop Mechanical Area.  Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Rooftop Mechanical Area in order to keep to a minimum the number of people having access to the roof of the Building and the Rooftop Mechanical Area and the frequency of their visits.

C.            Tenant shall be responsible for the cost of all electricity consumed in connection with the operation of the HVAC Equipment and for the cost of installing a submeter, if required by Landlord, to measure such electrical consumption.  Tenant, at its sole cost and expense, shall procure and maintain in full force and effect, a contract (the “Service Contract”) for the service, maintenance, repair and replacement of the HVAC Equipment with a HVAC service and maintenance contracting firm reasonably acceptable to Landlord.  Tenant shall follow all reasonable recommendations of said contractor for the maintenance, repair and replacement of the HVAC Equipment.  The Service Contract shall provide that the contractor shall perform inspections of the HVAC Equipment at intervals of not less than three (3) months and that having made such inspections, said contractor shall furnish a complete report of any defective conditions found to be existing with respect to the HVAC Equipment, together with any recommendations for maintenance, repair and/or replacement thereof.  Said report shall be furnished to Tenant with a copy to Landlord.

D.            The installation, maintenance, operation and removal of the HVAC Equipment, the appurtenances and the Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord.  Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives.  Tenant agrees to maintain all of the Tenant’s HVAC Equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety, as reasonably determined by Landlord.  Such maintenance and operation shall be performed in a manner to avoid any interference with Landlord.  Tenant agrees that at all times during the Term, it will keep the roof of the Building and the Rooftop Mechanical Area free of all trash or waste materials produced by Tenant or any Tenant Entities or contractors.

E.             The HVAC Equipment, appurtenances, and Screening, if any, shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall become the property of Landlord; provided, however, that Landlord may, at Landlord’s option, which option shall be exercised by Landlord at the time that Landlord approves Tenant’s plans therefor, require the Tenant, at Tenant’s expense, to remove the HVAC Equipment, appurtenances and/or Screening at the expiration or sooner termination of the term of this Lease and restore the affected area(s) to the condition they were in prior to installation of such items, ordinary wear and tear excepted, including, without limitation, the patching of any holes in the roof membrane to match, as closely as possible, the color surrounding the area where the HVAC Equipment, appurtenances and Screening were attached.  Landlord agrees to make such election at the time that Landlord approves Tenant’s plans for such installations, etc., if Tenant requests in writing that Landlord make such election at the time that Tenant requests Landlord’s approval of such installations, etc.  If Tenant fails to remove such items and/or perform such restoration work required pursuant to this Article 29.18E, Landlord shall be entitled to do so, at Tenant’s cost.

F.             Tenant must provide Landlord with prior written notice of any installation, removal or repair on the roof of the Building and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof.  If necessary, Tenant, at its sole reasonable cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant’s option, to perform such work in conjunction with

Tenant’s contractor.  If Landlord contemplates roof repairs that could affect Tenant’s HVAC Equipment, Landlord shall formally notify Tenant at least thirty (30) days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

G.            Tenant specifically acknowledges and agrees that the terms and conditions of Article !6 of this Lease shall apply with full force and effect to the Rooftop Mechanical Area.

29.19      Parking

During the term of the Lease, the Landlord will make available to Tenant thirty-two (32) monthly parking passes (and if the premises are expanded, one (1) additional parking space for each 1,000 rentable square feet of the expansion space) for use in the One Kendall Square Garage (“OKS Garage”).  Tenant shall have no right to sublet, assign, or otherwise transfer said parking passes except in connection with a permitted assignment of this Lease or a permitted sublease of the premises or a portion thereof.  The rate for such passes during the term of the Lease shall be as follows:

Lease Year 1:         $200.00 per space per month
Lease Year 2:         $205.00 per space per month
Lease Year 3:         $210.00 per space per month
Lease Year 4:         $215.00 per space per month
Lease Year 5:         $220.00 per space per month

During the extension option as set forth in Article 29.14 (if exercised by Tenant), said parking passes shall be paid for by Tenant based upon market rates then charged in the Garage and in similar garages located in the East Cambridge/Kendall Square market, as such rate may vary from time to time.  If, for any reason, Tenant shall fail timely to pay the charge for said parking passes, within ten (10) days after notice from Landlord, Tenant shall have no further right to such parking passes under this Article 29.18.  In addition, during any time period when Tenant is in default beyond the expiration of any applicable notice and grace periods of its obligations under the Lease, Landlord shall have the right to withdraw Tenant’s use of said parking passes.  Said parking passes will be on an unassigned, non-reserved basis, and shall be subject to reasonable rules and regulations from time to time in force.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF the parties hereto have executed this Indenture of Lease in multiple copies, each to be considered an original hereof, as a sealed instrument on the day and year noted in Exhibit ) as the Execution Date.

LANDLORD:						TENANT:

RB KENDALL FEE, LLC, a Delaware limited liability company						MERRIMACK PHARMACEUTICALS, INC.

By:	RWB Kendall Square I, LLC, a Delaware limited liability company, its Sole Member

	By:	RB Kendall, LLC,				By:	/s/ Robert J. Mulroy
		a Delaware limited liability company,					Name:	Robert J. Mulroy
		its Sole Member					Title:	President & CEO
Hereunto duly authorized
		By:	Beal Kendall LLC,
a Massachusetts limited liability company, as Manager

			By:	/s/ Robert L. Beal
				Name:	Robert L. Beal
				Title:	Manager

Date Signed:		5/16/06				Date Signed:		5/15/06

IF TENANT IS A CORPORATION, A SECRETARY’S OR CLERK’S CERTIFICATE OF THE AUTHORITY AND THE INCUMBENCY OF THE PERSON SIGNING ON BEHALF OF TENANT SHOULD BE ATTACHED.

EXHIBIT 2

LEASE PLAN, SHEET 1 (Office and Laboratory Premises)

EXHIBIT 2

LEASE PLAN, SHEET 2 (Basement Premises)

EXHIBIT 2

LEASE PLAN, SHEET 2 (Basement Premises)

B 700
008
003
010
011
014
024
012
023
007
016
004
006
005
015
009
018
019
020
021
013
002
017
022
ONE KENDALL SQUARE
Phase II
Basement
Rev.
July 7, 1992

EXHIBIT 3

COMPLEX

EXHIBIT 4

LAY-OUT PLAN

EXHIBIT 5

FORM OF LETTER OF CREDIT

BENEFICIARY:	ISSUANCE DATE:

, 200

LANDLORD RB Kendall Fee, LLC
IRREVOCABLE STANDBY LETTER OF CREDIT NO.

ACCOUNTEE/APPLICANT: Merrimack Pharmaceuticals, Inc.	MAXIMUM/AGGREGATE CREDIT AMOUNT: $378,220.00 USD: $378,220.00

LADIES AND GENTLEMEN:

We hereby establish our irrevocable letter of credit in your favor for account of the applicant up to an aggregate amount not to exceed Three Hundred Seventy-Eight Thousand Two Hundred Twenty and 00/100 US Dollars ($378,220.00) available by your draft(s) drawn on ourselves at sight accompanied by:

Your statement, signed under the pains of perjury by a purportedly authorized officer/official certifying that the Beneficiary is entitled to draw upon this Letter of Credit (in the amount of the draft submitted herewith) pursuant to the Lease (the “Lease”) dated May 12, 2006 by and between RB Kendall Fee, LLC, as Landlord, and Merrimack Pharmaceuticals, Inc., as Tenant.

Draft(s) must indicate name and issuing bank and credit number and must be presented at this office.

You shall have the right to make partial draws against this Letter of Credit, from time to time.

Funds will be made available to Beneficiary on the same day as a sight draft is presented by Beneficiary.

This Letter of Credit is transferable without charge to you at any time and from time to time and may be transferred in its entirety only.  In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.  Any such transfer is to be effective at the counters of                                    and is contingent upon:

A.            The satisfactory completion of our transfer form attached hereto; and

B.            The return of the original of this Letter of Credit and all amendments thereto for endorsement thereon by us to the transferee.

This Letter of Credit shall expire at our office on                                 , 200     (the “Stated Expiration Date”).  It is a condition of this Letter of Credit that the Stated Expiration Date shall be deemed automatically extended without amendment for successive one (1) year periods from such Stated Expiration Date, unless at least forty-five (45) days prior to such Stated Expiration Date, or any anniversary thereof) we shall notify you and the Accountee/Applicant in writing by registered mail (return receipt) that we elect not to consider this Letter of Credit extended for any such additional one (I) year period.  In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Letter of Credit as set forth above in the event that we elect not to renew this Letter of Credit and, in addition, you provide us with a dated statement signed under the pains of perjury by a purportedly authorized officer/official of Beneficiary stating that the Applicant has failed to provide you with a substitute irrevocable standby letter of credit in accordance with the terms of the above-referenced Lease.

We expressly agree and acknowledge that we shall not refuse to pay on any draw permitted under this Letter of Credit in the event that the Accountee/Applicant opposes, contests or otherwise attempts to interfere with any attempt by Landlord to draw down from said Letter of Credit.

Except as otherwise expressly stated herein, this Letter of Credit is subject to the “Uniform Customs and practice for Documentary Credits, International Chamber of Commerce, Publication No. 500 (1993 Revision)”.

EXHIBIT 6
LOCATION OF ANTENNA AREA AND ROOFTOP MECHANICAL AREA

TO BE ATTACHED AFTER LEASE EXECUTION

HIGH ROOF

Margolis + Fishman

S.P.R.I.

LINCOLN PROPERTIES

R.G. VANDERWEIL ENGINEERS, INC.

SIENA CONSTRUCTION CORPORATION

HVAC ROOF PLAN

H2.03

EXHIBIT 7

LIST OF MATERIALS

INITIAL HAZARDOUS MATERIALS:

Potassium Phosphate Dibasic	5 kg
Potassium Phosphate monobasic	5 kg
Sodium Phosphate Dibasic	5 kg
Sodium Phosphate monobasic	5 kg
Tris base	5 kg
NaCI	5 kg
KCI	5 kg
NaOH	5 kg
KOH	5 kg
Sodium Bicarbonate	5 kg
Ammonium sulfate	5 kg
calcium chloride	5 kg
magnesium chloride	5 kg
manganese chloride	1 kg
copper sulfate	1 kg

Acetic acid	4 liter
HCI	2 liter
Nitric Acid	2 liter

Ethanolamine	1 liter
Dimethyl sulfoxide	1 liter

Chloroform	1 liter
Acetone	2 liter
Ethanol	10 liter
Methanol	10 liter
Isopropanol	4 liter

propane gas	40 lbs

Phenol	0.5 liter

Glycerol	1 liter
Glucose	5 kg
Glycine	5 kg
sodium citrate	5 kg

ADDITIONAL HAZARDOUS MATERIALS:

Tenant is also authorized to store and use small quantities of research reagents (chemicals used in the development and testing of compounds with potential clinical applications), the disposal of which shall be subject to all applicable regulations of MWRA and all other Environmental Laws.

Tenant may modify the foregoing list to delete existing items or include additional items that would be covered by the existing permits, upon the delivery of required notices to the MWRA and/or the Cambridge Fire Department and Landlord and compliance with all Environmental Laws.

EXHIBIT 8

TENANT’S REMOVABLE PROPERTY

Hoods - BioSafety Cabinets

Portable Steam Generator

Autoclaves

Dishwashers

Imaging Equipment

NOTE: Each such item shall only be deemed to be Tenant’s Removable Property if Tenant has fully paid for such item with its own funds (i.e. if any of the above items have been paid for out of the Landlord’s Contribution, such items will not be considered as part of Tenant’s Removable Property and shall remain in the premises at the expiration or earlier termination of the Lease).

EXHIBIT 9

INTENTIONALLY OMITTED

EXHIBIT 10

ENVIRONMENTAL ASSESSMENT REPORT

See “Phase I Environmental Site Assessment” prepared by GEI Consultants dated January 16, 2006.

EXHIBIT 11

DECOMMISSIONING REPORT

EXHIBIT 11

DECOMMISSIONING REPORT

Apr-12-2006 [illegible] From: [illegible] [illegible] [illegible]

ONYX ENVIRONMENTAL SERVICES

ONYX

"We Deliver Preferred Solutions"

March 15, 2006

Barry Pray
Lincoln Property Company
One Kendall Square
Building 400, 2nd Floor
Cambridge, MA 02139

Dear Mr. Pray,

ONYX Environmental Services, LLC was pleased to provide you with decommissioning services of your facility located at One Kendall Square in Cambridge, MA. Listed below is a timeline and brief description of the all work completed by ONYX (as referenced in our Master Service Agreement).

<u>Laboratory Surfaces Decontamination – March 9th, 2006</u>

ONYX provided a service team to decontaminate all chemically exposed surfaces in the laboratory spaces formerly occupied by Daiamed. This included: benches, fume hoods, walls, floors, inside of draws, and chemical storage areas (stock rooms, waste storage areas, etc.). The decontamination of these surfaces was accomplished with a bleach and water solution - any associated cleanup debris was packaged for disposal of as part of a final Lab Pack/Waste Shipment.

The following manifests reflect final waste shipment of cleanup debris and other material that were left behind:

- Manifest # MWD11604 — Medical Waste
- Manifest # NJA5302254 — Various Lab Pack Chemicals

Thank you for utilizing ONYX for your on-site services needs. Should you require any additional information please do not hesitate to contact me at 508-804-4804.

Sincerely,

Matthew Romaio
Account Manager

Onyx Environmental Services, LLC
[illegible]
Marlborough, MA [illegible]
[illegible]

VEOLIA
[illegible]

FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE is made this 23 day of March, 2007, by and between RB KENDALL FEE, LLC (“Landlord”) and MERRIMACK PHARMACEUTICALS, INC., having a mailing address at One Kendall Square, Building 600/700, Cambridge, Massachusetts 02139 (“Tenant”).

R E C I T A L S:

A.                                   Reference is made to an Indenture of Lease dated May 12, 2006, by and between Landlord, and Tenant (the “Lease”) demising approximately 31,747 s.f. of rentable square feet of space on a portion of the second floor and approximately 132 s.f. of rentable space in the basement of the Building 600/700 at One Kendall Square, Cambridge, Massachusetts.  Capitalized terms used but not defined herein shall have the same meaning as in the Lease.

B.                                     Landlord and Tenant are the current holders, respectively, of the lessor’s and lessee’s interests in the Lease.

C.                                     Landlord and Tenant now desire to amend the Lease as set forth herein.

A G R E E M E N T S:

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.                                       Notwithstanding anything in the Lease to the contrary, Tenant shall, for the Term of the Lease only, as same may be extended pursuant to Section 29.14 of the Lease, have the exclusive license to use the Storage Space (approximately 98 s.f.) in the basement of Building 600/700 at One Kendall Square, Cambridge, Massachusetts as shown as unit #1 on the plan attached hereto as Exhibit A-l (“Storage Space”), for the storage of Tenant’s personal property and effects relating to its permitted use of the premises under the Lease and for no other purpose(s).  Except as otherwise provided herein.  Tenant’s use of the Storage Space shall be subject to all of the terms and conditions of the Lease.  Tenant agrees to pay to Landlord, in advance and as additional rent under the Lease without demand, offset or deduction, at the same time as monthly installments of Yearly Rent are due under the Lease, a license fee equal to $89.83 per month during each month of the Term.  In the event of the termination or expiration of the Lease.  Tenant’s license to use the Storage Space, if not already terminated or expired, shall immediately terminate without any further notice or demand.  Tenant agrees that it is taking the Storage Space “as-is”, in the condition in which the Storage Space is in as of the date hereof, without any obligation on the part of Landlord to prepare or construct the Storage Space for Tenant’s occupancy and without any warranty or representation by Landlord as to the condition of the Storage Space or its fitness for any use or purpose.  Tenant shall keep neat and clean and maintain in good order, condition and repair, the Storage Space excepting only damage by fire or other casualty or as a consequence of the exercise of the power of eminent domain and reasonable wear and tear and Tenant shall surrender the Storage Space at the expiration of the Lease, unless sooner terminated, in such condition, free of all personal property and effects.  Tenant shall maintain and use the Storage Space in accordance with all Federal, State, County and Municipal laws, rules, orders and regulations.  Tenant acknowledges and agrees that Landlord shall have no obligation to provide cleaning or other services to the Storage Space.  In addition to the other termination rights set forth in the Lease, either party shall have the right to terminate this license to use the Storage Space upon not less than thirty (30) days written notice to the other party, and upon such termination Tenant shall surrender the Storage Space as set forth above.

2.                                       Landlord and Tenant each warrant and represent to the other that they have dealt with no brokers in connection with the negotiation or consummation of this First Amendment and in the event of any brokerage claim against either party by any person claiming to have dealt with either Landlord or Tenant in connection with this First Amendment, the party with whom such person claims to have dealt shall defend and indemnify the other party against such claim.

3.                                       In all other respects the Lease shall remain unmodified and shall continue in full force and effect, as amended hereby.  The parties hereby ratify, confirm, and reaffirm all of the terms and conditions of the Lease, as amended hereby.

IN WITNESS WHEREOF the parties hereto have executed this First Amendment of Lease on the date first written above in multiple copies, each to be considered an original hereof, as a sealed instrument.

LANDLORD:		TENANT:

RB KENDALL FEE, LLC,		MERRIMACK PHARMACEUTICALS, INC.,

a Delaware limited liability company		a Massachusetts corporation

By:	/s/ Robert Beal	By:	/s/ Sophia Namis
	Robert L. Beal, its authorized signatory		Name: Sophia Namis
Title: Director of Finance

2

EXHIBIT A-1

SECOND AMENDMENT OF LEASE

THIS SECOND AMENDMENT OF LEASE is made as of this 1st day of July, 2007 (the “Effective Date”), by and between RB KENDALL FEE, LLC (“Landlord”) and MERRIMACK PHARMACEUTICALS, INC., having a mailing address at One Kendall Square, Building 6001700, Cambridge, Massachusetts 02139 (“Tenant”).

R E C I T A L S:

A.                                   Reference is made to an Indenture of Lease dated May 12,2006, by and between Landlord and Tenant, as amended by a certain First Amendment of Lease dated March 23, 2007 (the “Lease”), demising approximately 31,747 s.f. of rentable square feet of space on a portion of the second floor and approximately 230 s.f. of rentable space in the basement of the Building 6001700 at One Kendall Square, Cambridge, Massachusetts.  Capitalized terms used but not defined herein shall have the same meaning as in the Lease.

B.                                     Landlord and Tenant are the current holders, respectively, of the lessor’s and lessee’s interests in the Lease.

C.                                     Landlord and Tenant now desire to amend the Lease as set forth herein.

A G R E E M E N T S:

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.                                       Notwithstanding anything in the Lease to the contrary, Tenant shall, effect beginning on the Effective Date and for the Term of the Lease only, as same may be extended pursuant to Section 29.14 of the Lease, have the exclusive license to use the Storage Space (approximately 1,234 s.f.) in the basement of Building 6001700 at One Kendall Square, Cambridge, Massachusetts as shown as unit #2 on the plan attached hereto as Exhibit A-1 (“Storage Space”), for the storage of Tenant’s personal property and effects relating to its permitted use of the premises under the Lease and for no other purpose(s).  Except as otherwise provided herein, Tenant’s use of the Storage Space shall be subject to all of the terms and conditions of the Lease.  Tenant agrees to pay to Landlord, in advance and as additional rent under the Lease without demand, offset or deduction, at the same time as monthly installments of Yearly Rent are due under the Lease, a license fee equal to $1,131.17 per month during each month of the Term.  In the event of the termination or expiration of the Lease, Tenant’s license to use the Storage Space, if not already terminated or expired, shall immediately terminate without any further notice or demand.  Tenant agrees that it is taking the Storage Space “as-is”, in the condition in which the Storage Space is in as of the date hereof, without any obligation on the part of Landlord to prepare or construct the Storage Space for Tenant’s occupancy and without any warranty or representation by Landlord as to the condition of the Storage Space or its fitness for any use or purpose.  Tenant shall keep neat and clean and maintain in good order, condition and repair, the Storage Space excepting only damage by fire or other casualty or as a consequence of the exercise of the power of eminent domain and reasonable wear and tear and Tenant shall surrender the Storage Space at the expiration of the Lease, unless sooner terminated, in such condition, free of all personal property and effects.  Tenant shall maintain and use the Storage Space in accordance with all Federal, State, County and Municipal laws, rules, orders and regulations.  Tenant acknowledges and agrees that Landlord shall have no obligation to provide cleaning or other services to the Storage Space.  In addition to the other termination rights set forth in the Lease, either party shall have the right to terminate this license to use the Storage Space upon not less than thirty (30) days written notice to the other party, and upon such termination Tenant shall surrender the Storage Space as set forth above.

2.                                       Landlord and Tenant each warrant and represent to the other that they have dealt with no brokers in connection with the negotiation or consummation of this Second Amendment and in the event of any brokerage claim against either party by any person claiming to have dealt with either Landlord or Tenant in connection with this Second Amendment, the party with whom such person claims to have dealt shall defend and indemnify the other party against such claim.

3.                                       In all other respects the Lease shall remain unmodified and shall continue in full force and effect, as amended hereby.  The parties hereby ratify, confirm, and reaffirm all of the terms and conditions of the Lease, as amended hereby.

IN WITNESS WHEREOF the parties hereto have executed this Second Amendment of Lease on the date first written above in multiple copies, each to be considered an original hereof, as a sealed instrument.

LANDLORD:		TENANT:

RB KENDALL FEE, LLC,		MERRIMACK PHARMACEUTICALS, INC.,

a Delaware limited liability Company		a Massachusetts corporation

By:	/s/ Robert L. Beal	By:	/s/ Lisa A. Evren
	Robert L. Beal, its authorized signature		Name: Lisa A. Evren
Title: SVP and CFO

2

EXHIBIT A-l

STORAGE SPACE PLAN

See attached.

3

TO 1400
OMNI GUIDE (JUN 2007)
GENZYME CORP
DB STORAGE 1752 RSF
MERRIMACK
GENZYME CORP
MAILBOXES ETC.
1143 RSF
1225 RSF
1231 RSF

Building 700
Basement Floor Plan Legend
As of March 31, 2007

	Description	Area Served
1	Elevator Machine Room	
2	Base Building Light Bulb Storage and Dual Fired Fire Pump	
3	Base Building Storage: Filters, Tiles, Belts, etc	
4	Genzyme Storage	
5	Omni Guide Storage	
6	Omni Guide Storage	
7	LFC Records Storage and Itek [illegible] Storage	
8	Helicos Storage	
9	Omni Guide Storage	
10	Vacant	
11	Helicos Storage	
12	Helicos Storage	
13	Cequent Air Compressor	Bldg 700 1st Floor
14	Cequent Hot Water Heater, RODI, Acid Waste and Vacuum System	Bldg 700 1st Floor
15	Helicos Storage	
16	Helicos Storage	
17	Genetic Services Storage	
18	Vacant	
19	Vacant	
20	Elevator Machine Room	
21	Sprinkler Main and Tunnel to Amgen (currently inaccessible)	
22	Cleaners Break Room	
23	Genzyme Air Compressor Room	2600/700-4th and 5th Floor
24	Base Building Storage Can, Small Tools & Parts, HVAC Test Bench	
25	Base Building ATS for Elevators, Smoke Exhaust & Emergency Lights	
26	Base Building Phone Room	
27	Beal Hayward Storage	
28	Sewer Ejector Pit	
29	Amgen Tel/Data	
30	Merrimack Acid Waste System	8100 2nd Floor
31	Base Building Tel/Data	
32	BFS Storage	
33	Genzyme Storage	

ONE KENDALL SQUARE - BUILDING 700 - BASEMENT FLOOR

MERRIMACK PHARMACEUTICALS

Execution

THIRD AMENDMENT OF LEASE

THIS THIRD AMENDMENT OF LEASE is made as of this 1st day of April, 2008, by and between RB KENDALL FEE, LLC (“Landlord”) and MERRIMACK PHARMACEUTICALS, INC., having a mailing address at One Kendall Square, Building 600/700, Cambridge, Massachusetts 02139 (“Tenant”).

BACKGROUND:

A.                                   Reference is made to an Indenture of Lease dated May 12, 2006, by and between Landlord and Tenant, as amended by (i) First Amendment of Lease dated March 23, 2007, and (ii) Second Amendment of Lease dated as of July 1, 2007 (collectively, the “Lease”), demising approximately 31,747 rentable square feet of space on a portion of the second floor of Building 600/650/700 (the “Lab/Office Space”) and approximately 1,464 s.f. of rentable space in the basement of Building 600/650/700 (the “Storage Space”) in One Kendall Square, Cambridge, Massachusetts (the “Complex”).  Capitalized terms used but not defined herein shall have the same meaning as in the Lease.

B.                                     Landlord and Tenant are the current holders, respectively, of the lessor’s and lessee’s interests in the Lease.

C.                                     Landlord and Tenant now desire to amend the Lease as set forth herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.                                       Additional Storage Space.  Notwithstanding anything in the Lease to the contrary, and in addition to the Storage Space, Tenant shall, commencing on April 1, 2008 (the “Effective Date”) and for the Term of the Lease only, as same may be extended pursuant to Section 29.14 of the Lease, have the exclusive license to use as storage space approximately 930 r.s.f. in the basement of Building 700 at the Complex as shown cross-hatched on the plan attached hereto as Exhibit A-l (the “Additional Storage Space”), for the storage of Tenant’s personal property and effects relating to its permitted use of the premises under the Lease and for no other purpose(s).  Except as otherwise provided herein, Tenant’s use of the Additional Storage Space shall be subject to all of the terms and conditions of the Lease.  As of the Effective Date, Tenant agrees to pay to Landlord, in advance and as additional rent under the Lease without demand, offset or deduction, at the same time as monthly installments of Yearly Rent are due under the Lease, a license fee equal to $930.00 per month during each month of the Term.  In the event of the termination or expiration of the Lease, Tenant’s license to use the Additional Storage Space, if not already terminated or expired, shall immediately terminate without any further notice or demand.

2.                                       “As-Is”.  Tenant agrees that it is taking the Additional Storage Space “as-is”, in the condition in which the Additional Storage Space is in as of the date hereof, without any obligation on the part of Landlord to prepare or construct the Additional Storage Space for Tenant’s occupancy and without any warranty or representation by Landlord as to the condition of the Additional Storage Space or its fitness for any use or purpose.  Tenant shall keep neat and clean and maintain in good order, condition and repair, the Additional Storage Space excepting only damage by fire or other casualty or as a consequence of the exercise of the power of eminent domain and reasonable wear and tear and Tenant shall surrender the Additional Storage Space at the expiration of the Lease, unless sooner terminated, in such condition, free of all personal property and effects.  Tenant shall maintain and use the Additional Storage Space in accordance with all Federal, State, County and Municipal laws, rules, orders and regulations.  Tenant acknowledges and agrees that Landlord shall have no obligation to provide cleaning or other services to the Additional Storage Space.  In addition to the other termination rights set forth in the Lease, either party shall have the right to terminate this license to use the Additional Storage Space upon not less than thirty (30) days written notice to the other party, and upon such termination Tenant shall surrender the Additional Storage Space as set forth above.

3.                                       Brokers.  Landlord and Tenant each warrant and represent to the other that they have dealt with no brokers in connection with the negotiation or consummation of this Third Amendment other than Beal and Company, Inc., and in the event of any brokerage claim against either party by any person claiming to have dealt with either Landlord or Tenant in connection with this Third Amendment, the party with whom such person claims to have dealt shall defend and indemnify the other party against such claim.

4,                                       Ratification.  In all other respects the Lease shall remain unmodified and shall continue in full force and effect, as amended hereby.  The parties hereby ratify, confirm, and reaffirm all of the terms and conditions of the Lease, as amended hereby.

[Signatures on Following Page]

2

IN WITNESS WHEREOF the parties hereto have executed this Third Amendment of Lease on the date first written above in multiple copies, each to be considered an original hereof, as a sealed instrument.

LANDLORD:		TENANT:

RB KENDALL FEE, LLC,		MERRIMACK PHARMACEUTICALS, INC.,

a Delaware limited liability company		a Massachusetts corporation

By:	/s/ Robert L. Beal	By:	/s/ Lisa A. Evren
	Robert L. Beal, its authorized signatory		Name: Lisa A. Evren
Title: SVP and CFO

3

EXHIBIT A-l

STORAGE SPACE PLAN

See attached.

4

5

THE
BEAL COMPANIES, LLP

Consulting Development Appraisals Brokerage
177 Milk Street, Boston, Massachusetts 02109-3410
(617) 451-2100 Fax (617) 451-1801

December 3, 2008

BY FEDERAL EXPRESS

Mr. Ben Sirignano
Merrimack Pharmaceuticals, Inc.
One Kendall Square
Building 700, 2nd Floor
Cambridge, Massachusetts 02139

Re: Merrimack Pharmaceuticals, Inc. – One Kendall Square

Dear Mr. Sirignano:

Enclosed for your files is one (1) fully-executed counterpart of the Fourth Amendment of Lease dated November 17, 2008 with respect to Merrimack Pharmaceuticals, Inc.'s space at One Kendall Square, Cambridge, MA.

Please contact me with any questions or comments.

Sincerely,

Peter A. Spellios
Senior Vice President and General Counsel

PAS:dc
Enclosure

cc: Robert W. Carney, Esquire (w/enc.)

FOURTH AMENDMENT OF LEASE

THIS FOURTH AMENDMENT OF LEASE (the “Fourth Amendment”) is made this 17 day of November, 2008 (the “Effective Date”) by and between RB KENDALL FEE, LLC (“Landlord”) and MERRIMACK PHARMACEUTICALS, INC., having a mailing address at One Kendall Square, Building 600/700, Cambridge, Massachusetts 02139 (“Tenant”).

BACKGROUND:

A.                                   Reference is made to a certain Lease dated May 12, 2006 by and between Landlord and Tenant as amended by (i) First Amendment of Lease dated March 23, 2007, (ii) Second Amendment of Lease dated as of July 1, 2007, and (iii) Third Amendment of Lease dated as of April 1, 2008 (collectively, the “Lease”), demising approximately 31,747 rentable square feet of space on a portion of the second floor and approximately 132 rentable square feet of space in the basement of Building 600/650/700 (the “Existing Premises”) and approximately 2,262 s.f. of rentable space in the basement of Building 600/650/700 (the “Storage Space”) in One Kendall Square, Cambridge, Massachusetts (the “Complex”).  Capitalized terms used but not defined herein shall have the same meaning as in the Lease.

B.                                     Landlord and Tenant are the current holders, respectively, of the lessor’s and lessee’s interests in the Lease.

C.                                     Landlord and Tenant want to expand the premises demised under the Lease to include additional space within Building 600 in the Complex and to further to amend the Lease as set forth herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree and amend the Lease as follows:

1.                                       Expansion Space.  a.  Upon the Expansion Space Effective Date (as described below), (a) the space on the fourth (4th) floor of Building 600 shown as “Area A” on the plan attached hereto as Exhibit A-1 (“Expansion Space A”) and (b) the space on the fourth (4th) floor of Building 600 shown as “Area B” on the plan attached hereto as Exhibit A-1 (“Expansion Space B”).  respectively, shall be deemed added to and incorporated into the premises demised under the Lease.  (Expansion Space A and Expansion Space B are sometimes referred to collectively as the “Expansion Space”.) The Expansion Space contains 18,748 rentable square feet of floor area.  Upon the Expansion Space Effective Date, all references to the premises in the Lease shall include the Expansion Space and all references to Exhibit A in the Lease shall be deemed to include and refer to Exhibit A-1, as applicable.  The Expansion Space shall be delivered free of all occupants, personal property, trade fixtures and equipment, except as set forth in Section 5, below, and shall be delivered to Tenant in “as-is”, “where-is” condition without any warranty of fitness for use or occupancy, expressed or implied, subject to Landlord’s obligation to complete Landlord’s Work (as defined below) as provided in Section 6 below.  Except for Landlord’s Work, and subject to Landlord’s maintenance and repair obligations provided in the Lease, Tenant agrees that Landlord has no work to perform in or on the Expansion Space to prepare same for Tenant’s use and occupancy.  From and after the Expansion Space Effective Date (as defined below), all references in the Lease to the “Premises” shall mean, as the context shall require, the Existing Premises, Storage Space and Expansion Space, collectively.

b.  Expansion Space Effective Date.  The “Expansion Space Effective Date” shall be the earlier of (i) that date which is ninety (90) days after the completion of Landlord’s Work, and (ii) the date on which Tenant occupies any portion of the Expansion Space for business purposes; provided, however, that if Landlord fails to complete Landlord’s Work and deliver the Expansion Space to Tenant, all in accordance with this Fourth Amendment, on or before April 1, 2009 (the “Termination Date”), then Tenant shall have the right, at Tenant’s election, to terminate this Fourth Amendment only upon written notice to Landlord given no later than April 15, 2009, and upon such termination, Landlord shall execute and deliver such documents as may be reasonably required to effect the termination of the Letter of Credit (as defined in Section 9 below) and all rights and obligations of the parties under this Fourth Amendment shall terminate, In the event of such termination the terms of the Lease, exclusive of this Fourth Amendment, shall remain in full force and effect.  In the event that Tenant does not elect to terminate this Fourth Amendment as aforesaid, Tenant shall receive a per diem abatement of Yearly Rent payable with respect to the Expansion Space for each day by which the completion of Landlord’s Work extends beyond the Termination Date.  Upon request, Landlord and Tenant agree to execute a supplemental agreement confirming the actual Expansion Space Effective Date once the same is determined.  Notwithstanding the foregoing, the Termination Date shall be extended by one (1) day for each day of delay, if any, in the completion of Landlord’s Work due to Tenant’s presence in the Expansion Space prior to the Expansion Space Effective Date (as permitted in Section 7 below).

2.                                       Term.  a.  The term of the Lease with respect to the Expansion Space shall commence on the Expansion Space Effective Date and shall expire at midnight on that day which is three (3) years after the Expansion Space Effective Date (the “Expansion Space Termination Date”), unless otherwise terminated pursuant to the terms and conditions of the Lease.

b.  The term of the Lease with respect to the Existing Premises and the Storage Space (the “Existing Premises/Storage Space Extension Term”) is hereby extended for that period beginning on September 1, 2011 and ending on the Expansion Space Termination Date, unless otherwise terminated pursuant to the terms and conditions of the Lease.

c.  Notwithstanding the foregoing, it is expressly understood and agreed that Tenant shall have the right to further extend the term of the Lease with respect to the Existing Premises, Storage Space and Expansion Premises for one Additional Term of five (5) years in accordance with the provisions of Section 29.14 of the Lease; provided, however, that (i) Section 29.14A is hereby revised to provide that (A) the Additional Term shall commence as of the day immediately following the Expansion Space Termination Date (the “Additional Term Commencement Date”) and shall expire on the day immediately prior to the fifth (5th) anniversary of the Additional Term Commencement Date and (B) the Extension Notice shall be given by Tenant, if at all, no later than nine (9) months prior to the Additional Term Commencement Date; and (ii) the second sentence of Section 29.14B shall be revised to read in its entirety as follows: “Landlord shall upon written request from Tenant, made on or after the date which is twelve (12) months prior to the Additional Term Commencement Date, advise Tenant of Landlord’s offer (“Landlord’s Offer”) as to the Yearly Rent which will be payable by Tenant during the Additional Term within fifteen (15) days after Landlord receives such request from Tenant.”

3.                                       Yearly Rent.  a.  Expansion Space.  Commencing on the Expansion Space Effective Date and continuing through and including the Expansion Space Termination Date, the Yearly Rent for the Expansion Space shall be as set forth in the table below.  For purposes of this Fourth Amendment, a Lease Year is a period of twelve (12) consecutive months, commencing on the Expansion Space Commencement Date and each successive twelve (12) month period during the term of the Lease, except that if the Expansion Space Commencement Date shall occur on a date other than the first day of a month, then the first Lease Year shall include the period of the Expansion Space Commencement Date to the first

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day of the following month and twelve (12) calendar months thereafter.

Period	Yearly Rent	Monthly Rent	Rent Per Rentable Square Foot
Lease Year 1	$768,668.00	$64,055.67	$41.00
Lease Year 2	$787,416.00	$65,618.00	$42.00
Lease Year 3	$806,164.00	$67,180.33	$43.00

The Yearly Rent for the Expansion Space shall be payable in accordance with the terms of the Lease and shall be in addition to the Yearly Rent and all other amounts due and payable by Tenant pursuant to the Lease.  Tenant’s obligation to pay Taxes, Operating Costs, utilities and parking expenses for the Expansion Space shall commence on the Expansion Space Commencement Date.

b.  Existing Premises.  Commencing on September 1, 2011 and throughout the Existing Premises/Storage Space Extension Terra, the Yearly Rent with respect to the Existing Premises shall be payable at the same rate as the immediately preceding year ($1,203,952.08 per annum), payable in accordance with the terms of the Lease.

c.  Storage Space.  Commencing on September 1, 2011 and throughout the Existing Premises/Storage Space Extension Term, the license fee with respect to the Storage Space shall be payable at the same rate as the immediately preceding year ($2,151.00 per month), payable in accordance with the terms of the Lease,

4.                                       Tenant’s Proportionate Shares.  a.  Prior to the Expansion Space Commencement Date, Tenant shall continue to pay, with respect to the Existing Premises, Tenant’s Proportionate Common Area Share in the amount of 4.88% and Tenant’s Proportionate Building Share in the amount of 14.08%, Commencing on the Expansion Space Commencement Date, with respect to both the Existing Premises and the Expansion Space, Tenant’s Proportionate Common Area Share shall be 7.76%, and Tenant’s Proportionate Building Share shall be 22.40%.

b.  Tenant’s Proportionate Common Area Share shall be subject to adjustment, from time to time, in accordance with the terms of Section 9.1(c) of the Lease, and the Operating Costs relating to Building 600/700 shall mean Building 600/650/700.

5.                                       Expansion Space A Equipment.  Notwithstanding anything to the contrary contained herein, Expansion Space A shall be delivered with the equipment listed on Schedule 1(a) attached hereto (the “Space A Equipment”) located therein which equipment is provided to Tenant for its use during the term of the Lease.  The Space A Equipment shall be delivered to Tenant in good operating condition and repair (although Landlord makes no representations or warranties of any kind or nature, express or implied, regarding the suitability of such equipment for Tenant’s use).  Tenant shall be responsible for all costs and expenses relating to moving, and operating the Space A Equipment and shall maintain or cause to be maintained, and return and yield-up, the Space A Equipment in the same good condition and repair as of the Expansion Space Effective Date, subject to reasonable wear and tear, and in compliance with all applicable laws and insurance requirements.  For purposes of the foregoing sentence, the term “reasonable wear and tear” constitutes that normal, gradual deterioration that occurs due to aging and ordinary use of the Space A Equipment despite reasonable and timely maintenance and repairs; in no event shall

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“reasonable wear and tear” excuse Tenant from its duty to keep the Space A Equipment in the condition and repair required hereunder.  Tenant shall not remove the Space A Equipment from the Premises or materially modify or alter the Space A Equipment without, in each instance, obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

6.                                       Landlord’s Work.  Landlord shall, at Landlord’s sole cost and expense, complete the following work in a good and workmanlike manner using, where applicable, Landlord’s building standard design and construction materials and finishes: (a) demise the Expansion Space substantially as shown on Exhibit A-1 and provide Building standard tenant entry door; (b) deliver the mechanical, electrical, and plumbing (collectively, “MEP”) systems serving the Expansion Space (including without limitation any supplemental lab HVAC equipment) in good operating condition and repair, it being understood and agreed that certain existing systems will be demolished or modified as part of Landlord’s Work; (c) separate the electrical system(s) such that one or more separate electrical panels shall exclusively serve the Expansion Space; and install one or more meters exclusively for the electrical system(s) serving the Expansion Space; (d) cut and remove any drain lines therein that feed into the existing acid neutralization system in the Building such that the Expansion Space shall no longer be connected to such system; (e) remove the RODT water system; (f) cause the lab areas in the Expansion Space to be decontaminated and decommissioned in accordance with applicable requirements of governmental authorities and provide Tenant with evidence, in form and substance reasonably satisfactory to Tenant (it being agreed that the decommissioning report attached hereto as Exhibit B is satisfactory as to such decommissioning obligation) of such decontamination and decommissioning; (g) remove the two (2) Trane air handlers from Expansion Space A; (h) deliver one (1) rooftop chiller in good working condition; (i) install twenty- four (24) new hung heat pumps, fully powered and tied into the Building’s process loop at such locations and to such design specifications provided by Tenant’s engineer and approved by Landlord (distribution from the heat pumps throughout the Expansion Space shall be Tenant’s responsibility); (j) deliver the emergency generator serving the Expansion Space in good working condition (Tenant shall ensure that the generator is dedicated for Tenant’s exclusive use); (k) demolish and remove all of the existing interior improvements currently located in Expansion Space B, with the exception of the closet housing the controls for the emergency generator, and deliver Expansion Space B in clean shell condition with all utilities delivered and ready for distribution (distribution throughout the Expansion Space shall be Tenant’s responsibility); (I) review and repair the perimeter caulking and sealing on exterior windows as necessary, in Landlord’s reasonable discretion, to provide an air and weather tight enclosure; and (m) replace with Building standard windows any windows currently covered by panels, including without limitation those covered by panels previously installed in place of louvers (collectively, (a) - (m) are the “Landlord’s Work”).  Landlord shall pay the costs and expenses relating to Landlord’s Work.  Landlord shall use commercially reasonable and diligent efforts to complete Landlord’s Work as soon as reasonably practical following the execution of this Fourth Amendment by each of Landlord and Tenant, it being acknowledged and agreed that the target date for completion of Landlord’s Work is January 15, 2009.

7.                                       Tenant’s Improvements: Landlord’s Contribution.  (a)  On or before January 1, 2009, Tenant shall have access to the Expansion Space for purposes of completing Tenant’s leasehold improvements thereto (“Tenant’s Improvements”) in accordance with the terms and conditions of the Lease (as amended hereby).  Tenant shall cooperate with Landlord and coordinate the construction of Tenant’s Improvements so as not to interfere with the timely completion of Landlord’s Work.  Prior to entering the Expansion Space, Tenant shall obtain all insurance it is required to obtain by the Lease as to the Expansion Space and shall provide certificates of said insurance to Landlord.  Tenant shall coordinate such entry with Landlord’s building management, and such entry shall be made in compliance with all terms and conditions of the Lease and the rules and regulations in effect from time to time.  In connection with Tenant’s Improvements, and in lieu of any other allowance or contribution obligation of

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Landlord, including, without limitation, Article 4.2 of the Lease, Landlord shall contribute up to $787,416 (“Landlord’s Contribution”) in the aggregate toward the cost of Tenant’s Improvements, architectural and engineering fees and other consultants’ fees in connection with Tenant’s Improvements, and other move related expenses relating to the Expansion Space.  Landlord’s Contribution shall be paid, and requests therefor shall be made, in the manner provided in Section 4.2 of the Lease, except that Sections 4.2.C(iii) and (iv) are inapplicable.

(b)                                 Tenant’s Improvements shall be effected in accordance with the terms and conditions of the Lease, including but not limited to Articles 11,12 and 13 thereof; provided, however, that any fixtures or equipment paid for directly by Tenant (but not those paid with the Landlord’s Contribution) may, at Tenant’s option upon prior written notice to Landlord, be removed by Tenant, at Tenant’s sole cost and expense, upon the expiration or earlier termination of the term of the Lease and Tenant shall repair any damage caused by such removal.  Without limiting the foregoing, Tenant shall obtain Landlord’s prior written consent for all of Tenant’s Improvements (and Plans and Specifications therefor [as defined below]), and the contractors, engineers, architects, technicians and mechanics effecting same, which consent shall not be unreasonably withheld, conditioned or delayed.  Tenant shall be responsible for the preparation of construction plans and specifications, including but not limited to architectural, mechanical, electrical, plumbing, life-safety and other Building systems and interfaces therewith (collectively, the “Plans and Specifications”), and any specialty engineering necessary for the completion of Tenant’s Improvements, all of which shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Landlord shall be entitled to deduct from Landlord’s Contribution a construction management fee for Landlord’s oversight of Tenant’s Improvements as provided in Section 4.2E of the Lease (subject to the “no charge” time or credits set forth therein) and all reasonable direct, out-of-pocket expenses incurred by Landlord in reviewing and approving the Plans and Specifications,

8.                                       Additional Space Rights.  Landlord shall use commercially reasonable efforts to advise Tenant as to availability from time to time of rentable space in Building 600/650/700.  In addition, if, during the term of the Lease, Landlord determines to lease any portion of Building 600/650/700 to third parties (the “RFR Space”), Tenant shall have the right of first refusal on such RFR Space as expressly provided herein.  Landlord shall give Tenant notice of any active negotiations (as defined below) with each specific third party for the RFR Space (“RFR Notice”).  Tenant shall then have four (4) business days from the date of Tenant’s receipt of Landlord’s RFR Notice, with time being of the essence, to notify Landlord in writing that Tenant has elected to lease the entire RFR Space subject to, and upon the same terms and conditions as set forth in, Landlord’s RFR Notice, in which event Landlord and Tenant shall proceed with the lease of such RFR Space in accordance with the terms of the RFR Notice.  If Tenant declines to exercise its rights under this Section 8 with respect to such RFR Space, or if Tenant fails to respond in the time and manner expressly provided herein, Tenant shall be deemed to have waived its rights hereunder with respect to such RFR Space and this provision shall be of no further force or effect in connection therewith and Landlord shall be free to market, negotiate and lease such RFR Space upon the terms and conditions it desires; provided, however, that if the prospective tenant with whom Landlord was engaged in active negotiations at the time of the giving of the RFR Notice fails to enter into a lease for such RFR Space within six (6) months after the date of Tenant’s receipt of such RFR Notice, the RFR Space shall again be subject to Tenant’s right of first refusal in accordance with the provisions of this Section 8.  If Tenant declines to exercise its rights under this Section 8 with respect to such RFR Space, or fails to respond in the time and manner expressly provided herein, then within ten (10) days of Landlord’s request therefor, Tenant shall execute a certificate confirming its election to decline to lease such RFR Space.  For purposes of this Section 8, “active negotiations” shall be deemed to exist when a prospective tenant of the RFR Space has either indicated its willingness to accept Landlord’s initial proposal or has submitted a counteroffer to Landlord’s initial proposal in which event the terms and

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conditions of the counteroffer, if acceptable to Landlord, shall be the basis for Landlord’s RFR Notice to Tenant provided hereunder.  Notwithstanding anything to the contrary contained herein, Tenant understands that its rights under this Section 8 are and shall be subject and subordinate to any options to lease or any rights of expansion, first negotiation, first offer or first refusal to lease granted to other tenants of the Complex prior to the date of execution and delivery of this Fourth Amendment.  Landlord agrees to provide Tenant, within thirty (30) days of the date of this Fourth Amendment, a list of the aforementioned rights to which Tenant’s rights under this Section 8 shall be subordinate.  In addition, Landlord shall have no obligation to give an RFR Notice to Tenant in connection with any space in Building 600/650/700 that is vacant as of the Effective Date of this Fourth Amendment or in connection with any space being renewed by an existing tenant in Building 600/650/700.  Tenant shall have no right to exercise any of its rights hereunder (i) during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to the Lease and continuing until the noncompliance alleged in said notice of default is cured, or (ii) during the period of any event of default under the Lease as to which no notice from Landlord is required.  The period of time within which Tenant may exercise any of its rights hereunder shall not be extended or enlarged by reason of Tenant’s inability to exercise any such right because of such default.  Tenant’s rights under this Section 8 shall be in addition to the Right of First Offer set forth in Section 29.16 of the Lease.

9.                                       Security Deposit.  Simultaneously with the execution and delivery of this Amendment, Tenant shall deliver to Landlord an Irrevocable Standby Letter of Credit (“Letter of Credit”) in the form attached to the Lease as Exhibit 5, in an amount equal to One Hundred Ninety-Two Thousand One Hundred Sixty-Seven and 01/100 Dollars ($192,167.01), and otherwise in conformance with the provisions of Section 29.13 of the Lease.  Such Letter of Credit shall not be subject to reduction and shall be maintained throughout the term of the Lease, as same may be extended, pursuant to the terms and conditions of this Lease.

10.                                 Parking.  Upon the Expansion Space Effective Date, Tenant shall be entitled to an additional nineteen (19) monthly parking passes available to Tenant for use in the OKS Garage pursuant to, and in accordance with, Section 29.19 of the Lease, except that the parties acknowledge and agree that the monthly charge for such passes shall be based upon market rates then charged in the OKS Garage and in similar garages located in the East Cambridge/Kendall Square market, as such rates may vary from time to time (as of the date of this Fourth Amendment the market rate is $210.00 per month).

11.                                 Additional Rooftop Equipment Space.  Landlord hereby agrees to provide to Tenant, at no additional charge, additional space on the roof of the Building subject to and in accordance with the provisions of Sections 29.17 and 29.18 of the Lease for HVAC equipment, microwave dishes, antennae and/or other communications devises which service the Expansion Space.  Landlord agrees to work with Tenant in good faith to attempt to otherwise accommodate Tenant’s rooftop space needs.  Upon the completion of the installation of any such equipment, Landlord and Tenant shall enter into a written agreement which confirms the location of the expanded Antenna Area and Rooftop Mechanical Area.

12.                                 Notices.  For all purposes of the Lease, the notice address for Landlord shall hereafter be as follows: RB Kendall Fee, LLC, One Kendall Square, Cambridge, Massachusetts 02139.  Any notices given to Landlord shall be delivered in accordance with the terms of the Leases to the foregoing address with copies to be delivered in like manner to Landlord, c/o The Beal Companies, LLP, 177 Milk Street, Boston, Massachusetts 02109, Attention: Stephen N. Faber, Senior Vice President and Peter A. Spellios, Senior Vice President and General Counsel and to Sherin and Lodgen LLP, 101 Federal Street, Boston, Massachusetts 02110, Attention: Robert M. Carney, Esquire.  In addition, any notices given to Tenant shall be delivered as set forth in the Lease with a copy to Wilmer Hale LLP, 60 State Street, Boston, MA 02109, Attention: Katharine E. Bachman, Esquire.

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13.                                 Brokers.  Landlord and Tenant each warrant and represent to the other that they have dealt with no brokers in connection with the negotiation or consummation of this Fourth Amendment other than Colliers Meredith & Grew and DTZ FHO Partners (collectively, the “Broker”‘) and in the event of any brokerage claim against either party by any person claiming to have dealt with either Landlord or Tenant in connection with this Fourth Amendment, other than the Broker, the party with whom such person claims to have dealt shall defend and indemnify the other party against such claim.  Landlord shall pay any commission due the Broker pursuant to a separate agreement,

14.                                 Reaffirmation.  In all other respects the Lease shall remain unmodified and shall continue in full force and effect, as amended hereby.  The parties hereby ratify, confirm, and reaffirm all of the terms and conditions of the Lease, as amended hereby.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF the parties hereto have executed this Fourth Amendment to Lease on the date first written above in multiple copies, each to be considered an original hereof, as a sealed instrument.

LANDLORD:		TENANT:

RB KENDALL FEE, LLC		MERRIMACK
PHARMACEUTICALS, INC.

By:	/s/ Robert L. Beal	By:	/s/ Robert J. Mulroy
	Robert L. Beal, its authorized signatory	Name:	Robert Mulroy
		Title:	President and CEO

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EXHIBIT A-1, FOURTH AMENDMENT

LEASE PLAN FOR EXPANSION SPACE

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Schedule 1(a)

Space A Equipment

Equipment location designated by corresponding capital letters on attached plan.

1.                                       All hoods and casework

A.                                   DuraLab Equipment Corp. (6’)

B.                                     Kewaunee (8’)

C.                                     DuraLab Equipment Corp. (8’)

D.                                    VWR Scientific Products (5’)

E.                                      Kewaunee/VWR Scientific Products (8’)

F.                                      VWR Scientific Products (8’)

G.                                     SterilGard Hood/Baker Co., Inc. Class II, Type A/B3 (6’6”)

2.                                       Walk-in cold room measuring 10’x20’ (Controlled Environment Structures, Inc.) (H)

3.                                       Walk-in cold room measuring 10’xlO’ (Cargocaire/Munters) (I)

4.                                       Walk-in cold room measuring 16’xl2’ (Controlled Environment Structures, Inc.) (J)

5.                                       PreVac System Model #PRL-20004 Serial #981258 (K)

6.                                       Air Energy air compressor system Model #PSP023XB Serial #AE1223 (L)

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EXHIBIT B

DECOMMISSIONING REPORT

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CONSULTING
Creating Value for Your Business

Laboratory Decommissioning Clean Up Verification

Genzyme
One Kendall Square
Building 600, 700 and1400
Cambridge, Massachusetts

EBI Project # 22070218

October 1, 2007

Prepared by:

EBI Consulting
Richard G. Aichelmann, CSP, CIH
Senior Program Director

Prepared for:

Genzyme Corporation
One Kendall Square – Building 1400
Cambridge, MA 02139

EBI Consulting
Four A Street
Burlington, MA 01803
Phone: 781-273-2500
Fax: 781-273-3311

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1.0                               EXECUTIVE SUMMARY

EnviroBusiness, Inc (EBI) conducted an assessment of the decommissioned laboratories formerly occupied by Genzyme Corporation located on the fourth and fifth floor of Building 600, the fifth floor of Building 700 and the fifth floor of Building 1400 of One Kendall Square Cambridge, Massachusetts for the purposes of verifying cleanliness of the space with respect to the requirements established by the property owner.  EBI’s assessment consisted of conducting a thorough visual inspection of all laboratories, collecting wipe samples of selected surfaces for the specified contaminants and conducting air monitoring for mercury.

The results of EBI’s assessment identified detectable levels of some of the specified contaminants, however, these were all found within limits that were deemed to be acceptable and no addition cleaning or remedial activities are recommended.

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2.0                               INTRODUCTION

Genzyme Corporation (Genzyme) - a major global biotechnology company - has occupied laboratory space in several buildings located at One Kendall Square (OKS) Cambridge, Massachusetts since 1990.  Genzyme is currently consolidating operations from the OKS to its other existing facilities elsewhere in Massachusetts.  As part of this consolidation the laboratories in OKS Building 600 on the fourth and fifth floors, laboratories and manufacturing space in Building 700 fifth floor and the laboratories on the fifth floor of Building 1400 have been decommissioned and will be returned to the landlord on October I, 2007.  Genzyme is planning to relocate its remaining operations from OKS in February 2008.

Genzyme Environmental requested EBI to conduct inspections and testing of the subject space to assure that chemical decontamination was completed to the landlord’s specification.  EBI conducted the requested assessment between September 18, 2007 and September 25, 2007.  As of the start date of the assessment, all operations in fifth floor of building 1400 had ceased, ail laboratory equipment not permanently installed had been removed and the space cleaned by Genzyme’s Environmental Services contractor.  It was reported by Genzyme representative that the laboratories located on the fifth floor of building 1400 was vacated and cleaned in February 2007.  Operations in the other laboratories subject to this assessment had ceased but equipment removal and cleaning was still in progress as of the start date of the assessment All biological and radiological decontamination and verification was completed by others working under contracted directly with Genzyme.

EBI Senior Program Director and Certified Industrial Hygienist, Mr. Richard Aichelmann visited the site on September 7, 2007.  During that site visit Mr. Aichelmann toured the subject laboratory .space along with Mr. James Giordani, Genzyme Environmental Associate, for the purpose of developing strategy and plans for conducting the assessment and obtain preliminary copies of the landlord’s specifications for the clean-out verification testing.  Mr. Aichelmann returned, along with two Environmental Field Technicians from EBI.  Mr. Stephan Schaub and Mr. Brian Gingras, on September 18 and 19 to initiate the assessment.  On September 18 Mr. Schaub and Mr. Gingras collected surface wipe samples in the designated laboratories for the specified metals while Mr. Aichelmann collected wipe samples in the chemistry laboratory hoods (Building 1400 fifth floor) for perchlorates.  Mr. Aichelmann initiated mercury air monitoring in the designated location on September 19 while Mr. Schaub and Mr. Gingras completed the required surface wipe sampling for metals and spot testing for corrosives and oxidizing agents.  Mr. Aichelmann returned on September 20, 21 and 25 to complete the air monitoring for mercury.

Details of the sampling methodology, sample locations and a discussion of the results are provided in the following sections of this report.

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3.0                               METHODOLOGY

3.1                               Sampling Strategy

The sampling strategy was essentially dictated by the landlord’s specification for clean-up verification.  According to information provided to EBI by Genzyme Environmental representatives, the landlord was concerned about and requested laboratory verification of the levels of the following metals on representative horizontal surfaces in all laboratories in buildings 600 and 1400: aluminum, antimony, barium, boron, chromium, lead, lithium, palladium, platinum, and silver; and for the laboratories in building 700 fifth floor, magnesium.  Additionally, levels of surface contamination verified by laboratory analysis were specifically requested for perchlorates on surfaces inside the laboratory hoods in the chemistry laboratories on the fifth floor of building 1-400.  The landlord also requested laboratory analysis for sodium azide in three locations in the laboratories on the fourth and fifth floors of building 600.  Screening for airborne mercury in and around sinks and other locations in all laboratory spaces using a direct-reading method (Jerome meter) and for corrosives using pH indicator strips on surfaces in all laboratories was also requested.

3.2                               Sample Collection and Analysis

Surface contamination samples for metals were collected in accordance with NIOSH Method 9100 and ASTM El728.  In all cases a surface area of one hundred (100) square centimeters (cm1) was sampled.  Lead Wipe™ brand pre-moistened, lead dust sampling wipes, manufactured by Aramsco Incorporated, and which meet the specification of ASTM El792, were used to collect the surface samples.  Disposable templates were used to assure the accuracy of the sample size.

Placing the template in the ‘location to be sampled while wearing disposable nitrile gloves the wipe was folded in half and the area inside the template was rubbed, using moderate pressure, back and forth in one direction.  After folding the wipe in half the area was rubbed again in a direction perpendicular to the first pass.  The wipe was folded once again in half and the area was wiped a final time in the same direction as the first pass.  The wipe was then folded two more times and placed in the sample container.  The templates and gloves were changed between each sample to avoid cross-contamination.

All metals samples were collected by Mr. Schaub and Mr. Gingras, Bureau Veritas North America, Inc. of Novi, Michigan, an independent, American Industrial Hygiene Association accredited laboratory analyzed all samples for the specified metals in accordance with the appropriate NIOSH Methods.

Mr. Aichelmann collected the surface samples for perchlorates and sodium azide.  The sampling procedure for these analytes was similar to that for the metals, except that Whatman brand ashless filter paper (catalog number 1442 I 10) moistened in the field with distilled water were used to collect the samples for perchlorates and a reusable lexan template was used to measure the sample area, where the geometry of the surface to be sampled allowed, otherwise the are was estimated using a measuring tape.  The template was cleaned between samples with alcohol prep wipes.  Perchlorate samples were analyzed by the Wisconsin Occupational Health Laboratory an independent, American Industrial Hygiene Association accredited laboratory located in Madison, Wisconsin.  For sodium azide, a similar sampling method was followed except Zefron brand 0,8

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micron mixed cellulose ester (MCE) fitters were used dry to wipe the surface to be sampled.  Sodium azide samples were analyzed by Bureau Veritas.

An appropriate number of field blanks, prepared and submitted according professional standards of practice were analyzed with each batch of samples from each sampling round.

Spot testing for the presence of corrosives was accomplished using Whatman Type CF pH strips (Catalog Number 2613991) moistened with distilled water.  Whatman potassium iodide starch paper, moistened with distilled water was used to test for the presence of organic peroxides, chlorine and other oxidizing agents on horizontal surfaces through out the lab.

Airborne mercury analysis was conducted using a Jerome J405-0DD5 Rev.  B, Serial Number 40500121 direct-reading mercury vapor analyzer.  The analyzer was factory calibrated on September 14, 2007.  This meter has a range of 0.5 µg/m3 to 999 µg/m3 Hg with a sensitivity of.0.013 µg/m3.  The accuracy varies from ±5% at 25 µg/m3 to ±10% at 1 µg/m3, and the precision ranges from 3% at 25 µg/m3 to 15% at 1 µg/m3.

3.3                               Sampling Locations

Metals samples were collected from up to three horizontal surfaces within each of the designated laboratories: floor, and on a bench top and inside a hood, if available, as well as from one office on each floor as a “reference sample”.  A larger number of similar locations were spot checked for corrosives and oxidizing agents.

Perchlorate samples were collected from inside laboratory hood ducts where accessible or from behind the baffles of the laboratory hoods as far up as was accessible.

Sodium azide samples were collected from the work surface inside of hoods or from the horizontal surface of chemical storage cabinets underneath laboratory hoods.

Mercury readings were taken below al! laboratory sinks, inside of limestone chip tanks where present and accessible, and in sinks above the drain.  Some random samples for mercury were taken above floor drains and inside of permanently installed equipment in the laboratories.

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4.0                               RESULTS

The results of the metals analysis can be found on Table I below.  The laboratory report of the metals samples analyses is attached in Appendix A.

The majority of the metals levels measured on the surfaces in the laboratories were all below the method detection limits, except as follows: aluminum was detected in 54 of the 56 samples collected and analyzed; chromium was detected in only one of the 56 samples collected; nine (9) of the eleven (II) samples collected for magnesium show detectable levels.  Aluminum levels, where detected, ranged from exactly the detection limit (10 µg/l00cm2) to a 140 µg/100cm1 with a median of 19 µg/100cm2.  Magnesium levels, in those locations where it was found above the detection limit, ranged from exactly the detection limit (100 µg/100cm2) to a 150 µg/100cm2 with a median of 110 µg/ 100cm1, The chromium level in the single sample with detectable results was 26 µg/ 100cm2.

No detectable levels of sodium azide were measure in any of the surface wipe samples collected for this analyte.  The report of the laboratory analysis of die samples for sodium azide and the remaining magnesium samples is included as Appendix B.

Detectable levels of perchlorates were found in seven (7) of the twenty-two (22) samples collected and analyzed.  Where detectable, the perchlorate levels ranged from 45 µg/ 100cm2 to 150 µg/100cm2, with a median of 51 µg/100cm2.  Due to complications inherent in the laboratory methodology for perchlorate wipe samples, the minimum detectable level varied considerably between samples.  The laboratory experienced significant instability in the results of the calibration standards on the initial attempt to read the samples, and so the apparatus and standards were allowed to stabilize for two additional days before the samples were measured again.  Because some of the sample volume was depleted for some of the samples during the initial measurement attempts, the detection limits were higher for these samples (100 µg/wipe compared to 40 µg/wipe those for which a large sample volume was available).  The Wisconsin Occupational Health Laboratory analytical report for perch I orates is attached as Appendix C.

No detectable levels of any of the metals analyzed for, or for perchlorate were measured in any of the field blank.  1.5 µg of sodium azide was measured on the field blank submitted to the laboratory for that analyte.

The results of the air monitoring for mercury are report on the table in Appendix D.  Detectable levels of mercury were measured for 98 of the 142 readings taken during the first two days of monitoring.  The levels on these days ranged from below the detection limit for the instrument (reported as 0 on the table of results) to a high of 1.37 µ/m3, with the lowest detectable reading being 0.50 µ/m3.  The average reading was 0.42 µ/m3 and the median 0.55 µ/m3.  These results raised a concern that there may have been an interfering agent present in the environment that caused erroneously high reading and resulted in saturation of the analyzers sensor.  In feet, at the end of each of these two days of sampling repeated measurements with the “zero air” filter in place failed to result readings of zero, or for that matter, reading that were decreasing.  Some logical explanations for the interference include the possible presence of hydrogen sulfide or mercaptans in the air in the sink drains due to the lack of use in laboratories in Building 1400 and chlorine in the air in buildings 600 and 700 because cleaning was still in progress using sodium hypochlorite based bleach.  Genzyme Facilities representatives flushed the laboratory sink drains and

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wastewater plumbing in all of the laboratories on Friday September 21 and Monday September 24.  Mercury measurements were repeated on Friday September 21 and Tuesday September 25 in all subject laboratories.  Detectable levels of mercury were measured in only 6 of the 148 repeat measurements made on these two days.  The detectable levels ranged from 0.51 µ/m3 to 0.56 µ/m3, just barely above the instrument’s detection limit.  Considering how close these readings are to the minimum detectable level, the reduced accuracy and precision of the instrument at the low end of the scale, and the potential presence of interfering compounds, it is reasonable to assume that the levels of airborne mercury in the subject laboratories are essentially not detectable.

The pH readings taken on various horizontal surfaces (floors, bench tops, and work surfaces inside hoods) in over 100 locations through out the laboratories did not provide any indication for the presence of corrosive residues - pH readings were found to be within plus or minus one pH unit of neutrality.  The spot testing with potassium iodide starch paper in the same locations as the pH testing were all negative for the presence of oxidizing agents.

6

Table 1 Metals Surface Wipe Results

Sample ID	Date	Location	Area	Al	Sb	Ba	B	Cr	Pb	Li	Pd	Pt	Ag	Mg
DA-01	18-Sep-07	Building 1400 Fifth Floor - Lab 576 - Hood	100 cm^2	11	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-01	18-Sep-07	Building 1400 Fifth Floor - Room 549 - Bench	100 cm^2	17	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-02	18-Sep-07	Building 1400 Fifth Floor - Room 549 - Floor Middle	100 cm^2	22	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-03	18-Sep-07	Building 1400 Fifth Floor - Room 565 - Bench	100 cm^2	15	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-04	18-Sep-07	Building 1400 Fifth Floor - Room 565 - Floor Middle	100 cm^2	16	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-05	18-Sep-07	Building 1400 Fifth Floor - Room 576 - Bench	100 cm^2	41	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-06	18-Sep-07	Building 1400 Fifth Floor - Room 576 - Floor Middle	100 cm^2	20	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-07	18-Sep-07	Field Blank	100 cm^2	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-08	18-Sep-07	Building 1400 Fifth Floor - Room 574 - Bench	100 cm^2	15	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-09	18-Sep-07	Building 600 Fifth Floor - Lab 1 Bench	100 cm^2	19	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-10	18-Sep-07	Building 600 Fifth Floor - Lab 1 Hood	100 cm^2	20	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-11	18-Sep-07	Building 600 Fifth Floor - Lab 1 Floor Middle	100 cm^2	17	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-12	18-Sep-07	Building 600 Fifth Floor - Lab 2 - Hood	100 cm^2	13	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-13	18-Sep-07	Building 600 Fifth Floor - Lab 2 - Bench	100 cm^2	16	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-14	18-Sep-07	Building 600 Fifth Floor - Lab 2 - Floor Middle	100 cm^2	22	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-15	18-Sep-07	Building 600 Fifth Floor - Lab 3 - Bench	100 cm^2	25	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-16	18-Sep-07	Building 600 Fifth Floor - Lab 3 - Hood	100 cm^2	50	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-17	18-Sep-07	Building 600 Fifth Floor - Lab Floor Middle	100 cm^2	31	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-18	18-Sep-07	Building 600 Fifth Floor - Lab 4 - Hood	100 cm^2	12	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-19	18-Sep-07	Building 600 Fifth Floor - Lab 4 - Bench	100 cm^2	18	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-20	18-Sep-07	Building 600 Fifth Floor - Lab 4 - Floor Middle	100 cm^2	27	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-21	18-Sep-07	Building 600 Fourth Floor - Biomaterials 2 - Bench	100 cm^2	21	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-22	18-Sep-07	Building 600 Fourth Floor - Biomaterials 2 - Floor	100 cm^2	31	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-23	18-Sep-07	Building 600 Fourth Floor - Biomaterials 3 - Hood	100 cm^2	120	BRL	BRL	BRL	26	BRL	BRL	BRL	BRL	BRL	NA
BG-24	18-Sep-07	Building 600 Fourth Floor - Biomaterials 3 - Bench	100 cm^2	17	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-25	18-Sep-07	Building 600 Fourth Floor - Biomaterials 3 - Floor	100 cm^2	18	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-26	18-Sep-07	Building 600 Fourth Floor - Office 435 - Floor	100 cm^2	14	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-27	18-Sep-07	Building 600 Fourth Floor - Office 435 - Bench	100 cm^2	34	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-28	18-Sep-07	Building 700 Fifth Floor - Office 7580 - Bench	100 cm^2	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	BRL
BG-29	18-Sep-07	Building 700 Fifth Floor - Lab 7026 - Hood	100 cm^2	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	100
BG-30	18-Sep-07	Building 700 Fifth Floor - Lab 7026 - Bench	100 cm^2	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	110
BG-31	18-Sep-07	Building 700 Fifth Floor - Lab 7026 - Floor	100 cm^2	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	110
SS-01	18-Sep-07	Building 1400 Fifth Floor - Lab 589 - Bench	100 cm^2	16	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA

1

Table 1 Metals Surface Wipe Results

SS-02	18-Sep-07	Building 1400 Fifth Floor - Lab 589 - Hood	100 cm^2	140	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-03	18-Sep-07	Building 1400 Fifth Floor - Lab 589 - Floor	100 cm^2	20	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-04	18-Sep-07	Building 1400 Fifth Floor - Lab 586 - Floor	100 cm^2	20	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-05	18-Sep-07	Building 1400 Fifth Floor - Lab 586 - Bench	100 cm^2	16	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-06	18-Sep-07	Building 1400 Fifth Floor - Lab 586 - Hood	100 cm^2	28	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-07	18-Sep-07	Building 1400 Fifth Floor - Lab 590 - Hood	100 cm^2	27	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-08	18-Sep-07	Building 1400 Fifth Floor - Lab 590 - Bench	100 cm^2	10	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-09	18-Sep-07	Building 1400 Fifth Floor - Lab 590 - Floor	100 cm^2	18	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-10	18-Sep-07	Field Blank	100 cm^2	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-11	18-Sep-07	Building 600 Fifth Floor - Lab 8 Bench 1	100 cm^2	21	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-12	18-Sep-07	Building 600 Fifth Floor - Lab 8 Floor	100 cm^2	19	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-13	18-Sep-07	Building 600 Fifth Floor - Lab 1 Bench 2	100 cm^2	12	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-14	18-Sep-07	Building 600 Fifth Floor - Lab 7 - Floor	100 cm^2	42	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-15	18-Sep-07	Building 600 Fifth Floor - Lab 6 - Bench	100 cm^2	52	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-16	18-Sep-07	Building 600 Fifth Floor - Lab 6 - Floor	100 cm^2	16	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-17	18-Sep-07	Building 600 Fifth Floor - Lab 6 - Hood	100 cm^2	21	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-18	18-Sep-07	Building 600 Fifth Floor - Lab 5 - Bench	100 cm^2	12	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-19	18-Sep-07	Building 600 Fifth Floor - Lab 5 - Floor	100 cm^2	13	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-20	18-Sep-07	Building 600 Fifth Floor - Lab 5 - Hood	100 cm^2	11	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-21	18-Sep-07	Building 600 Fifth Floor - Conference Room 5041	100 cm^2	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-22	18-Sep-07	Building 600 Fourth Floor - Biomaterials 1 - Bench	100 cm^2	11	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-23	18-Sep-07	Building 600 Fourth Floor - Biomaterials 1 - Hood	100 cm^2	15	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-24	18-Sep-07	Building 600 Fourth Floor - Biomaterials 1 - Floor	100 cm^2	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-25	18-Sep-07	Building 600 Fourth Floor - Phospholipids Lab - Bench	100 cm^2	28	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-26	18-Sep-07	Building 600 Fourth Floor - Phospholipids Lab - Hood	100 cm^2	18	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-27	18-Sep-07	Building 600 Fourth Floor - Phospholipids Lab - Floor	100 cm^2	24	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-28	18-Sep-07	Building 600 Fourth Floor - Biomaterials 3 - Bench	100 cm^2	10	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-29	18-Sep-07	Building 600 Fourth Floor - Biomaterials 3 - Floor	100 cm^2	25	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
SS-30	18-Sep-07	Building 600 Fourth Floor - Biomaterials 3 - Hood	100 cm^2	26	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	BRL	NA
BG-01	19-Sep-07	Building 700 Fifth Floor - Lab 7025 - Bench	100 cm^2	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	100
BG-02	19-Sep-07	Building 700 Fifth Floor - Lab 7025 - Floor	100 cm^2	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	110
BG-03	19-Sep-07	Building 700 Fifth Floor - Lab 7015 - Floor	100 cm^2	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	150
BG-04	19-Sep-07	Building 700 Fifth Floor - Lab 6510 - Bench	100 cm^2	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	BRL
BG-05	19-Sep-07	Building 700 Fifth Floor - Lab 6510 - Floor	100 cm^2	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	100
BG-06	19-Sep-07	Building 700 Fifth Floor - Lab 7013 - Hood	100 cm^2	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	110
BG-07	19-Sep-07	Building 700 Fifth Floor - Lab Lab 7013 - Floor	100 cm^2	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	140

2

3

1

5.0                               CONCLUSIONS AND RECOMMENDATIONS

5.1                               Conclusions

There are currently no regulatory standards for surface contamination for any of the compounds analyzed for in this assessment that are directly applicable to industrial facilities such as this.

The US Department of Labor Occupational Safety and Health Administration (OSHA) has established a workplace Permissible Exposure Limit (PEL) for mercury of one hundred micrograms per cubic meter of air (100 µg/m3), as a ceiling.  The level of mercury for all but one of the measurements taken was well below this limit during the entire monitoring event, and all reading were below the PEL for the repeat monitoring conducted on the second two days of sampling.

Based on the low levels of contaminants found and the lack of any regulatory limits associated with the compounds of concern, it is the professional opinion of this Certified industrial Hygienist that the subject property can be occupied and used for its expected industrial use without restriction, and that such use is not anticipated to present a health hazard to the occupants due to the lead levels found in the dust inside the building during this assessment No significant safety or health risk for workers involved in demolition and renovation activities is expected if typical and reasonable precautions are employed.

5.2                               Recommendations

No further cleaning or remediation is required or recommended.

7

6.0                               LIMITATIONS AND DISCLAIMER

The information presented in this report relates to conditions present in the •facilities at the times of the surveys and also relies on information provided by site personnel at the times of the surveys, and may not necessarily reflect conditions present at other times or locations.

The use of trade names in this report is for the purpose of identification or as an example and should not be construed as an endorsement of the products or services or a recommendation for their use.

8

Appendix A - Bureau Veritas Laboratory Results - Various Metals

9

BUREAU VERITAS

September 24, 2007

Richard Aichelmann
ENVIRO BUSINESS INC
21 B Street
Burlington, MA 01803-

Bureau Veritas Work Order No. 07090854

Reference:

Dear Richard Aichelmann:

Bureau Veritas North America, Inc. received 62 samples on 9/20/2007 for the analyses presented in the following report.

Enclosed is a copy of the Chain-of-Custody record, acknowledging receipt of these samples. Please note that any unused portion of the samples will be discarded 30 days after the date of this report, unless you have requested otherwise.

This material is confidential and is intended solely for the person to whom it is addressed. If this is received in error, please contact the number provided below.

We appreciate the opportunity to assist you. If you have any questions concerning this report, please contact a Client Services Representative at (800) 806-5887.

Sincerely,

Sharon Johnson

Sharon M Johnson
Client Services

cc:

Bureau Veritas North America, Inc.
22345 Roethel Drive
Novi, MI 48375

Main: (248) 344.1770
Fax: (248) 344.2655
www.us.bureauveritas.com

FIFTH AMENDMENT OF LEASE

THIS FIFTH AMENDMENT OF LEASE (the “Fifth Amendment”) is made this 6th day of July, 2009 (the “Effective Date”) by and between RB KENDALL FEE, LLC (“Landlord”‘) and MERRTMACK PHARMACEUTICALS, INC., having a mailing address at One Kendall Square, Building 600/700, Cambridge, Massachusetts 02139 (“Tenant”).

BACKGROUND:

A.                                   Reference is made to a certain Lease dated May 12, 2006 by and between Landlord and Tenant as amended by (i) First Amendment of Lease dated March 23, 2007, (ii) Second Amendment of Lease dated as of July 1, 2007, (iii) Third Amendment of Lease dated as of April 1, 2008, and (iv) Fourth Amendment of Lease dated November 17, 2008 (collectively, the “Lease”), demising approximately 31,747 rentable square feet of space on a portion of the second floor and approximately 132 rentable square feet of space in the basement of Building 600/650/700 (the “Existing Premises”), approximately 2,262 s.f. of rentable space in the basement of Building 600/650/700 (the “Storage Space”) and approximately 18,748 rentable square feet of space on the fourth (4th) floor of Building 600 (the “Expansion Space”) in One Kendall Square, Cambridge, Massachusetts (the “Complex”).  Capitalized terms used but not defined herein shall have the same meaning as in the Lease.

B.                                     Landlord and Tenant are the current holders, respectively, of the lessor’s and lessee’s interests in the Lease.

C.                                     Landlord and Tenant want to amend the Lease as set forth herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.                                       Additional 700 Storage Space.  Notwithstanding anything in the Lease to the contrary, and in addition to the Storage Space, Tenant shall, commencing on July 1, 2009 (the “Effective Date”) and for the Term of the Lease only, as same may be extended pursuant to Section 29.14 of the Lease, have the exclusive license to use as storage space approximately 660 r.s.f. in the basement of Building 700 at the Complex as shown cross-hatched on the plan attached hereto as Exhibit A-1 (the “Additional 700 Storage Space Plan”), for the storage of Tenant’s personal property and effects relating to its permitted use of the premises under the Lease and for no other purpose(s).  Except as otherwise provided herein, Tenant’s use of the Additional 700 Storage Space shall be subject to all of the terms and conditions of the Lease.  As of the Effective Date, Tenant agrees to pay to Landlord, in advance and as additional rent under the Lease without demand, offset or deduction, at the same time as monthly installments of Yearly Rent are due under the Lease, a license fee equal to $660.00 per month during each month of the Term.  In the event of the termination or expiration of the Lease, Tenant’s license to use the Additional 700 Storage Space, if not already terminated or expired, shall immediately terminate without any further notice or demand.

2.                                       “As-Is”.  Tenant agrees that it is taking the Additional 700 Storage Space “as-is”, in the condition in which the Additional 700 Storage Space is in as of the date hereof, without any obligation on the part of Landlord to prepare or construct the Additional 700 Storage Space for Tenant’s occupancy and without any warranty or representation by Landlord as to the condition of the Additional 700 Storage Space or its fitness for any use or purpose.  Tenant shall keep neat and clean and maintain in good order, condition and repair, the Additional 700 Storage Space excepting only damage by fire or other casualty or as a consequence of the exercise of the power of eminent domain and reasonable wear and tear and Tenant shall surrender the Additional 700 Storage Space at the expiration of the Lease, unless sooner terminated, in such condition, free of all personal property and effects.  Tenant shall maintain and use the Additional 700 Storage Space in accordance with all Federal, State, County and Municipal laws, rules, orders and regulations.  Tenant acknowledges and agrees that Landlord shall have no obligation to provide cleaning or other services to the Additional 700 Storage Space.  In addition to the other termination rights set forth in the Lease, either party shall have the right to terminate this license to use the Additional 700 Storage Space upon not less than thirty (30) days written notice to the other party, and upon such termination Tenant shall surrender the Additional 700 Storage Space as set forth above.

3.                                       Brokers.  Landlord and Tenant each warrant and represent to the other that they have dealt with no brokers in connection with the negotiation or consummation of this Fifth Amendment other than Beal and Company, Inc., and in the event of any brokerage claim against either party by any person claiming to have dealt with either Landlord or Tenant in connection with this Fifth Amendment, the party with whom such person claims to have dealt shall defend and indemnify the other party against such claim.

4.                                       Ratification.  In all other respects the Lease shall remain unmodified and shall continue in full force and effect, as amended hereby.  The parties hereby ratify, confirm, and reaffirm all of the terms and conditions of the Lease, as amended hereby.

[Signatures on Following Page]

2

IN WITNESS WHEREOF the parties hereto have executed this Fifth Amendment of Lease on the date first written above in multiple copies, each to be considered an original hereof, as a sealed instrument.

LANDLORD:		TENANT:

RB KENDALL FEE, LLC, a Delaware limited liability company		MERRIMACK PHARMACEUTICALS, INC., a Massachusetts corporation

By:	/s/ Robert L. Beal	By:	/s/ Lisa. A. Evren
	Robert L. Beal, its authorized signatory	Name: Lisa A. Evren
Title: EVP & CFO

3

EXHIBIT A-1

ADDITIONAL 700 STORAGE SPACE PLAN

See attached.

4

Building 1400
Basement Floor Plan Legend
Description
Area Served
1400
700
GENZYME CORP.
OMNI GUIDE
MERRIMACK
Merrimack
Storage
660 RSF
not to scale

ONE KENDALL SQUARE - BUILDING 700 & 1400 - BASEMENT FLOOR

5

SIXTH AMENDMENT OF LEASE

THIS SIXTH AMENDMENT OF LEASE (the “Sixth Amendment”) is made as of the 27 day of January 2010 (the “Effective Date”) by and between RB KENDALL FEE, LLC (“Landlord”) and MERRIMACK PHARMACEUTICALS, INC., having a mailing address at One Kendall Square, Building 600/700, Cambridge, Massachusetts 02139 (“Tenant”),

BACKGROUND:

A.                                   Reference is made to a certain Lease dated May 12, 2006 by and between Landlord and Tenant as amended by (i) First Amendment of Lease dated March 23, 2007, (ii) Second Amendment of Lease dated as of July 1, 2007, (iii) Third Amendment of Lease dated as of April 1, 2008; (iv) Fourth Amendment of Lease dated November 17, 2008 and (v) Fifth Amendment of Lease dated July 6, 2009 (collectively, the “Lease”), demising approximately 31,747 rentable square feet of space on a portion of the second floor, approximately 18,748 rentable square feet of space on a portion of the fourth floor and approximately 132 rentable square feet of space in the basement of Building 600/650/700 (the “Existing Premises”) and approximately 2,922 rentable square feet of space in the basement of Building 600/650/700 and 660 rentable square feet of space in the basement of Building 700 (the “Storage Space”) in One Kendall Square, Cambridge, Massachusetts (the “Complex”).  Capitalized terms used but not defined herein shall have the same meaning as in the Lease.

B.                                     Landlord and Tenant are the current holders, respectively, of the lessor’s and lessee’s interests in the Lease.

C.                                     Landlord and Tenant want to expand the premises demised under the Lease to include additional space within Building 700 in the Complex and to further to amend the Lease as set forth herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree and amend the Lease as follows:

1.                                       700 Expansion Space.  Effective upon the date that is the earlier of (i) March 1, 2010 or (it) the date Tenant commences business operations in the 700 Expansion Space (the “700 Expansion Space Effective Date”), the approximately 11,878 rentable square feet of space located on the fourth (4th) floor in Building 700 within the Complex, as shown on the plan attached hereto as Exhibit A-1 (“700 Expansion Space”) shall be deemed added to and incorporated into the premises demised under the Lease.  Upon the 700 Expansion Space Effective Date all references to the premises in the Lease shall include the 700 Expansion Space and all references to Exhibit A in the Lease shall be deemed to include and refer to Exhibit A-1 as well, as applicable.  The 700 Expansion Space shall be delivered free of all occupants, personal property, trade fixtures and equipment, with all base Building systems serving the 700 Expansion Space in good working order and shall be delivered to Tenant, subject to completion of Landlord’s Work (as hereinafter defined), in “as-is”, “where-is” condition without any warranty of fitness for use or occupancy, expressed or implied.  Except for Landlord’s Work, Tenant agrees that Landlord has no work to perform in or on the 700 Expansion Space to prepare same for Tenant’s use and occupancy.  From and after the 700 Expansion Space Effective Date, all references in the Lease to the “Premises” shall mean, as the context shall require, the Existing Premises, Storage Space and 700 Expansion Space, collectively.  Prior to entering the 700 Expansion Space, Tenant shall obtain all insurance Tenant is required to obtain by the Lease as to the 700 Expansion Space and shall provide certificates of said insurance to Landlord.

2.                                       Use.  The 700 Expansion Space may be used solely for laboratory and general office use and for no other purpose, subject to the terms and conditions of the Lease.

3.                                       Term.  The term of the Lease with respect to the 700 Expansion Space shall commence on the 700 Expansion Space Effective Date and shall be otherwise coterminous with the term of the Existing Premises under the Lease expiring on April 14, 2012 (the “700 Expansion Space Termination Date”), unless otherwise terminated pursuant to the terms and conditions of the Lease.

4.                                       Yearly Rent.  Commencing on the 700 Expansion Space Effective Date and continuing through and including the 700 Expansion Space Termination Date, the Yearly Rent for the 700 Expansion Space shall be as set forth in the table below.

Period	Yearly Rent	Monthly Rent	Rent Per Rentable Square Foot
700 Expansion Space Effective Date through April 14, 2011-	$475,120.00	$39,593.33	$40.00
April 15, 2011 through April 14, 2012	$486,998.00	$40,583.17	$41.00

The Yearly Rent for the 700 Expansion Space shall be payable in accordance with the terms of the Lease and shall be in addition to the Yearly Rent and all other amounts due and payable by Tenant pursuant to the Lease.  Tenant’s obligation to pay Taxes.  Operating Costs and parking expenses for the 700 Expansion Space shall commence on the 700 Expansion Space Effective Date.

5.                                       Tenant’s Proportionate Shares.  Commencing on the 700 Expansion Space Effective Date, Tenant’s Proportionate Common Area Share shall be 9.59 % and Tenant’s Proportionate Building Share shall be 27.67% payable in accordance with the terms of the Lease.  Landlord reserves the right, throughout the term of the Lease, to recalculate the Total Rentable Area of the Building and/or the Complex and Tenant’s Proportionate Common Area and Building Shares shall be adjusted accordingly.

6.                                       Bathroom Renovations.  Landlord agrees, at Landlord’s sole cost and expense, to refurbish in a good and workmanlike manner the two (2) bathrooms on the fourth (4th) floor of Building 700 that are adjacent to the 700 Expansion Space using building standard design and construction materials and finishes.  Subject to delays caused by factors beyond the control of Landlord, Landlord shall complete the bathroom refurbishment no later than March 1, 2010.  The refurbishment shall include new ceilings, new paint, new lighting, new countertops and new sinks, electrostatic painting and repair of existing stalls, re-grouting of existing title floors and walls and painting of all non-tile horizontal surfaces.

7.                                       Utilities.  Commencing on the 700 Expansion Space Effective Date, Tenant shall pay the cost for its use of utilities in the 700 Expansion Space including the consumption of electricity for plugs, lights and heat pumps which consumption is separately metered.

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8.                                       Landlord’s Work.  Landlord shall complete, at Landlord’s sole cost and expense, the following work in a good and workmanlike manner using, where applicable, Landlord’s building standard design and construction materials and finishes (“Landlord’s Work”): (i) demise the 700 Expansion Space as shown on the plan attached hereto as Exhibit A-1 and provide a building standard entry door; (ii) deliver the mechanical, electrical and plumbing (MEP) systems serving the 700 Expansion Space in good operating condition and repair and replace any and all obsolete components of the HVAC system, including, but not limited to, the heat pumps and the central base building equipment that serves the 700 Expansion Space (this work shall include, but not be limited to (a) replacing 7 of the existing heat pumps, with the remaining 10 heat pumps put in good operating condition and repair; (b) replacing 2 of the make-up air fans (exhaust systems); (c) replace the existing rooftop 45 ton chiller (and remove from the 700 Expansion Space any piping associated with the existing chiller) with four (4) 5-ton heat pumps with supplemental heat that supports the make-up air handler units that are located in the labs serving the 700 Expansion Space); (iii) deliver the lab areas decontaminated and decommissioned as approved by the appropriate governmental authorities (Landlord has provided reports to Tenant showing such decommissioning of the lab areas (except for the approximately 923 square feet as shown on Exhibit B-1 attached hereto, the “Carve Out Space”) which constitutes a portion of the 700 Expansion Space; Landlord shall provide a report showing the decommissioning of said Carve Out Space no later than twenty (20) days after the Effective Date; (iv) separate the MEP systems that serve the 700 Expansion Space for Tenant’s exclusive use, including separate metering of the electricity; (v) deliver the emergency generator that serves the 700 Expansion Space in good working condition with Tenant having the non-exclusive use of the generator and sharing the maintenance and operating costs of the generator proportionately with the tenants that utilize it; and (vi) complete all perimeter caulking and sealing of the interior and exterior windows in the 700 Expansion Space.  Subject to delays caused by factors beyond the control of Landlord, Landlord shall complete Landlord’s Work no later than six (6) weeks after the Effective Date.  Landlord agrees that if Landlord does not deliver the decommissioning reports for the Carve Out Space within the twenty (20) day period set forth in (iii) above, then the commencement of Tenant’s rent obligation on the 700 Expansion Space shall be delayed one (1) day for each day beyond the twenty (20) day period that Landlord fails to deliver said reports.

9.                                       Tenant’s Improvements; Landlord’s Contribution.  (a) Tenant plans to complete certain Tenant’s leasehold improvements to the 700 Expansion Space (“Tenant’s Improvements”) in accordance with the terms and conditions of the Lease (as amended hereby).  In connection with Tenant’s Improvements, Landlord shall contribute up to $118,780.00 (“Landlord’s Contribution”) in the aggregate toward the cost of the design and construction of Tenant’s Improvements.  Landlord’s Contribution shall be paid, and requests therefor shall be made, in the manner provided in Section 4.2 of the Lease, except that Sections 4.2.C(iii) and (iv) are inapplicable.

(b)                                 Tenant’s Improvements shall be effected in accordance with the terms and conditions of the Lease, including but not limited to Articles 11, 12 and 13 thereof.  Without limiting the foregoing, Tenant shall obtain Landlord’s prior written consent for all of Tenant’s Improvements (and Plans and Specifications therefor [as defined below]), and the contractors, engineers, architects, technicians and mechanics effecting same, which consent shall not be unreasonably withheld, conditioned or delayed.  Landlord hereby consents to Tenant’s employment of Jones, Lang, LaSalle Boston Construction, LP as its prime contractor, Winter Street Architects, Inc. as its architect and RDK Engineers as its mechanical, electrical and plumbing engineer.  Tenant shall be responsible for the preparation of construction plans and specifications, including but not limited to architectural, mechanical, electrical, plumbing, life-safety and other Building systems and interfaces therewith (collectively, the “Plans and Specifications”), and any specialty engineering necessary for the completion of Tenant’s Improvements, all of which shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld,

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conditioned or delayed.  Landlord shall be entitled to deduct from Landlord’s Contribution all direct, reasonable third party out-of-pocket expenses incurred by Landlord in reviewing and approving the Plans and Specifications following delivery of detailed invoices for same to Tenant as well as a Construction Management Fee as set forth in Section 4.2E of the Lease.

(c)                                  Tenant shall have the right to enter the 700 Expansion Space (with the exception of the Carve Out Space) after the Effective Date but prior to the 700 Expansion Space Effective Date, during normal business hours and without payment of rent but with prior notice to the Building 700 property manager, to perform Tenant’s Improvements provided such entry does not interfere with the performance and completion of Landlord’s Work (including, without limitation, the completion of the decommissioning of the Carve Out Space).  Tenant shall have a similar right to enter the Carve Out Space after Landlord completes the decommissioning of such space.  Any such right of entry shall be subject to all provisions of this Lease (except for payment of rent), and any entry thereunder shall be at the risk of Tenant.  Landlord and Tenant agree to work cooperatively to coordinate the completion of Tenant’s Improvements and Landlord’s Work in a timely manner.

10.                                 Parking.  As of the 700 Expansion Space Effective Date, Tenant shall be entitled to an additional twelve (12) monthly parking passes available to Tenant for use in the OKS Garage pursuant to, and in accordance with, Section 29.19 of the Lease, except that the parties acknowledge and agree that the monthly charge for such passes shall be based upon market rates then charged in the OKS Garage and in similar garages located in the East Cambridge/Kendall Square market, as such rates may vary from time to time (as of the date of this Sixth Amendment the market rate is $220.00 per month).

11.                                 Brokers.  Landlord and Tenant each warrant and represent to the other that they have dealt with no brokers in connection with the negotiation or consummation of this Sixth Amendment other than Colliers Meredith & Grew, FHO Partners and Beal and Company, Inc. (collectively, the “Broker”) and in the event of any brokerage claim against either party by any person claiming to have dealt with either Landlord or Tenant in connection with this Sixth Amendment, other than the Broker, the party with whom such person claims to have dealt shall defend and indemnify the other party against such claim.

12.                                 Reaffirmation.  In all other respects the Lease shall remain unmodified and shall continue in full force and effect, as amended hereby.  The parties hereby ratify, confirm, and reaffirm all of the terms and conditions of the Lease, as amended hereby.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF the parties hereto have executed this Sixth Amendment to Lease on the date first written above in multiple copies, each to be considered an original hereof, as a sealed instrument.

LANDLORD:		TENANT:

RB KENDALL FEE, LLC		MERRIMACK
PHARMACEUTICALS, INC.

By:	/s/ Robert L. Beal	By:	/s/ Robert J. Mulroy
	Robert L. Beal. its authorized signatory	Name: Robert J. Mulroy
Title: President & CEO

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EXHIBIT A-1, SIXTH AMENDMENT
LEASE PLAN FOR 700 EXPANSION SPACE

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EXHIBIT B-1, SIXTH AMENDMENT
PLAN OF CARVE-OUT SPACE

One Kendall Square, Building 600/650/700
Fourth Floor

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SEVENTH AMENDMENT OF LEASE

THIS SEVENTH AMENDMENT OF LEASE (the “Seventh Amendment”‘) is made as of the 29th day of June, 2010 (the “Effective Date”) by and between RB KENDALL FEE, LLC (“Landlord”‘) and MERRIMACK PHARMACEUTICALS, INC., having a mailing address at One Kendall Square, Building 600/700, Cambridge, Massachusetts 02139 (“Tenant”).

BACKGROUND:

A.                                   Reference is made to a certain Lease dated May 12,2006 by and between Landlord and Tenant as amended by (i) First Amendment of Lease dated March 23, 2007, (ii) Second Amendment of Lease dated as of July 1,2007, (iii) Third Amendment of Lease dated as of April 1,2008; (iv) Fourth Amendment of Lease dated November 17,2008; (v) Fifth Amendment of Lease dated July 6, 2009; and (vi) Sixth Amendment of Lease dated January 27,2010 (collectively, the “Lease”), demising approximately 31,747 rentable square feet of space on a portion of the second floor, approximately 30,626 rentable square feet of space on a portion of the fourth floor and approximately 132 rentable square feet of space in the basement of Building 600/650/700 (the “Existing Premises”) and approximately 2,922 rentable square feet of space in the basement of Building 600/650/700 and 660 rentable square feet of space in the basement of Building 700 (the “Storage Space”) in One Kendall Square, Cambridge, Massachusetts (the “Complex”).  Capitalized terms used but not defined herein shall have the same meaning as in the Lease.

B.                                     Landlord and Tenant are the current holders, respectively, of the lessor’s and lessee’s interests in the Lease.

C.                                     Landlord and Tenant want to expand the premises demised under the Lease to include additional space within Building 600/650/700 in the Complex and to further to amend the Lease as set forth herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree and amend the Lease as follows:

1.                                       Additional Space.  Effective upon the later of (i) the date hereof and (ii) the date that Landlord has demised the Additional Space as shown on Exhibit A-1 attached hereto (the “Additional Space Effective Date”), the approximately 4,773 rentable square feet of space located on the fourth (4th) floor in Building 600/650/700 within the Complex, as shown on the plan attached hereto as Exhibit A-1 (“Additional Space”) shall be deemed added to and incorporated into the Premises demised under the Lease.  Upon the Additional Space Effective Date all references to the Premises in the Lease shall include the Additional Space and all references to Exhibit A in the Lease shall be deemed to include and refer to Exhibit A-l as well, as applicable.  The Additional Space shall be delivered free of all occupants, personal property, trade fixtures and equipment, with all base Building systems serving the Additional Space in good working order and shall be delivered to Tenant in “as-is”, “where-is” condition without any warranty of fitness for use or occupancy, expressed or implied.  Tenant agrees that Landlord has no work to perform in or on the Additional Space to prepare same for Tenant’s use and occupancy except to demise the Additional Space as shown on Exhibit A-l attached hereto.  Any work to be completed by Tenant in or on the Additional Space shall be performed in accordance with the terms and conditions of the Lease.  From and after the Additional Space Effective Date, all references in the Lease to the “Premises” shall mean, as the context shall require, the Existing Premises, Storage Space and Additional Space, collectively.  Prior to entering the Additional Space, Tenant shall obtain all insurance Tenant is required to obtain by the Lease as to the Additional Space and shall provide certificates of said insurance to Landlord.

2.                                       Use.  The Additional Space may be used solely for non-chemical storage use and for no other purpose, subject to the terms and conditions of the Lease, and provided that chemical storage may be permitted with Landlord’s prior written consent.

3.                                       Term.  The term of the Lease with respect to the Additional Space shall commence on the Additional Space Effective Date and shall be otherwise coterminous with the term of the Existing Premises under the Lease expiring on April 14,2012 (the “Additional Space Termination Date”), unless otherwise terminated pursuant to the terms and conditions of the Lease.

4.                                       Landlord’s Termination Right.  Landlord shall have the right to terminate the Lease with respect to the Additional Premises at any time upon sixty (60) days written notice to Tenant.  In the event of such election, Tenant shall surrender the Additional Premises in accordance with the terms of the Lease on the date set forth in the termination notice.

5.                                       Yearly Rent.  Commencing on the Additional Space Effective Date and continuing through and including the Additional Space Termination Date, the Yearly Rent for the Additional Space shall be $76,368.00, payable in monthly installments of $6,364.00.  The Yearly Rent for the Additional Space shall be payable in accordance with the terms of the Lease and shall be in addition to the Yearly Rent and all other amounts due and payable by Tenant pursuant to the Lease.  Tenant’s obligation to pay Taxes, Operating Costs and parking expenses for the Additional Space shall commence on me Additional Space Effective Date.

6.                                       Tenant’s Proportionate Shares.  Commencing on the Additional Space Effective Date, Tenant’s Proportionate Common Area Share shall be 10.32% and Tenant’s Proportionate Building Share shall be 29.78% payable in accordance with the terms of the Lease.  Landlord reserves the right, throughout the term of the Lease, to recalculate the Total Rentable Area of the Building and/or the Complex and Tenant’s Proportionate Common Area and Building Shares shall be adjusted accordingly.

7.                                       Utilities.  Commencing on the Additional Space Effective Date, Tenant shall pay the cost for its use of utilities in the Additional Space including the consumption of electricity for plugs, lights and heat pumps which consumption shall be measured by checkmeter.

8.                                       Parking.  As of the Additional Space Effective Date, Tenant shall be entitled to an additional five (5) monthly parking passes available to Tenant for use in the OKS Garage pursuant to, and in accordance with, Section 29.19 of the Lease, except that the parties acknowledge and agree that the monthly charge for such passes shall be based upon market rates then charged in the OKS Garage and in similar garages located in the East Cambridge/Kendall Square market, as such rates may vary from time to time (as of the date of this Seventh Amendment the market rate is $220.00 per month).

9.                                       Brokers.  Landlord and Tenant each warrant and represent to the other that they have dealt with no brokers in connection with the negotiation or consummation of this Seventh Amendment other than Colliers Meredith & Grew and FHO Partners (collectively, the “Broker”) and in the event of any brokerage claim against either party by any person claiming to have dealt with either Landlord or

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Tenant in connection with this Seventh Amendment, other than the Broker, the party with whom such person claims to have dealt shall defend and indemnify the other party against such claim.

10.                                 Reaffirmation.  In all other respects the Lease shall remain unmodified and shall continue in full force and effect, as amended hereby.  The parties hereby ratify, confirm, and reaffirm all of the terms and conditions of the Lease, as amended hereby.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF the parties hereto have executed this Seventh Amendment to Lease on the date first written above in multiple copies, each to be considered an original hereof, as a sealed instrument.

LANDLORD:		TENANT:

RB KENDALL FEE, LLC		MERRIMACK PHARMACEUTICALS, INC.

By:	/s/ Robert L. Beal	By:	/s/ Edward J. Stewart
	Robert L. Beal, its authorized signatory	Name: Edward J. Stewart
Title: SVP, Business Development

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EXHIBIT A-1, SEVENTH AMENDMENT

LEASE PLAN FOR ADDITIONAL SPACE

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EIGHTH AMENDMENT OF LEASE

THIS EIGHTH AMENDMENT OF LEASE (the “Eighth Amendment”) is made as of the 31st day of March 2011 (the “Effective Date”) by and between RB KENDALL FEE, LLC (“Landlord”) and MERRIMACK PHARMACEUTICALS, INC., having a mailing address at One Kendall Square, Building 600/700, Cambridge, Massachusetts 02139 (‘Tenant”).

BACKGROUND:

A.            Reference is made to a certain Lease dated May 12, 2006 by and between Landlord and Tenant as amended by (i) First Amendment of Lease dated March 23, 2007, (ii) Second Amendment of Lease dated as of July 1, 2007, (iii) Third Amendment of Lease dated as of April 1, 2008; (iv) Fourth Amendment of Lease dated November 17,2008; (v) Fifth Amendment of Lease dated July 6, 2009; and (vi) Sixth Amendment of Lease dated January 27, 2010 and (vii) Seventh Amendment of Lease dated as of June 29, 2010 (collectively, the “Lease”), demising approximately 31,747 rentable square feet of space on a portion of the second floor of Building 600/650/700 (the “2nd Floor Space”) and approximately 4,773 rentable square feet of space on the fourth (4th) floor of Building 650/700 (the “Additional Space”)(the 2nd Floor Space and the Additional Space may be referred to collectively herein as the “Extension Premises I”) and approximately 18,748 rentable square feet of space on a portion of the fourth (4th) floor of Building 600 (the “600 4th Floor Space”), approximately 11,878 rentable square feet of space on a portion of the fourth (4th) floor of Building 700 (the “700 Expansion Space”) (the 600 4th Floor Space and the 700 Expansion Space may be referred to collectively herein as the “Extension Premises II”) and approximately 3,054 rentable square feet of space in the basement of Building 600/650/700 (the “Storage Space”) in One Kendall Square, Cambridge, Massachusetts (the “Complex”).  Capitalized terms used but not defined herein shall have the same meaning as in the Lease.

B.            Landlord and Tenant are the current holders, respectively, of the lessor’s and lessee’s interests in the Lease.

C.            Landlord and Tenant want to extend the term of the Lease, expand the premises demised under the Lease to include additional space within Building 700 in the Complex and to further to amend the Lease as set forth herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree and amend the Lease as follows:

1.             New Premises.  Effective upon the earlier of (i) July 1, 2011 and (ii) the date that Tenant occupies the New Premises (as hereinafter defined) for business purposes (the “New Premises Effective Date”), the approximately 7,245 rentable square feet of space located on the mezzanine level of Building 700 within the Complex, as shown on Exhibit A-1 (the “New Premises”) shall be deemed added to and incorporated into the Premises demised under the Lease.  Upon the New Premises Effective Date all references to the Premises in the Lease shall include the New Premises and all references to Exhibit A in the Lease shall be deemed to include and refer to Exhibit A-1 as well, as applicable.  The New Premises shall be delivered free of all occupants, personal property, trade fixtures and equipment, with all base Building systems (including, without limitation, the HVAC and MEP systems) serving the New Premises (the “New Premises Systems”) in good working order and shall be delivered to Tenant in “as-is”, “where-is” condition without any warranty of fitness for use or occupancy, expressed or implied, except as expressly set forth herein.  Tenant agrees that Landlord has no work to perform in or on the New Premises to prepare same for Tenant’s use and occupancy except to steam clean the carpets contained therein.  Any work to be completed by Tenant in or on the New Premises shall be performed in accordance with the terms and conditions of the Lease.  From and after the New Premises Effective Date, all references in the Lease to the “Premises” shall mean, as die context shall require, the Extension Premises I, Extension Premises II, Storage Space and New Premises, collectively.  Prior to entering the New Premises, Tenant shall obtain all insurance Tenant is required to obtain by the Lease as to the New Premises and shall provide certificates of said insurance to Landlord.

Landlord hereby represents to Tenant that, as of the Effective Date of this Amendment, the New Premises Systems are in good working order.  Tenant shall have the right, prior to the date that is thirty (30) days after the New Premises Effective Date, to determine whether the New Premises Systems are, in fact, in good operating order.  If Tenant believes that the New Premises Systems are not in good working order, then Tenant may give Landlord written notice (“Defect Notice”) prior to the date that is thirty (30) days after the New Premises Effective Date.  The Defect Notice shall set forth, with specificity, the manner in which the New Premises Systems are in violation of Landlord’s representation under this Section.  If Tenant fails to give a Defect Notice prior to the date that is thirty (30) days after the New Premises Effective Date, then Tenant shall conclusively be deemed to have agreed that the New Premises Systems were in good working order as of the Effective Date.  If Landlord agrees that the New Premises Systems are not in good working order, Landlord shall, at no cost to Tenant, perform any work necessary to place the New Premises Systems in good working order.  Landlord shall have the right, which right shall be exercisable by written notice to Tenant given on or before the date seven (7) days after Landlord receives the Defect Notice, to object to the Defect Notice.  Any dispute under this Section may be submitted to arbitration in accordance with the provisions of Article 29.5 of the Lease.  It if is either agreed by the parties, or determined by the arbitrator, that the New Premises Systems were not in good working order as of the Effective Date, then Landlord shall, promptly after such agreement or determination, perform any work necessary to place the New Premises Systems in good working order.  The provisions of this Section set forth Tenant’s sole rights and remedies in the event of any breach by Landlord of its representations and obligations under the Section.  Nothing herein shall relieve Landlord from its maintenance and repair obligations pursuant to Article 8.5 of the Lease.

2.             Use.  The New Premises may be used solely for office use and for no other purpose, subject to the terms and conditions of the Lease, and further provided that chemical storage is prohibited.

3.             Term.  a.  The term of the Lease with respect to the New Premises shall commence on the New Premises Effective Date and shall expire on April 30, 2013, unless otherwise terminated or extended pursuant to the terms and conditions of the Lease.

b.             The term of the Lease with respect to the Extension Premises I is hereby extended to April 30, 2015, unless otherwise terminated or extended pursuant to the terms and conditions of the Lease.

c.             The term of the Lease with respect to the Extension Premises II is hereby extended to April 30,2013, unless otherwise terminated or extended pursuant to the terms and conditions of the Lease.

d.             The term of the license to use the Storage Space is hereby extended to April 30, 2013, unless otherwise terminated or extended pursuant to the terms and conditions of the Lease.

4.             Yearly Rent.  The Yearly Rent for the Premises during the extended terms shall be

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payable in the amounts set forth in the tables below, in accordance with the terms of the Lease and shall be in addition to all other amounts due and payable by Tenant pursuant to the Lease.  Tenant’s obligation to pay Taxes and Operating Costs for the New Premises shall commence on the New Premises Effective Date.

New Premises

Period	Yearly Rent	Monthly Rent	Rent Per Rentable Square Foot
New Premises Effective Date — June 30,2012	$123,165.00	$10,263.75	$17.00
July 1,2012-April 30, 2013	$126,787.50	$10,565.63	$17.50
May 1,2013-April 30, 2014 (if applicable)	$130,410.00	$10,867.50	$18.00
May 1,2014-April 30, 2015 (if applicable)	$134,032.50	$11,169.38	$18.50

2nd Floor Space

Period	Yearly Rent	Monthly Rent	Rent Per Rentable Square Foot
April 15,2012-April 30,2013	$1,235,593.24	$102,966.10	$38.92
May 1,2013-April 30, 2014	$1,267,340.24	$105,611.69	$39.92
May 1,2014-April 30, 2015	$1,299,087.24	$108,257.27	$40.92

Additional Space

Period	Yearly Rent	Monthly Rent	Rent Per Rentable Square Foot
April 15, 2012-April 30, 2013	$95,460.00	$7,955.00	$20.00
May 1,2013-April 30, 2014	$100,233.00	$8,352.75	$21.00
May 1,2014-April 30, 2015	$105,006.00	$8,750.50	$22.00

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600 4th Floor Space

Period	Yearly Rent	Monthly Rent	Rent Per Rentable Square Foot
April 15,2012-April 30,2013	$824,912.00	$68,742.67	$44.00
May 1,2013-April 30, 2014 (if applicable)	$843,660.00	$70,305.00	$45.00
May 1,2014-April 30, 2015 (if applicable)	5862,408.00	$71,867.33	$46.00

700 Expansion Space

Period	Yearly Rent	Monthly Rent	Rent Per Rentable Square Foot
April 15, 2012-April 30, 2013	$498,876.00	$41,573.00	$42.00
May 1,2013-April 30, 2014 (if applicable)	$510,754.00	$42,562.83	$43.00
May 1,2014-April 30, 2015 (if applicable)	$522,632.00	$43,552.67	$44.00

5.             License Fee.  During the extended terms of the Storage Space, Tenant shall pay to Landlord, in advance and as additional rent under the Lease without demand, offset or deduction, at the same time as monthly installments of Yearly Rent are due under the Lease, a license fee for the Storage Space equal to $3,054.00 per month (the ‘‘License Fee”) during each month of the term of the Lease.

6.             Tenant’s Improvements: Landlord’s Contribution.  (a) Tenant plans to complete certain Tenant’s leasehold improvements to the Premises (“Tenant’s Improvements”) in accordance with the terms and conditions of the Lease (as amended hereby).  In connection with Tenant’s Improvements, Landlord shall contribute up to $380,964.00 (“Landlord’s Contribution”) in the aggregate toward the cost of the design and construction of Tenant’s Improvements.  Landlord’s Contribution shall be paid, and requests therefor shall be made, in the manner provided in Section 4.2 of the Lease, except that Sections 4.2.C(iii) and (iv) are inapplicable.  Landlord’s Contribution may be used toward ongoing or future Tenant’s Improvements in any portion of the Premises including the New Premises; provided, however, in the event Tenant does not exercise its option to the extend the term (as described in paragraph 12 below), then Landlord shall have no obligation to make any payments of landlord’s Contribution after

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August 1, 2012.

(b)           Tenant’s Improvements shall be effected in accordance with the terms and conditions of the Lease, including but not limited to Articles 11, 12 and 13 thereof.  Without limiting the foregoing, Tenant shall obtain Landlord’s prior written consent for all of Tenant’s Improvements (and Plans and Specifications therefor [as defined below]), and the contractors, engineers, architects, technicians and mechanics effecting same, which consent shall not be unreasonably withheld, conditioned or delayed.  Tenant shall be responsible for the preparation of construction plans and specifications, including but not limited to architectural, mechanical, electrical, plumbing, life-safety and other Building systems and interfaces therewith (collectively, the “Plans and Specifications”), and any specialty engineering necessary for the completion of Tenant’s Improvements, all of which shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Landlord shall be entitled to deduct from Landlord’s Contribution all direct, reasonable third party out-of-pocket expenses incurred by Landlord in reviewing and approving the Plans and Specifications following delivery of detailed invoices for same to Tenant as well as a Construction Management Fee as set forth in Section 4.2E of the Lease.  For the avoidance of doubt, the first ten (10) hours of any Construction Management Fee related to the Tenant’s Improvement shall be at no charge to Tenant.

(c)           Tenant shall have the right to enter the New Premises after the Effective Date but prior to the New Premises Effective Date, during normal business hours and without payment of rent but with prior notice to the Building 700 property manager, to perform Tenant’s Improvements provided such entry must be coordinated so as not to interfere with the completion of Landlord’s carpet cleaning.  Any such right of entry shall be subject to all provisions of this Lease (except for payment of rent), and any entry hereunder shall be at the risk of Tenant.  Prior to such entry, Tenant shall provide Landlord with satisfactory evidence of insurance.

7.             Tenant’s Proportionate Shares.  Commencing on the New Premises Effective Date, Tenant’s Proportionate Common Area Share shall be 11.43% and Tenant’s Proportionate Building Share shall be 33.0% payable in accordance with the terms of the Lease.  Landlord reserves the right, throughout the term of the Lease, to recalculate the Total Rentable Area of the Building and/or the Complex and Tenant’s Proportionate Common Area and Building Shares shall be adjusted accordingly.

8.             Utilities.  Commencing on the New Premises Effective Date, Tenant shall pay the cost for its use of utilities in the New Premises including the consumption of electricity for plugs, lights and heat pumps (if applicable) which consumption is separately metered either directly to the company or as billed by Landlord.  If and so long as Tenant is billed directly by the electric utility for its own utility consumption in the Premises as determined by a separate meter, or billed directly by Landlord as determined by a check meter, then Operating Costs shall include only Building and public area electric current consumption and not any demised Premises electric current consumption.

9.             Parking.  As of the New Premises Effective Date, Tenant shall be entitled to seven (7) additional monthly parking passes available to Tenant for use in the OKS Garage pursuant to, and in accordance with, Section 29.19 of the Lease, except that the parties acknowledge and agree that the monthly charge for such passes shall be based upon market rates then charged in the OKS Garage and in similar garages located in the East Cambridge/Kendall Square market, as such rates may vary from time to time (as of the date of this Eighth Amendment the market rate is $220.00 per month).  To the extent same are available, Tenant has the option to obtain additional parking passes, on a month-to-month basis, and otherwise in accordance with the terms of the Lease.

10.           Bathroom Renovations.  Landlord agrees, at Landlord’s sole cost and expense, to

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refurbish in a good and workmanlike manner the two (2) common area bathrooms on the second (2) floor of Building 700 and the two (2) common area bathrooms on the fourth (4th) floor of Building 600 using building standard design and construction materials and finishes.  Subject to delays caused by factors beyond the control of Landlord, Landlord shall complete the bathroom refurbishment no later than one hundred and eighty (180) days after the Effective Date of this Eighth Amendment.  The refurbishment shall be consistent with oilier bathrooms in the Complex that have been recently refurbished and shall include but not be limited to, new ceilings, new lighting, new countertops, new sinks, electrostatic painting and repair of existing stalls, new tile grouting of existing tile floors and walls and painting of all non-tile horizontal surfaces.

11.           Termination Right.  The Landlord termination right contained in Section 4 of the Seventh Amendment of Lease is hereby deleted in its entirety and is of no further force and effect.

12.           Initial Options to Extend the Term.  Provided Tenant is not in default of any of its obligations under the Lease beyond the applicable notice and cure periods, and that Merrimack Pharmaceuticals, Inc., itself and/or any Permitted Transferees (as defined in Article 16 of the Lease) are occupying at least sixty-five percent (65%) of the Total Rentable Area of the Premises then demised to Tenant, both at the time of the option exercise and at the time of commencement of the herein described extended term, Tenant shall have the option to extend the term of this Lease for the 600 4th Floor Space, the 700 Expansion Space, the Storage Space and/or the New Premises for two (2) additional one (1) year terms (each, an “Extension Term”).  Tenant shall not be required to extend the term for all such spaces but may elect to extend with respect to individual spaces.  The first Extension Term shall commence on May 1, 2013, and expire on April 30, 2014.  The second Extension Term shall commence on May 1, 2014, and expire on April 30,2015.  Tenant may exercise the option to extend for the first Extension Term by giving Landlord written notice no later than August 1, 2012, and for the second Extension Term by giving Landlord written notice no later than August 1, 2013.  Upon the timely giving of such notice, the term of the Lease with respect to the portion of the Premises so extended in said notice(s) shall be deemed extended upon all of the terms and conditions of the Lease, except that Landlord shall have no obligation to complete any work within the Premises or provide any additional Landlord contribution (in excess of the Landlord’s Contribution set forth in Section 6 of this Eighth Amendment) in connection therewith and the Yearly Rent during the respective Extension Term shall be as set forth in Section 4 of this Eighth Amendment.  If Tenant fails to give timely notice as provided in this paragraph, Tenant shall have no further right to extend the term of this Lease.

13.           Final Option to Extend.  Tenant shall have the right to further extend the term of the Lease with respect to all of Premises then under lease to Tenant for one (1) final Additional Term of five (5) years in accordance with the provisions of Section 29.  14 of the Lease; provided, however, that (i) Section 29.14A is hereby revised to provide that (A) the Additional Term shall commence as of May 1, 2015 (the “Additional Term Commencement Date”) and shall expire on April 30,2020, (B) the Extension Notice shall be given by Tenant, if at all, no later May 1, 2014; and (ii) the Yearly Rent during the final Additional Term shall be determined as set forth in Sections 29.14 and 29.15 of the Lease except that the second sentence of Section 29.14B shall be revised to read in its entirety as follows: “Landlord shall upon written request from Tenant, made on or after the date of the Extension Notice, advise Tenant of Landlord’s offer (“Landlord’s Offer”) as to the Yearly Rent which will be payable by Tenant during the Additional Term within fifteen (15) days after Landlord receives such request from Tenant.”

14.           Non-Renewal Fee.  In the event Tenant does not elect to exercise its first Extension Term on any portion of the Premises subject to such extension option, then Tenant shall pay to Landlord, no later than March 15, 2013, a non-renewal fee equal to two (2) months of Yearly Rent and License Fee, as applicable, payable for each portion of the Premises for which the term was not extended, at the same

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Yearly Rent and License Fee as due during the period immediately prior to May 1,2013.  In the event Tenant does not elect to exercise its second Extension Term on any portion the Premises subject to such extension option, then Tenant shall pay to Landlord, no later than March 15,2014, a non-renewal fee equal to one (1) months of the Yearly Rent and License Fee, as applicable, payable for each portion of the Premises for which the term was not extended, at the same Yearly Rent and License Fee as due during the period immediately prior to May 1, 2014.  Landlord shall have the same rights and remedies which Landlord has upon the nonpayment of Yearly Rent and other charges due under the Lease for nonpayment of any amounts which Tenant is required to pay to Landlord under this paragraph 14.

15.           Insurance.  Section 15.1 of the Lease is amended such that the minimum coverage amount required on Tenant’s Commercial General Liability Insurance policy is increased from $2,000,000 to $3,000,000.

16.           Brokers.  Landlord and Tenant each warrant and represent to the other that they have dealt with no brokers in connection with the negotiation or consummation of this Eighth Amendment other than Colliers Meredith & Grew and FHO Partners (collectively, the “Broker”) and in the event of any brokerage claim against either party by any person claiming to have dealt with either Landlord or Tenant in connection with this Eighth Amendment, other than the Broker, the party with whom such person claims to have dealt shall defend and indemnify the other party against such claim.

17.           Reaffirmation.  In all other respects the Lease shall remain unmodified and shall continue in full force and effect, as amended hereby.  The parties hereby ratify, confirm, and reaffirm all of the terms and conditions of the Lease, as amended hereby.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF the parties hereto have executed this Eighth Amendment to Lease on the date first written above in multiple copies, each to be considered an original hereof, as a sealed instrument.

LANDLORD:		TENANT:

RB KENDALL FEE, LLC		MERRIMACK PHARMACEUTICALS, INC.

By:	/s/ Robert L. Beal	By:	/s/ William Sullivan
	Robert L. Beal, its authorized signatory		Name: William Sullivan
Title: VP of Finance

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EXHIBIT A-1, EIGHTH AMENDMENT

LEASE PLAN FOR NEW PREMISES

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NINTH AMENDMENT OF LEASE

THIS NINTH AMENDMENT OF LEASE (the “Ninth Amendment”) is made as of the 8th day of March 2012 (the “Effective Date”) by and between RB KENDALL FEE, LLC (“Landlord”) and MERRIMACK PHARMACEUTICALS, INC., having a mailing address at One Kendall Square, Building 600/700, Cambridge, Massachusetts 02139 (“Tenant”).

BACKGROUND:

A.                                    Reference is made to a certain Lease dated May 12, 2006 by and between Landlord and Tenant as amended by (i) First Amendment of Lease dated March 23, 2007, (ii) Second Amendment of Lease dated as of July 1, 2007, (iii) Third Amendment of Lease dated as of April 1, 2008; (iv) Fourth Amendment of Lease dated November 17, 2008; (v) Fifth Amendment of Lease dated July 6, 2009; and (vi) Sixth Amendment of Lease dated January 27, 2010 and (vii) Seventh Amendment of Lease dated as of June 29, 2010 and (viii) Eighth Amendment of Lease dated March 31, 2011 (collectively, the “Lease”), demising approximately 31,747 rentable square feet of space on a portion of the second floor of Building 600/650/700 (the “2nd Floor Space”) and approximately 4,773 rentable square feet of space on the fourth (4th) floor of Building 650/700 ( the “Additional Space”) (the 2nd Floor Space and the Additional Space may be referred to collectively herein as the “Extension Premises I”) and approximately 18,748 rentable square feet of space on a portion of the fourth (4th) floor of Building 600 ( the “600 4th Floor Space”), approximately 11,878  rentable square feet of space on a portion of the fourth (4th) floor of Building 700 ( the “700 Expansion Space”) (the 600 4th Floor Space and the 700 Expansion Space may be referred to collectively herein as the “Extension Premises II”) and approximately 3,054 rentable square feet of space in the basement of Building 600/650/700 (the “Storage Space”) and approximately 7,245 rentable square feet of space on the mezzanine level of Building 700 (the “Mezzanine Space”) in One Kendall Square, Cambridge, Massachusetts (the “Complex”).  Capitalized terms used but not defined herein shall have the same meaning as in the Lease.

B.                                    Landlord and Tenant are the current holders, respectively, of the lessor’s and lessee’s interests in the Lease.

C.                                    Landlord and Tenant want to expand the premises demised under the Lease to include additional space within Building 600 in the Complex and to further to amend the Lease as set forth herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree and amend the Lease as follows:

1.                                      600 Expansion Space.  Effective upon the date that Landlord delivers the approximately 8,437 rentable square feet of space located on the first (1st) floor of Building 600 within the Complex, as shown on Exhibit A-1 (the “600 Expansion Space”) to Tenant with Landlord’s Work (as hereinafter defined) completed (such date being the “600 Expansion Space Commencement Date”) the 600 Expansion Space shall be deemed added to and incorporated into the Premises demised under the Lease.  Upon the 600 Expansion Space Commencement Date all references to the Premises in the Lease shall include the 600 Expansion Space and all references to Exhibit A in the Lease shall be deemed to include and refer to Exhibit A-1 as well, as applicable.  The 600 Expansion Space shall be delivered free of all tenants, occupants, personal property, trade fixtures and equipment, with all base Building systems

(including, without limitation, the HVAC and MEP systems) serving the 600 Expansion Space in good working order and shall be delivered to Tenant in “as-is”, “where-is” condition without any warranty of fitness for use or occupancy, expressed or implied, except as expressly set forth herein.  Except for Landlord’s Work (as defined below), Tenant agrees that Landlord has no work to perform in or on the 600 Expansion Space to prepare same for Tenant’s use and occupancy.  If Landlord fails to complete Landlord’s Work and deliver the 600 Expansion Space to Tenant, all in accordance with the terms of this Ninth Amendment, on or before the date that is two (2) weeks from the date of this Ninth Amendment (the “Termination Date”), then Tenant shall have the right at Tenant’s election to terminate this Ninth Amendment only upon written notice to Landlord given no later than one (1) week thereafter, and upon such termination all rights and obligations of the parties under this Ninth Amendment shall terminate.  In the event of such termination, the terms of the Lease, exclusive of this Ninth Amendment, shall remain in full force and effect.  In the event that Tenant does not elect to terminate this Ninth Amendment as aforesaid, Tenant shall receive a per diem abatement of Yearly Rent payable with respect to the 600 Expansion Space for each day by which the completion of Landlord’s Work and the delivery of the 600 Expansion Space to Tenant extends beyond the Termination Date.  Upon request, Landlord and Tenant agree to execute a supplemental agreement confirming the actual 600 Expansion Space Commencement Date once the same is determined.  Notwithstanding the foregoing, the Termination Date shall be extended by one (1) day for each day of delay, if any, in the completion of Landlord’s Work caused by Tenant’s presence in the 600 Expansion Space prior to the 600 Expansion Space Commencement Date (as permitted in Section 4 below).  From and after the 600 Expansion Space Commencement Date, all references in the Lease to the “Premises” shall mean, as the context shall require, the Extension Premises I, Extension Premises II, Storage Space, the Mezzanine Space and the 600 Expansion Space.

2.                                      Term.  The term of the Lease with respect to the 600 Expansion Space shall commence on the 600 Expansion Space Commencement Date and shall expire on the last day of the eighty-fourth (84th) month thereafter, unless otherwise terminated or extended pursuant to the terms and conditions of the Lease.  Upon the request of Landlord, Tenant shall execute a written agreement confirming the 600 Expansion Space Commencement Date and termination date.

3.                                      Yearly Rent.  The Yearly Rent for the 600 Expansion Space during the term shall be payable in the amounts set forth in the table below, in accordance with the terms of the Lease and shall be in addition to all other amounts due and payable by Tenant pursuant to the Lease, including Yearly Rent for the balance of the Premises.  Tenant’s obligation to pay Yearly Rent, Taxes and Operating Costs for the 600 Expansion Space shall commence on the date that is two (2) months after the 600 Expansion Space Commencement Date (the “Rent Commencement Date”).

Period	Yearly Rent	Monthly Rent	Rent Per Rentable Square Foot
Rent Commencement Date through the end of the twelfth (12th) full month following the 600 Expansion Space Commencement Date	$371,228.00	$30,935.67	$44.00
Month 13 through Month 24	$379,665.00	$31,638.75	$45.00
Month 25 through Month 36	$388,102.00	$32,341.83	$46.00
Month 37 through Month 48	$396,539.00	$33,044.92	$47.00
Month 49 through Month 60	$404,976.00	$33,748.00	$48.00
Month 61 through Month 72	$413,413.00	$34,451.08	$49.00
Month 73 through Month 84	$421,850.00	$35,154.17	$50.00

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4.                                      Tenant’s Improvements; Landlord’s Contribution.  (a) Tenant plans to complete certain Tenant’s leasehold improvements to the 600 Expansion Space (“Tenant’s 600 Improvements”) in accordance with the terms and conditions of the Lease (as amended hereby).  In connection with Tenant’s 600 Improvements, Landlord shall contribute up to $464,035.00 (“Landlord’s Contribution”) in the aggregate toward the cost of the design and construction of Tenant’s 600 Improvements.  Landlord’s Contribution shall be paid, and requests therefor shall be made, in the manner provided in Section 4.2 of the Lease, except that Sections 4.2.C(iii) and (iv) are inapplicable.  In the event Landlord and Tenant enter into a mutually acceptable amendment extending the term of the Lease for the remainder of the Premises and further expanding the Premises, then the Landlord’s Contribution shall be increased to $506,220.00 and, in such event, Landlord’s Contribution may be used toward ongoing or future Tenant’s 600 Improvements in any portion of the Premises including the 600 Expansion Space.

(b)                                 Tenant’s 600 Improvements shall be effected in accordance with the terms and conditions of the Lease, including but not limited to Articles 11, 12 and 13 thereof.  Without limiting the foregoing, Tenant shall obtain Landlord’s prior written consent for all of Tenant’s 600 Improvements (and Plans and Specifications therefor [as defined below]), and the contractors, engineers, architects, technicians and mechanics effecting same, which consent shall not be unreasonably withheld, conditioned or delayed.  Tenant shall be responsible for the preparation of construction plans and specifications, including but not limited to architectural, mechanical, electrical, plumbing, life-safety and other Building systems and interfaces therewith (collectively, the “Plans and Specifications”), and any specialty engineering necessary for the completion of Tenant’s 600 Improvements, all of which shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Landlord shall be entitled to deduct from Landlord’s Contribution all direct, reasonable third party out-of-pocket expenses incurred by Landlord in reviewing and approving the Plans and Specifications following delivery of detailed invoices for same to Tenant.  No Construction Management Fee will be charged to Tenant in connection with the Tenant’s 600 Improvements, it being agreed that Section 4.2E of the Lease is inapplicable to Tenant’s 600 Improvements,  Any work to be completed by Tenant in or on the 600 Expansion Space shall be performed in accordance with the terms and conditions of the Lease.

(c)                                  Tenant shall have the right to enter the 600 Expansion Space after the Effective Date and prior to the 600 Expansion Space Commencement Date, during normal business hours and without payment of rent but with prior notice to the Building property manager, to survey the equipment and systems serving the GMP suite and to perform Tenant’s 600 Improvements provided such entry must be coordinated so as not to interfere with the completion of Landlord’s Work.  Any such right of entry shall be subject to all provisions of this Lease (except for payment of rent), and any entry hereunder shall be at the risk of Tenant.  Prior to entering the 600 Expansion Space, Tenant shall obtain all insurance Tenant is required to obtain by the Lease as to the 600 Expansion Space and shall provide certificates of said insurance to Landlord.  Landlord and Tenant agree to work cooperatively to coordinate the completion of Tenant’s 600 Improvements and Landlord’s Work in a timely manner.

5.                                      Landlord’s Work.  Landlord shall, at Landlord’s sole cost and expense, complete the following work in a good and workmanlike manner using, where applicable, Landlord’s building standard

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design and construction materials and finishes: (a) demise the 600 Expansion Space as shown on Exhibit A-1; (b) close off the internal staircase at the second floor level; (c)  provide for separate metering or submetering of electricity and gas usage within the 600 Expansion Space; (d) remove the magnetic card reader security system serving the 600 Expansion Space; (e) separate all mechanical, electrical and plumbing systems serving the 600 Expansion Space (with the exception of the acid neutralization system which shall be separated as part of Tenant’s 600 Improvements) from the second floor space in the Building for Tenant’s exclusive use; and (f) deliver the lab and manufacturing areas and related spaces of the 600 Expansion Space decontaminated and decommissioned as approved by the appropriate governmental authorities, and provide Tenant with a report evidencing such decontamination and decommissioning no later than the 600 Expansion Space Commencement Date (collectively, items (a) through (f) above constitute the “Landlord’s Work”).  Landlord shall use commercially reasonable and diligent efforts to complete Landlord’s Work as soon as reasonably practicable following the execution of this Ninth Amendment, it being agreed that the target date for completion of Landlord’s Work is one (1) week following the date of this Ninth Amendment.

6.                                      Tenant’s Proportionate Shares.  Commencing on the 600 Expansion Space Commencement Date, Tenant’s Proportionate Common Area Share with regard to the 600 Expansion Space only shall be 1.32% (based upon a Complex total rentable area of 639,586 rsf) and Tenant’s Proportionate Building Share with regard to the 600 Expansion Space only shall be 3.76% (based upon a Building total rentable area of 224,438 rsf) payable in accordance with the terms of the Lease and this Ninth Amendment.  Tenant shall continue to pay its Proportionate Common Area and Building Share with regard to the remainder of the Premises as set forth in the Lease.  Landlord reserves the right, throughout the term of the Lease, to recalculate the Total Rentable Area of the Building and/or the Complex and Tenant’s Proportionate Common Area and Building Shares shall be adjusted accordingly.

7.                                      Utilities.  Commencing on the 600 Expansion Space Commencement Date, Tenant shall pay the cost for its use of utilities in the 600 Expansion Space including the consumption of electricity for plugs, lights and heat pumps (if applicable) which consumption is separately metered either directly to the company or as billed by Landlord.  If and so long as Tenant is billed directly by the electric utility for its own utility consumption in the Premises as determined by a separate meter, or billed directly by Landlord as determined by a check meter, then Operating Costs shall include only Building and public area electric current consumption and not any demised Premises electric current consumption.

8.                                      Parking.  As of the 600 Expansion Space Commencement Date, Tenant shall be entitled to eight (8) additional monthly parking passes available to Tenant for use in the OKS Garage pursuant to, and in accordance with, Section 29.19 of the Lease, except that the parties acknowledge and agree that the monthly charge for such passes shall be based upon market rates then charged in the OKS Garage and in similar garages located in the East Cambridge/Kendall Square market, as such rates may vary from time to time (as of the date of this Ninth Amendment the market rate is $220.00 per month).  To the extent additional spaces are or may become available during the Term, as reasonably determined by Landlord, Tenant shall have the option to obtain additional parking passes, on a month-to-month basis in accordance with the terms of the Lease.

9.                                      Brokers.  Landlord and Tenant each warrant and represent to the other that they have dealt with no brokers in connection with the negotiation or consummation of this Ninth Amendment other than Colliers International New England LLC and Cassidy Turley FHO (collectively, the “Broker”) and in the event of any brokerage claim against either party by any person claiming to have dealt with either Landlord or Tenant in connection with this Ninth Amendment, other than the Broker, the party with whom such person claims to have dealt shall defend and indemnify the other party against such claim.

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10.                               Reaffirmation.  In all other respects the Lease shall remain unmodified and shall continue in full force and effect, as amended hereby.  The parties hereby ratify, confirm, and reaffirm all of the terms and conditions of the Lease, as amended hereby.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF the parties hereto have executed this Ninth Amendment to Lease on the date first written above in multiple copies, each to be considered an original hereof, as a sealed instrument.

LANDLORD:		TENANT:

RB KENDALL FEE, LLC		MERRIMACK PHARMACEUTICALS, INC.

By:	/s/ Robert L. Beal	By:	/s/ William Sullivan
	Robert L. Beal, its authorized signatory	Name:	William Sullivan
		Title:	CFO

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EXHIBIT A-1, NINTH AMENDMENT

LEASE PLAN FOR 600 EXPANSION SPACE

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